Exhibit 2.1

STOCK PURCHASE AGREEMENT

dated as of June 15, 2010

among

INFUSYSTEM HOLDINGS, INC.,

THE PARTIES SET FORTH ON SCHEDULE A

and

THOMAS F. CREAL II as REPRESENTATIVE

relating to the purchase and sale

of 100% of the capital stock of

FIRST BIOMEDICAL, INC.

i

(continued)

(continued)

(continued)

		Page
10.13	Severability	55

10.14	Specific Performance	55

10.15	Interpretation	55

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT is dated as of June 15, 2010 (this “Agreement”), among InfuSystem Holdings, Inc., a Delaware corporation (the “Purchaser”), the parties set forth on Schedule A hereto (the “Stockholders”) and Thomas F. Creal II as Representative.

WHEREAS, the Stockholders collectively own 100% of the issued and outstanding shares (the “Shares”) of Class A voting common stock, $0.02 par value per share (the “Class A Stock”) and Class B non-voting common stock, $0.02 par value per share (the “Class B Stock”), of First Biomedical, Inc., a Kansas corporation (the “Company”);

WHEREAS, each Stockholder is the record and beneficial owner of the number of Shares set forth opposite each such Stockholder’s name on Schedule A hereto under the heading “Number of Shares Owned”; and

WHEREAS, the Stockholders desire to sell all of the Shares to the Purchaser, and the Purchaser desires to purchase all of the Shares from the Stockholders, upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. Except as otherwise explicitly provided herein, when used in this Agreement, the following terms shall have the meanings ascribed to them in this Section 1.1.

“Accounting Principles” has the meaning set forth in Section 4.4(a).

“Accounts Receivable” means (a) any trade accounts receivable and other rights to payment owed to the Company and (b) any other account or note receivable of the Company (whether or not arising out of the ordinary course of business), together with, in each case, the full benefit of any security interest of the Company therein and any claim, remedy or other right related to the foregoing.

“Actions” shall have the meaning set forth in Section 4.12.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such specified Person.

“Agreement” has the meaning set forth in the preamble hereto.

“Ancillary Agreements” means the Escrow Agreement, the New Facility Leases, the Employment Agreements, the Creal Promissory Note and the other agreements, instruments and documents delivered pursuant to this Agreement or the other Ancillary Agreements.

“Benefit Plan” means any Plan, existing at the Closing Date or prior thereto, established, sponsored or to which contributions have at any time been made by the Company or any ERISA Affiliate, or any predecessor of any of the foregoing, or under which any employee, former employee, director, agent or independent contractor of the Company or any ERISA Affiliate thereof or any beneficiary thereof is covered, is eligible for coverage, has benefit rights, or for which the Company or any ERISA Affiliate is a party, is subject or may have Liabilities.

“Books and Records” means minutes books, books of account, manuals, general, financial, warranty and shipping records, invoices, members, customer and supplier lists, correspondence, engineering, maintenance and operating records, advertising and promotional materials, credit records of customers and other documents, records and files, in each case related to the business of the Company, including books and records relating to, and tangible embodiments of, Company Intellectual Property.

“Business Day” means a day other than a Saturday, Sunday or other day on which banks located in New York City are authorized or required by Law to close.

“Class A Stock” has the meaning set forth in the recitals hereto.

“Class B Stock” has the meaning set forth in the recitals hereto.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Debt Payment” means the payment made by Purchaser at the Closing to satisfy the Company’s debt obligations pursuant to the UMB Loan.

“Closing Working Capital” has the meaning set forth in Section 2.4(a).

“Closing Working Capital Statement” has the meaning set forth in Section 2.4(a).

“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder.

“Company” has the meaning set forth in the recitals hereto.

“Company Contracts” has the meaning set forth in Section 4.11(a).

“Company Intellectual Property” means, collectively, the Owned Intellectual Property and the Licensed Intellectual Property.

“Contract” means any agreement, contract, license, lease, commitment, arrangement or understanding, written or oral, including any invoice, sales order or purchase order.

“Control” means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise and the terms “Controlling” and “Controlled” shall have meanings correlative to the foregoing.

“Creal Promissory Note” has the meaning set forth in Section 2.3(a)(i).

“Creal Trust” has the meaning set forth in Section 2.3(a)(i).

“Employees” has the meaning set forth in Section 4.14(a).

“Employment Agreements” has the meaning set forth in Section 7.2(h).

“Environment” means all air, surface water, groundwater, or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources.

“Environmental Claim” means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other communication (written or oral), whether criminal or civil, pursuant to or relating to any applicable Environmental Law by any Person (including any Governmental Entity, private person and citizens’ group) based upon, alleging, asserting, or claiming any actual or potential (a) violation of or Liabilities under any Environmental Law, (b) violation of any Environmental Permit, or (c) Liabilities for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines or penalties arising out of, based on, resulting from or related to the presence, Release or threatened Release of, or any exposure of any Person to, any Hazardous Materials at any location, including any off-Site location to which Hazardous Materials or materials containing Hazardous Materials were sent for handling, storage, treatment or disposal.

“Environmental Clean-up Site” means any location which is listed or proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened Action related to or arising under any Environmental Law.

“Environmental Law” means all federal, state, local, provincial and foreign, civil and criminal Laws, Environmental Permits and Contracts with any Governmental Entity, relating to the protection of health and the Environment, worker health and safety, or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling or Release of or exposure to Hazardous Materials.

“Environmental Permit” means any federal, state, local, provincial or foreign Permits required or issued by any Governmental Entity under or in connection with any Environmental Law, including any and all Orders or Contracts issued by or entered into with a Governmental Entity under any applicable Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any person (within the meaning of Section 3(9) of ERISA) who is, or at any time was, a member of a controlled group (within the meaning of Section 412(d)(3) of the Code) that includes, or at any time included, the Company or any Affiliate thereof, or any predecessor of any of the foregoing.

“Escrow Agent” has the meaning set forth in Section 2.5(a).

“Escrow Agreement” has the meaning set forth in Section 2.3(a)(v).

“Escrow Amount” has the meaning set forth in Section 2.5(a).

“Financial Statements” has the meaning set forth in Section 4.4(a).

“Final Working Capital” has the meaning set forth in Section 2.4(d).

“Fist Infusion Business” means that certain operating division of the Company doing business as “First Infusion.”

“Fundamental Representations” has the meaning set forth in Section 9.1(a).

“GAAP” has the meaning set forth in Section 4.4(a).

“Governmental Entity” means any entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to United States federal, state, local or municipal government, foreign, international, multinational or other government, including any department, commission, board, agency, bureau, subdivision, instrumentality, official or other regulatory, administrative or judicial authority thereof, and any arbitrator, including any authority or other quasi-governmental entity established by a Governmental Entity to perform any of such functions, and any non-governmental regulatory body to the extent that the rules and regulations or orders of such body have the force of Law.

“Hazardous Material” means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, mold, lead or lead-containing materials, polychlorinated biphenyls, and any other chemicals, materials, substances or wastes in any amount or concentration which are now or hereafter (a) become defined as or included in the definition of “hazardous substances”, “hazardous materials”, “hazardous wastes”, “extremely hazardous wastes”, “restricted hazardous wastes”, “toxic substances”, “toxic pollutants”, “pollutants”, “regulated substances”, “solid wastes” or “contaminants”, or words of similar import, under any Environmental Law or (b) are regulated by or for which Liability can be imposed under any Environmental Law.

“Indebtedness” means: (a) any indebtedness, whether or not contingent, for borrowed money; (b) any obligations evidenced by bonds, debentures, notes or other similar instruments; (c) any obligations to pay the deferred purchase price of property or services; (d) any obligations as lessee under leases that have been, or should be, recorded as capitalized leases under GAAP; (e) any indebtedness created or arising under any conditional sale or other title retention agreement with respect to acquired property; (f) any obligations, contingent or otherwise, under or with respect to acceptance credit, letters of credit or similar facilities; (g) any obligation with respect to interest rate and currency cap, collar, hedging or swap Contracts; (h) any obligation secured by a Lien; (i) a guarantee of the obligations of any other Person; (j) any guaranty of any of the foregoing; (k) any accrued interest, fees and charges in respect of any of the foregoing; and (l) any prepayment premiums and penalties, and any other fees, expenses, indemnities and other amounts payable, as a result of the prepayment or discharge of any of the foregoing.

“Indemnitee” means any Person that is seeking indemnification from an Indemnitor pursuant to the provisions of this Agreement.

“Indemnitor” means any party to this Agreement from which any Indemnitee is seeking indemnification pursuant to the provisions of this Agreement.

“Indemnitor Defense Review Period” has the meaning set forth in Section 9.4(b).

“Independent Expert” has the meaning set forth in Section 2.4(c).

“Intellectual Property” means all (a) patents (including utility and design patents), patent applications, Patent Cooperation Treaty filings, patent disclosures and all related extensions, continuations, continuations-in-part, divisions, reissues, and reexaminations, utility models, certificates of invention and design patents, and all extensions thereto (“Patents”), (b) trademarks, service marks, trade dress, brand names, certification marks, logos, slogans, rights in designs, industrial designs, corporate names, trade names, business names, geographic indications and other designations of source, origin, sponsorship, endorsement or certification, together with the goodwill associated with any of the foregoing, in each case whether registered or unregistered, and all applications and registrations therefor (“Trademarks”), (c) domain names, URLs and any other addresses for use on the Internet or any other computer network or communication system, (d) copyrights and registrations and applications therefor, together with all renewals, extensions, translations, adaptations, derivations and combinations therefor, works of authorship, publications, documentation, website content, rights in fonts and typefaces, and database rights, (e) rights of publicity, rights of privacy and moral rights, (f) know-how, trade secrets, confidential and proprietary information, concepts, ideas, knowledge, rights in research and development, financial, marketing and business data, pricing and cost information, plans (including business and marketing plans), algorithms, formulae, inventions, processes, techniques, technical data, designs, drawings, specifications, databases, and customer and supplier lists and information, in each case whether or not known to the public, whether patentable or not and whether or not reduced to practice (“Know-How”), (g) computer programs, proprietary software, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, operating systems, design documents, website code and specifications, flow-charts, user manuals and training materials relating thereto and any translations thereof (“Software”), (h) other intellectual property or similar corresponding or equivalent right to any of the foregoing or other proprietary or Contract right relating to any of the foregoing (including remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions) and (i) copies and tangible embodiments thereof, in each case whether or not the same are in existence as of the date of this Agreement or developed after such date and in any jurisdiction throughout the world.

“Interim Financial Statements” has the meaning set forth in Section 4.4(a).

“Knowledge of the Stockholders” or any similar phrase means, with respect to any fact or matter, the actual knowledge of the individuals set forth on Schedule 1.1(a) of the Stockholders’ Disclosure Schedule, together with such knowledge that such individuals would reasonably be expected to discover after due investigation concerning the existence of the fact or matter in question.

“Law” means any law (including common law), statute, constitution, treaty, charter, ordinance, code, Order, rule, regulation and any other binding requirement or determination of any Governmental Entity.

“Liabilities” means any direct or indirect liabilities, obligations, expenses, Indebtedness, claims, losses, damages, deficiencies, guarantees, endorsements or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, due or to become due, liquidated or unliquidated, matured or unmatured or otherwise.

“Licensed Intellectual Property” means all Intellectual Property that any Person other than the Company owns and that the Company is permitted to use in the operation of its business, whether or not currently used by the Company.

“Lien” means, with respect to any property or asset (including the Shares), any lien (statutory or otherwise), mortgage, pledge, charge, security interest, hypothecation, community property interest, equitable interest, servitude, option, right (including rights of first refusal), restriction (including restrictions on voting, transfer or other attribute of ownership), lease, license, other rights of occupancy, adverse claim, reversion, reverter, preferential arrangement or any other encumbrance in respect of such property or asset.

“Losses” has the meaning set forth in Section 9.2.

“Material Customer” has the meaning set forth in Section 4.17.

“Material Supplier” has the meaning set forth in Section 4.17.

“Multiemployer Plan” means a Plan that is a multiemployer plan within the meaning of Section 3(37) of ERISA with respect to which the Company or any ERISA Affiliate has an obligation to contribute or has or could have withdrawal Liability under Section 4201 of ERISA.

“Net Transaction Purchase Price” means an amount equal to (a) the Purchase Price minus (b) the Closing Debt Payment.

“New Facility Leases” has the meaning set forth in Section 7.2(i).

“Notice of Claim” has the meaning set forth in Section 9.4(a).

“Notice of Objection” has the meaning set forth in Section 2.4(b).

“Open Source Software” means any Software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software or similar licensing or distribution models, including software licensed or distributed under any licenses or distribution models similar to GNU’s General Public License or Lesser/Library General Public License or any other open source license listed by the Open Source Initiative at http://www.opensource.org/licenses/alphabetical.

“Order” means any order, award, injunction, judgment, decree, ruling, subpoena or verdict or other decision issued, promulgated or entered by or with any Governmental Entity or arbitrator of competent jurisdiction.

“Organizational Documents” means, with respect to any entity, the certificate of incorporation or formation, the articles of incorporation, by-laws, articles of organization, partnership agreement, limited liability company agreement, formation agreement, joint venture agreement or other similar organizational documents of such entity (in each case, as amended).

“Owned Intellectual Property” means all Intellectual Property owned, or purported to be owned, by the Company.

“Per Share Closing Date Payment” means an amount equal to (a) the remainder of (i) the Net Transaction Purchase Price minus (ii) the Escrow Amount, divided by (b) Total Outstanding Shares.

“Permit” means any authorization, approval, consent, certificate, declaration, filing, notification, qualification, registration, license, permit or franchise or any waiver of any of the foregoing, of or from, or to be filed with or delivered to, any Person or pursuant to any Law.

“Permitted Liens” means (a) building restrictions, easements, covenants, rights of way and other similar restrictions of record, which are not violated, which do not impair in any manner the current or proposed use of the properties they affect and do not adversely affect the value or marketability thereof, (b) Liens for current real property taxes not yet due and payable and with respect to which the Company maintains adequate reserves and (c) mechanics’, carriers’, workmen’s, repairmen’s or other similar Liens arising in the ordinary course of business that (i) are not yet due and payable, (ii) do not impair the present use of the properties they affect and (iii) do not impair the conduct of the Company’s business.

“Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated association or a Governmental Entity.

“Plan” means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, restricted stock, phantom stock, stock or cash award, deferred compensation, leave of absence, layoff, stay, vacation, day or dependent care, legal services, cafeteria, life, health, welfare, post-retirement, accident, disability, worker’s compensation or other insurance, severance, separation, change of control, employment or other employee benefit plan, practice, policy, agreement or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual including any “employee benefit plan” within the meaning of Section 3(3) of ERISA.

“Policies” has the meaning set forth in Section 4.16.

“Post-Closing Period” means any taxable period or portion thereof beginning after the Closing Date. If a taxable period begins on or prior to the Closing Date and ends after the Closing Date, then the portion of the taxable period that begins on the day following the Closing Date shall constitute a Post-Closing Period.

“Pre-Closing Period” means any taxable period or portion thereof that is not a Post-Closing Period.

“Proposal” has the meaning set forth in Section 6.16.

“Purchase Price” has the meaning set forth in Section 2.1.

“Purchaser” has the meaning set forth in the preamble hereto.

“Purchaser Indemnitees” has the meaning set forth in Section 9.2.

“Real Property” has the meaning set forth in Section 4.8(a).

“Real Property Leases” has the meaning set forth in Section 4.8(a).

“Registered Intellectual Property” means all Owned Intellectual Property, or Licensed Intellectual Property that is exclusively licensed to the Company, that is subject to registrations, applications for registration, or other filings with or issuances by any Governmental Entity.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Material.

“Representative” has the meaning set forth in Section 6.15(a).

“Restricted Business” has the meaning set forth in Section 6.17(a).

“Restricted Period” has the meaning set forth in Section 6.17(a).

“Review Period” has the meaning set forth in Section 2.4(b).

“Site” means any of the real properties currently or previously owned, leased or operated by (a) the Company; (b) any predecessors of the Company; or (c) any entities previously owned by the Company, in each case, including all soil, subsoil, surface waters and groundwater thereat.

“Stockholders” has the meaning set forth in the preamble hereto.

“Stockholders’ Disclosure Schedule” means the disclosure schedule dated and delivered as of the date hereof by the Representative to the Purchaser.

“Stockholder Indemnitees” has the meaning set forth in Section 9.3.

“Subsidiary” means, with respect to any Person, any other Person that is directly or indirectly Controlled by such Person.

“Target Working Capital” means $1,450,000.

“Tax” or “Taxes” means any and all federal, state, local, or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, abandoned property, escheat, deed, stamp, alternative or add-on minimum, environmental, profits, windfall profits, transaction, license, lease, service, service use, occupation, severance, energy, Transfer Taxes, unemployment, social security, workers’ compensation, capital, premium, and other taxes, assessments, customs, duties, fees, levies, or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax, or additional amounts with respect thereto.

“Tax Returns” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxing Authority” means any Governmental Entity having jurisdiction with respect to any Tax.

“Third Party Claim” has the meaning set forth in Section 9.4(a).

“Third Party Defense” has the meaning set forth in Section 9.4(b).

“Total Outstanding Shares” means 100,000 shares, consisting of 20,000 shares of Class A Stock and 80,000 shares of Class B Stock.

“Transfer Taxes” means sales, use, transfer, real property transfer, recording, documentary, stamp, registration and stock transfer taxes and fees.

“Transferred Employee” has the meaning set forth in Section 6.9(a).

“UMB Loan” means the obligation of the Company to UMB Bank, N.A., which obligation totaled $3,191,774.22 as of May 22, 2010, and has continued to accrue interest since such date.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988.

“Working Capital” means the book value of the Company’s cash, cash equivalents, short-term investments, Accounts Receivable (net of allowances for doubtful accounts), inventories, prepaid expenses and loans due from Employees less the book value of the Company’s accounts payable, accrued purchases, accrued expenses and sales taxes payable. The assets and liabilities included in Working Capital shall be in accordance with the Company’s historical accounting policies consistently applied as illustrated on Schedule B to this Agreement.

“$” means United States dollars.

1.2 Construction. For the purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires (a) the meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting any gender shall include all genders as the context requires; (b) where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning; (c) the terms “hereof”, “herein”, “hereunder”, “hereby” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) when a reference is made in this Agreement to an Article, Section, paragraph, Exhibit or Schedule, such reference is to an Article, Section, paragraph, Exhibit or Schedule of this Agreement unless otherwise specified; (e) the words “include”, “includes” and “including” when used in this Agreement shall be deemed to be modified by the words “without limitation”, unless otherwise specified; (f) the use of the word “or” is not intended to be exclusive unless expressly indicated otherwise; (g) the word “shall” shall be construed to have the same meaning and effect of the word “will”; (h) a reference to any party to this Agreement or any other agreement or document shall include such party’s predecessors, successors and permitted assigns; (i) a reference to any Law means such Law as amended, modified, codified, replaced or reenacted, from time to time, and all rules and regulations promulgated thereunder; and (j) all accounting terms used and not defined herein have the respective meanings given to them under GAAP.

ARTICLE II

PURCHASE AND SALE OF THE SHARES

2.1 Purchase and Sale of the Shares. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, each Stockholder will sell, transfer and deliver, and the Purchaser will purchase from each Stockholder, on a several, and not joint basis, all of its respective Shares (free and clear of all Liens, subscriptions, options, warrants, calls, proxies, commitments and Contracts of any kind) for an aggregate purchase price equal to (i) $14.0 million plus (ii) the amount of the Closing Debt Payment (the sum of (i) and (ii) representing the “Purchase Price”). Such payment shall be paid in accordance with Section 2.3(a).

2.2 Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York, at 10:00 a.m. on a date to be specified by the parties which shall be no later than two Business Days after satisfaction (or waiver as provided herein) of the conditions set forth in Article VII (other than those conditions that by their nature will be satisfied at the Closing), unless another time, date and/or place is agreed to in writing by the parties. The date upon which the Closing occurs is herein referred to as the “Closing Date.” The Closing will be deemed effective as of 11:59 p.m. EST on the Closing Date.

2.3 Transactions to be Effected at the Closing.

(a) At the Closing, the Purchaser will:

(i) issue a promissory note in favor of Thomas F. Creal II Trust dtd. 11/13/07 (the “Creal Trust”), such note to have a face amount of $750,000 in the form of Exhibit A hereto (the “Creal Promissory Note”).

(ii) pay to each Stockholder by transfer of immediately available funds in accordance with the instructions provided in writing by the Representative to the Purchaser at least one Business Day prior to the Closing Date for such Stockholder an amount equal to (A) the Per Share Closing Date Payment multiplied by (B) the number of Shares set forth opposite such Stockholder’s name on Schedule A hereto under the heading “Number of Shares”; provided, however, that the payment due at Closing to the Creal Trust shall be reduced by the initial principal balance of the Creal Promissory Note; and provided, further, that the Stockholders may allocate among themselves a disparate share of the payment due at Closing such that certain Stockholders are not having their share of the Closing Payment reduced by their share of the Escrow Amount;

(iii) deposit with the Escrow Agent an amount equal to the Escrow Amount;

(iv) pay the Closing Debt Payment;

(v) deliver to the Representative an escrow agreement substantially in the form of Exhibit B hereto (the “Escrow Agreement”), duly executed by the Purchaser and the Escrow Agent; and

(vi) deliver to the Representative all other documents, instruments or certificates required to be delivered by the Purchaser at or prior to the Closing pursuant to this Agreement.

(b) At the Closing, each Stockholder and the Representative, as applicable, will deliver to the Purchaser:

(i) a certificate or certificates representing the number of Shares set forth opposite such Stockholder’s name on Schedule A hereto under the heading “Number of Shares,” duly endorsed or accompanied by stock powers duly endorsed in blank and with all required stock transfer tax stamps affixed;

(ii) all other documents and instruments necessary to vest in the Purchaser all of such Stockholder’s right, title and interest in and to the Shares, free and clear of all Liens, subscriptions, options, warrants, calls, proxies, commitments and Contracts of any kind;

(iii) all copies of the consents, approvals and notices (if any) listed on Section 2.3(b)(iii) of the Stockholders’ Disclosure Schedule obtained or provided, as the case may be, in form and substance satisfactory to the Purchaser;

(iv) evidence of (A) the release of all Liens with respect to the property and assets of the Company; (B) the repayment of all outstanding Indebtedness of the Company, except in accordance with Section 2.3(b)(iv)of the Stockholders’ Disclosure Schedule; (C) the payment of any amounts payable under the Company’s severance, management, employment, stay, bonus, phantom stock, deferred compensation, termination or similar Plans or Contracts; (D) the payment of all amounts required to be paid prior to the Closing Date in accordance with Section 6.12; (E) the termination of any Contracts between the Company, on the one hand, and any Stockholder, any Affiliate of a Stockholder or any family member of a Stockholder, on the other hand and (F) the cancellation of any amounts or obligations owing by the Company to any Stockholder, any Affiliate of a Stockholder or any family member of a Stockholder;

(v) the Escrow Agreement, duly executed by the Representative;

(vi) a properly prepared and executed certificate of non-foreign status under Treas. Reg. §1.1445-2(b)(2);

(vii) the Books and Records;

(viii) the resignations, effective as of the Closing, pursuant to Section 6.4;

(ix) the Organizational Documents of the Company;

(x) good standing certificates for the Company from the Secretary of State of the jurisdiction in which it is incorporated and from the Secretary of State in each other jurisdiction in which the Company is qualified to do business as a foreign corporation, in each case dated as of a date not earlier than three Business Days prior to the Closing;

(xi) such documents as may reasonably be requested by the Purchaser’s lenders or other financing sources; and

(xii) all other documents, instruments or certificates required to be delivered by such Stockholder at or prior to the Closing pursuant to this Agreement (including Section 7.2).

2.4 Working Capital Adjustment.

(a) Within 30 days after the Closing Date, the Purchaser will prepare, or cause to be prepared, and deliver to the Representative an unaudited statement (the “Closing Working Capital Statement”), which shall set forth the Purchaser’s calculation of Working Capital (“Closing Working Capital”). The Closing Working Capital Statement shall be prepared in accordance with the Company’s historical accounting principles and policies consistently applied and consistent with the Company’s year-end accounting closing procedures, except that if the Closing Date is any date other than the last day of a month, additional adjustments or accruals to recognize revenue and expenses that do not follow the Company’s historical accounting policies and procedures (wherein such revenue (other than for First Infusion) is recognized based on actual billings and expenses are typically accrued only at the end of the month) will be completed as necessary to capture all revenue (as though the Company had actually billed customers) and expense applicable for the period up to and including the Closing Date. Notwithstanding the foregoing, the parties agree that revenues for the First Infusion business will continue to be recognized on a “cash” basis. At the Purchaser’s request, the Stockholders (i) shall reasonably cooperate and assist, and shall cause their respective representatives to assist, the Purchaser and its representatives in the preparation of the Closing Working Capital Statement and (ii) shall provide the Purchaser and its representatives with any information reasonably requested by them. Example calculations of Working Capital as if the Closing Date was December 31, 2009 and April 30, 2010 are set forth as Schedule B.

(b) Upon receipt from the Purchaser, the Representative shall have 30 days to review the Closing Working Capital Statement (the “Review Period”). At the Representative’s request, the Purchaser (i) shall reasonably cooperate and assist, and shall cause its representatives to assist, the Representative and its representatives in the review of the Closing Working Capital Statement and (ii) shall provide the Representative and its representatives with any information reasonably requested by them. If the Representative disagrees with the Purchaser’s computation of Closing Working Capital, the Representative shall, on or prior to the last day of the Review Period, deliver a written notice to the Purchaser (the “Notice of Objection”), which sets forth its specific objections to the Purchaser’s calculation of Closing Working Capital; provided that the Notice of Objection shall include only objections based on (x) non-compliance with the standards set forth in Section 2.4(a) for the preparation of the Closing Working Capital Statement and (y) mathematical errors in the computation of Closing Working Capital. Any Notice of Objection shall specify those items or amounts with which the Representative disagrees, together with a reasonably detailed written explanation of the reasons for disagreement with each such item or amount, and shall set forth the Representative’s calculation of Closing Working Capital based on such objections. To the extent not set forth in a Notice of Objection delivered during the Review Period, the Representative and the Stockholders shall be deemed to have agreed with the Purchaser’s calculation of all other items and amounts contained in the Closing Working Capital Statement and neither party may thereafter dispute any item or amount not set forth in the Notice of Objection.

(c) Unless the Representative delivers the Notice of Objection to the Purchaser within the Review Period, the Representative and the Stockholders shall be deemed to have accepted the Purchaser’s calculation of Closing Working Capital and the Closing Working Capital Statement shall be final, conclusive and binding. If the Representative delivers the Notice of Objection to the Purchaser within the Review Period, the Purchaser and the Representative shall, during the 15 days following such delivery or any mutually agreed extension thereof, use their commercially reasonable efforts to reach agreement on the disputed items and amounts in order to determine the amount of Closing Working Capital. If, at the end of such period or any mutually agreed extension thereof, the Purchaser and the Representative are unable to resolve their disagreements, they shall jointly retain and refer their disagreements to a nationally recognized independent accounting firm mutually acceptable to the Purchaser and the Representative (the “Independent Expert”). The parties shall instruct the Independent Expert promptly to review this Section 2.4 and to determine solely with respect to the disputed items and amounts so submitted whether and to what extent, if any, the Closing Working Capital set forth in the Closing Working Capital Statement requires adjustment. The Independent Expert shall base its determination solely on written submissions by the Purchaser and the Representative and not on an independent review. The Purchaser and the Representative shall make available to the Independent Expert all relevant Books and Records and other items reasonably requested by the Independent Expert. As promptly as practicable, but in no event later than 30 days after its retention, the Independent Expert shall deliver to the Purchaser and the Representative a report which sets forth its resolution of the disputed items and amounts and its calculation of Closing Working Capital; provided, however, that the Independent Expert may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The decision of the Independent Expert shall be final, conclusive and binding on the parties. The costs and expenses of the Independent Expert shall be allocated between the parties based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party, as determined by the Independent Expert.

(d) For purposes of this Agreement, “Final Working Capital” means the Closing Working Capital (i) as shown in the Closing Working Capital Statement delivered by the Purchaser to the Representative pursuant to Section 2.4(a), if no Notice of Objection with respect thereto is timely delivered by the Representative to the Purchaser pursuant to Section 2.4(a) or (ii) if a Notice of Objection is so delivered, (A) as agreed by the Purchaser and the Representative pursuant to Section 2.4(c) or (B) in the absence of such agreement, as shown in the Independent Expert’s report delivered pursuant to Section 2.4(c). Within three Business Days after the Final Working Capital has been finally determined pursuant to this Section 2.4:

(i) if the Final Working Capital is less than the Target Working Capital by more than $10,000, the Stockholders shall, jointly and severally, pay (as an adjustment to the Purchase Price) to the Purchaser an aggregate amount equal to (A) the Target Working Capital minus (B) the Final Working Capital; and

(ii) if the Final Working Capital is greater than the Target Working Capital by more than $10,000, the Purchaser shall pay (as an adjustment to the Purchase Price) each Stockholder his, her or its respective Pro Rata Share of an amount equal to (A) the Final Working Capital minus (B) the Target Working Capital.

Any payment required to be made by the Purchaser pursuant to this Section 2.4(d) shall be made to each Stockholder by wire transfer of immediately available funds to an account designated in writing by such Stockholder no fewer than two Business Days prior to the date of such payment. Any payment required to be made by the Stockholders pursuant to this Section 2.4(d) shall be made to the Purchaser by wire transfer of immediately available funds to an account designated in writing by the Purchaser at least two Business Days prior to the date of such payment.

(e) The amount of any payment to be made pursuant to this Section 2.4 shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to the “prime rate” as published in The Wall Street Journal, Eastern Edition on the Closing Date. Such interest shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding.

(f) Any rights accruing to a party under this Section 2.4 shall be in addition to and independent of the rights to indemnification under Article IX.

2.5 Escrow Agreement.

(a) At the Closing, the Purchaser and the Representative shall enter into the Escrow Agreement, pursuant to which the Purchaser will deposit an amount equal to $1,200,000 (the “Escrow Amount”), with U.S. Bank, as escrow agent (the “Escrow Agent”).

(b) The Escrow Amount (together with all interest accrued thereon) shall be available to the Purchaser to satisfy any amounts owed to the Purchaser pursuant to this Agreement (including (i) payments to be made to the Purchaser in connection with the calculation of the Final Working Capital pursuant to Section 2.4 and (ii) payments to be made to the Purchaser pursuant to the Stockholders’ indemnification obligations pursuant to Article IX).

(c) In accordance with, and subject to, the provisions of the Escrow Agreement, on the first anniversary of the Closing Date, the Purchaser and the Representative shall take all action required by the Escrow Agreement to cause the Escrow Agent to pay to each Stockholder his, her or its respective Pro Rata Share of a portion of the Escrow Amount equal to the lesser of (1) $600,000 or (2) one-half of the remaining portion of the Escrow Amount which has not been previously paid over to the Purchaser, minus, in either case, any amount which is then the subject of an outstanding claim or dispute to which the Escrow Amount applies. In addition, on the date that is 18 months after the Closing Date, the Purchaser and the Representative shall take all action required by the Escrow Agreement to cause the Escrow Agent to pay to each Stockholder his, her or its respective Pro Rata Share of a portion of the Escrow Amount equal to (i) any remaining portion of the Escrow Amount which has not been previously paid over to the Purchaser (including any interest accrued on such funds) minus (ii) any amount which is then the subject of any outstanding claim or dispute to which the Escrow Amount applies. In addition, the Escrow Agreement shall provide that the accrued interest on the Escrow Amount shall be distributed quarterly (within 5 Business Days of the end of each calendar quarter during the term of the Escrow Agreement) to the Creal Trust, it being understood that the social security number of Thomas F. Creal II will be used as the taxpayer I.D. number for the Escrow Account. The Escrow Agreement shall also provide that portions of the Escrow Amount shall, in the circumstances specified in the Escrow Agreement, be distributed to the Creal Trust in the event of default by Purchaser under the Creal Promissory Note, but any such distributions made from the Escrow Amount shall in no way discharge, satisfy or constitute payments of any amounts due and owing from Purchaser to the Creal Trust under the terms of the Creal Promissory Note, and receipt of any portion of the Escrow Amount by the Creal Trust shall in no way discharge the obligation of Purchaser to make all payments due and owing under the Creal Promissory Note.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each of the Stockholders, severally but not jointly, represents and warrants to the Purchaser as follows:

3.1 Organization. Such Stockholder, if a legal entity, is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or other formation.

3.2 Authority and Enforceability. Such Stockholder has the requisite power and authority, and, in the case of any Stockholder that is an individual, the requisite legal capacity, to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by such Stockholder of this Agreement and the Ancillary Agreements to which it is a party and the consummation by such Stockholder of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of such Stockholder and no other action is necessary on the part of such Stockholder to authorize this Agreement or any Ancillary Agreement to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement and each Ancillary Agreement to which it is a party have been duly executed and delivered by such Stockholder. Assuming due authorization, execution and delivery by the Purchaser and each other party thereto, this Agreement and each such Ancillary Agreement constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws relating to creditors’ rights generally and (b) general principles of equity, whether such enforceability is considered in a proceeding in equity or at Law.

3.3 No Conflicts; Consents.

(a) The execution and delivery by such Stockholder of this Agreement and the Ancillary Agreements to which it is a party does not, the performance by such Stockholder of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby (in each case with or without the giving of notice or lapse of time or both) will not, directly or indirectly, (i) if such Stockholder is a legal entity, violate or conflict with or result in the breach of the provisions of any of the Organizational Documents of such Stockholder, (ii) violate any Law, Order or other restriction of any Governmental Entity to which such Stockholder may be subject or (iii) violate, breach, conflict with or constitute a default or an event creating any additional rights (including rights of amendment, impairment, modification, suspension, revocation, acceleration, termination or cancellation), impose additional obligations or result in a loss of any rights, result in the creation of any Lien or require a consent or the delivery of notice, under any Contract or Permit to which such Stockholder is a party or by which such Stockholder is bound or to which any of such Stockholder’s Shares are subject. There is no Action pending or, to the knowledge of such Stockholder, threatened against or affecting its Shares.

(b) Except as set forth on Section 3.3(b) of the Stockholders’ Disclosure Schedule, such Stockholder is not required to give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Entity in order for the parties to consummate the transactions contemplated hereby and by the Ancillary Agreements.

3.4 The Shares.

(a) Such Stockholder holds of record and owns beneficially all of the Shares set forth opposite such Stockholder’s name on Schedule A hereto under the heading “Number of Shares Owned”, free and clear of all Liens, subscriptions, options, warrants, calls, proxies, commitments, restrictions and Contracts of any kind. The number of Shares set forth opposite such Stockholder’s name on Schedule A hereto under the heading “Number of Shares Owned” correctly sets forth all of the capital stock of the Company owned of record or beneficially by such Stockholder and such Stockholder does not own (or have any rights in or to acquire) any capital stock of the Company or any other securities convertible into, or exercisable or exchangeable for, capital stock of the Company. Such Stockholder’s Shares were not issued in violation of (i) any Contract to which such Stockholder is or was a party or beneficiary or by which such Stockholder or its properties or assets is or was subject or (ii) of any preemptive or similar rights of any Person. This Agreement, together with the other documents executed and delivered at Closing by such Stockholder, will be effective to transfer valid title to such Stockholder’s Shares to the Purchaser, free and clear of all Liens, subscriptions, options, warrants, calls, proxies, commitments and Contracts of any kind.

(b) Such Stockholder is not party to (i) any voting agreement, voting trust, registration rights agreement, stockholder agreement or other similar arrangement with respect to the capital stock of the Company or (ii) any Contract obligating such Stockholder to vote or dispose of any shares of the capital stock of, or other equity or voting interests in, the Company or which has the effect of restricting or limiting the transfer, voting or other rights associated with the Shares.

3.5 Brokers’ Fees. Except for fees and expenses of Allied Business Group, Inc., which fees and expenses will be paid by such Stockholder, such Stockholder does not have any Liability to pay any fees or commissions to any broker, finder or similar agent with respect to this Agreement, the Ancillary Agreements or the transactions contemplated by hereby or thereby.

3.6 U.S. Status of Stockholder. Such Stockholder is not a “foreign person” within the meaning of Section 1445 of the Code and is not a Person whose separate existence from a “foreign person” within the meaning of Section 1445 of the Code is disregarded for U.S. federal income tax purposes.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

The Stockholders, jointly and severally, represent and warrant to the Purchaser as follows:

4.1 Organization and Good Standing. The Company is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as proposed to be conducted. The Company is duly licensed or qualified to do business as a foreign corporation or limited liability company and is in good standing in each jurisdiction in which the nature of its activities require such licensing or qualification, except where the failure to be so licensed or qualified would not have a material adverse effect on the condition (financial or otherwise), operations or results of operations of the Company. Section 4.1 of the Stockholders’ Disclosure Schedule sets forth the jurisdiction of incorporation of the Company and each jurisdiction in which the Company is licensed or qualified to do business. The Stockholders have delivered to the Purchaser a complete and accurate copy of the Organizational Documents for the Company. The Company is not and has not been in breach or violation of or default under any provision of its Organizational Documents.

4.2 Capitalization.

(a) The authorized capital stock of the Company consists of 20,000 shares of Class A Stock and 80,000 shares of Class B Stock, of which 20,000 and 80,000 are issued and outstanding, respectively. No other capital stock of the Company is authorized, issued or outstanding. All of the Shares are duly authorized, validly issued, fully paid and nonassessable and were issued in compliance with all applicable Laws. The Shares set forth on Schedule A hereto represent all of the issued and outstanding capital stock of the Company. None of the Shares were issued in violation of (i) any Contract to which any Stockholder or the Company is or was a party or beneficiary or by which any Stockholder or the Company or their respective properties or assets is or was subject or (ii) of any preemptive or similar rights of any Person.

(b) Except as set forth on Section 4.2(b) of the Stockholders’ Disclosure Schedule, there are no outstanding options, warrants or other securities or subscription, preemptive or other rights convertible into or exchangeable or exercisable for any shares of capital stock or other equity or voting interests of the Company and there are no “phantom stock” rights, stock appreciation rights or other similar rights with respect to the Company. There are no Contracts of any kind to which the Company is a party or beneficiary or by which the Company or its assets are subject, obligating the Company to issue, deliver, grant or sell, or cause to be issued, delivered, granted or sold, additional shares of capital stock of, or other equity or voting interests in, or options, warrants or other securities or subscription, preemptive or other rights convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, the Company, or any “phantom stock” right, stock appreciation right or other similar right with respect to the Company, or obligating the Company to enter into any such Contract.

(c) There are no securities or other instruments or obligations of the Company, the value of which is in any way based upon or derived from any capital or voting stock of the Company or having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which the Company’s stockholders (or their equivalent) may vote.

(d) There are no Contracts, contingent or otherwise, obligating the Company to repurchase, redeem or otherwise acquire or dispose of any shares of capital stock of, or other equity or voting interests in, the Company. There are no voting agreements, voting trusts, registration rights agreements, stockholder agreements or other similar arrangement with respect to the capital stock of the Company. There are no rights plans affecting the Company.

(e) Upon consummation of the transactions contemplated by this Agreement, the Purchaser will own all of the issued and outstanding Shares in the Company, free and clear of all Liens, subscriptions, warrants, calls, proxies, commitments and Contracts of any kind.

(f) Except as set forth on Section 4.2(f) of the Stockholders’ Disclosure Schedule, the Company has no Indebtedness.

4.3 No Conflicts; Consents.

(a) Except as set forth on Section 4.3(a) of the Stockholders’ Disclosure Schedule, the execution and delivery of this Agreement and the Ancillary Agreements to which the Company is a party does not, and the performance by the Company of any of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby (in each case with or without the giving of notice or lapse of time, or both) will not, directly or indirectly, (i) violate or conflict with or result in the breach of the provisions of any of the Organizational Documents of the Company, (ii) violate, breach, conflict with or constitute a default or an event creating any additional rights (including rights of amendment, impairment, modification, suspension, revocation, acceleration, termination or cancellation), impose additional obligations or result in a loss of any rights, or require a consent or the delivery of notice, under any Company Contract, Law or Permit applicable to the Company or to which the Company is a party or otherwise subject, or (iii) result in the creation of any Liens upon any asset owned or used by the Company.

(b) Except as set forth on Section 4.3(b) of the Stockholders’ Disclosure Schedule, the Company is not required to give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Entity in order for the parties to consummate the transactions contemplated hereby and by the Ancillary Agreements.

4.4 Financial Statements; No Undisclosed Liabilities; Accounts Receivable.

(a) Complete and accurate copies of the (i) unaudited consolidated financial statements consisting of the balance sheet of the Company as of December 31, 2007 and the related statements of income and retained earnings and stockholders’ equity for the year then ended, the unaudited financial statements consisting of the balance sheet of the Company excluding the First Infusion Business as of December 31, 2008 and 2009 and the related statements of income and retained earnings and stockholders’ equity for the years then ended and the unaudited financial statements consisting of the balance sheet of the First Infusion Business as of December 31, 2008 and 2009 and the related statements of income and retained earnings and stockholders’ equity for the years then ended (collectively, the “Unaudited Annual Financial Statements”) and (ii) unaudited financial statements consisting of the balance sheet of the Company excluding the First Infusion Business as of May 31, 2010 and the related statements of income and retained earnings and stockholders’ equity for the five-month period then ended and the unaudited financial statements consisting of the balance sheet of the First Infusion Business as of May 31, 2010 and the related statements of income and retained earnings and stockholders’ equity for the five-month period then ended (collectively, the “Interim Financial Statements” and together with the Unaudited Annual Financial Statements, the “Financial Statements”) are set forth on the Section 4.4(a)(i) of the Stockholders’ Disclosure Schedule. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted on Section 4.4(a)(1) of the Stockholders’ Disclosure Schedule) and in accordance with the accounting principles, methodologies and policies set forth on Section 4.4(a)(ii) of the Stockholders’ Disclosure Schedule (the “Accounting Principles”), subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not be material in amount) and in the case of all Financial Statements, the absence of notes (that, if presented, would not differ materially from those presented in the Financial Statements if they were audited). The Financial Statements were prepared from the Books and Records (which are complete and accurate) of the Company, and fairly present the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated. No financial statements of any Person other than the Company are (A) required by GAAP to be included in the Financial Statements or (B) included in the Financial Statements.

(b) The Company has no Liabilities except (i) those which are adequately reflected or reserved against in the Financial Statements dated as of April 30, 2010 and (ii) those which have been incurred in the ordinary course of business consistent with past practice since April 30, 2010 and which are not, individually or in the aggregate, material in amount.

(c) The Accounts Receivable of the Company are (i) valid and genuine and have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice, (ii) not subject to valid defenses, set offs or counterclaims and (iii) except as described in Section 4.4(c) of the Stockholders’ Disclosure Schedule, collectible within 120 days after billing at the full recorded amount thereof (net of the reserves shown on the accounting records of the Company as of the Closing Date).

4.5 Taxes.

(a) All Tax Returns required to have been filed by or with respect to the Company have been duly and timely filed (or, if due between the date hereof and the Closing Date, will be duly and timely filed), and each such Tax Return correctly and completely reflects Liabilities for Taxes and all other information required to be reported thereon. All Taxes owed by the Company (whether or not shown on any Tax Return) have been timely paid (or, if due between the date hereof and the Closing Date, will be duly and timely paid). The Company has adequately provided for, in its books of account and related records, Liabilities for all unpaid Taxes (that are current Taxes not yet due and payable).

(b) There is no action or audit pending or, to the Knowledge of the Stockholders, threatened against or with respect to the Company in respect of any Taxes. The Company is not the beneficiary of any extension of time within which to file any Tax Return, nor has the Company made (or had made on its behalf) any requests for such extensions. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that as a result of its activities, the Company is or may be subject to taxation by that jurisdiction or that as a result of its activities, the Company must file Tax Returns in such jurisdiction. There are no Liens on any of the stock, assets or properties of the Company with respect to Taxes.

(c) The Company has withheld and timely paid all Taxes required to have been withheld or paid and has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto.

(d) There is no dispute or claim concerning any Liabilities for Taxes with respect to the Company for which notice has been provided or which is asserted or, to the Knowledge of the Stockholders, threatened. No issues have been raised in any examination with respect to the Company which, by application of similar principles, could be expected to result in Liabilities for Taxes for the Company or any other period not so examined. Section 4.5(d) of the

Stockholders’ Disclosure Schedule (i) lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after the Company’s date of formation, (ii) indicates those Tax Returns that have been audited and (iii) indicates those Tax Returns that currently are the subject of audit. The Stockholders have delivered to the Purchaser correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since the Company’s date of formation. The Company has not waived (and is not subject to a waiver of) any statute of limitations in respect of Taxes and has not agreed to (and is not subject to) any extension of time with respect to a Tax assessment or deficiency.

(e) None of the assets or properties of the Company constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code. The Company is not a party or is subject to any “safe harbor lease” within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982, or to any “long-term contract” within the meaning of Section 460 of the Code. The Company has not made any payments, is not obligated to make any payments, is not a party or subject to any Contract that under certain circumstances could obligate it to make payments that would result in a nondeductible expense under Section 280G of the Code or an excise Tax to the recipient of such payments pursuant to Section 4999 of the Code. The Company has not participated in or cooperated with an international boycott as defined in Section 999 of the Code.

(f) The Company has not received (and is not subject to) any ruling from any Taxing Authority and has not entered into (and is not subject to) any Contract with a Taxing Authority. The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

(g) The Company is not a party to, a beneficiary of or subject to, any Tax allocation or sharing agreement. The Company has no Liabilities for the Taxes of any Person (i) as a transferee or successor, (ii) by Contract, (iii) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign Law), or (iv) otherwise. The Company is not a party to, a beneficiary of or subject to, any joint venture, partnership or other arrangement that is treated as a partnership for federal income tax purposes.

(h) The Company has been classified as an S Corporation for U.S. federal income tax purposes, and all state and local tax purposes, at all times since January 1, 2007.

4.6 Compliance with Law; Permits. The Company has conducted, and is conducting, its business in compliance with all applicable Laws in all material respects. The Company has obtained, owns, holds or lawfully uses all Permits which are material for the conduct of its business as currently conducted and as proposed to be conducted, or by which any of the properties or assets owned or used by the Company is subject, free and clear of all Liens. Each such Permit is valid and in full force and effect and is listed on Section 4.6(a) of the Stockholders’ Disclosure Schedule. Section 4.6(b) of the Stockholders’ Disclosure Schedule sets forth each Order entered, issued or rendered by any Governmental Entity to which the Company, its business or its properties or assets is subject.

4.7 Personal Property. The Company has good and marketable title to the properties and assets it purports to own, and a valid leasehold interest in the properties and assets it leases, which in each case, will, after the Closing Debt Payment has been made, be free and clear of all Liens. The personal properties and assets that are owned, leased or used by the Company (a) are in good operating condition, working order and repair, subject to ordinary wear and tear, free from defects, are usable in the ordinary course of the business of the Company and are suitable for the purposes for which they are currently being used or are proposed to be used and (b) constitute all the personal properties and assets necessary for the conduct of its business as presently conducted and as proposed to be conducted.

4.8 Real Property.

(a) The Company does not own, and has never owned, any real property. Section 4.8(a) of the Stockholders’ Disclosure Schedule sets forth (i) a list of all real property and interests in real property leased, licensed or occupied by the Company (the “Real Property”) and (ii) a list of all leases, subleases, licenses and other occupancy Contracts affecting the Real Property, including all amendments, extensions and renewals thereof and related notices and Contracts thereto (collectively, the “Real Property Leases”). There are no oral Real Property Leases.

(b) The Company has peaceful and undisturbed possession of the Real Property. No Person other than the Company is in possession of the Real Property or any portion thereof, and there are no leases, licenses, subleases, concessions or other Contracts, written or oral, granting to any other Person the right to use or occupy the Real Property or any portion thereof. The Company has not assigned (collaterally or otherwise) or granted any other security interest in the Real Property Leases or any interest therein, and there are no Liens on the estate or interest created by the Real Property Leases. The full amount of security deposit required under each Real Property Lease, if any, is on deposit thereunder.

(c) No Governmental Entity having the power of eminent domain over the Real Property has commenced or, to the Knowledge of the Stockholders, intends to exercise the power of eminent domain or a similar power with respect to all or any part of the Real Property.

(d) The Real Property and all of the buildings, plants, structures, and facilities located thereon are, to the Knowledge of the Stockholders, in good working condition. The Real Property comprises all of the interests in real property used in or necessary to conduct the Company’s businesses and operations as currently conducted and as proposed to be conducted.

4.9 Intellectual Property.

(a) Section 4.9(a)(i) of the Stockholders’ Disclosure Schedule contains a complete and accurate list of all Registered Intellectual Property (including the owner, inventor (if applicable), application, registration, Patent or other identifying number under which such right is identified, application or registration or issue date, and jurisdiction) and all Owned Intellectual Property that is otherwise material to the operation of the Company’s business. Except as set forth on Section 4.9(a)(ii) of the Stockholders’ Disclosure Schedule, the Company exclusively owns all right, title and interest in and to the Owned Intellectual Property, free and clear of all Liens.

(b) With respect to any of the Registered Intellectual Property owned by the Company, the Company: (i) has timely satisfied all deadlines for prosecuting any applications or maintaining any registrations or Patents (including timely payment of any maintenance, renewal or related fees) with the relevant Governmental Entity, including those arising up to and including the date that is two months after the Closing Date; and (ii) is listed as the record title owner in the records of the relevant Governmental Entity for such Intellectual Property. All Registered Intellectual Property owned by the Company is valid, enforceable and subsisting.

(c) Section 4.9(c) of the Stockholders’ Disclosure Schedule identifies all Licensed Intellectual Property and the relevant license (except for “shrink-wrap” and similar commercially available end-user licenses).

(d) Section 4.9(d) of the Stockholders’ Disclosure Schedule: (i) lists all licenses, sublicenses, and other agreements pursuant to which the Company or the Stockholders authorize a third party to use, practice any rights under, co-exist with, or grant sublicenses with respect to any Company Intellectual Property (including on such list, whether such license is exclusive or non-exclusive); and (ii) identifies any material alterations to standard customer or client agreements of the Company and circumstances surrounding such alteration.

(e) The Company Intellectual Property constitutes all of the Intellectual Property used in or necessary for the operation of the Company’s businesses as currently conducted. The Company Intellectual Property owned or used by the Company immediately prior to the Closing will be owned or available for use (as applicable) by the Purchaser on identical terms and conditions immediately after Closing.

(f) No aspect of the Owned Intellectual Property or the operation of the Company’s business as currently conducted or as proposed to be conducted infringes, misappropriates, dilutes or otherwise violates the Intellectual Property of any Person.

(g) To the Knowledge of the Stockholders, no Person has infringed, misappropriated, diluted or otherwise violated, or is infringing, misappropriating, diluting or otherwise violating, any Owned Intellectual Property. No Action has been instituted or, to the Knowledge of the Stockholders, threatened relating to any Company Intellectual Property or any of the Company’s products or services, and none of the Owned Intellectual Property is subject to any outstanding Order.

(h) None of the Owned Intellectual Property, or Licensed Intellectual Property that is exclusively licensed to, the Company, is subject to any outstanding Order.

(i) None of the Owned Intellectual Property has been or is now involved in any interference, reissue, reexamination, cancellation or opposition proceeding in the United States Patent and Trademark Office or any other Governmental Entity and, to the Knowledge of the Stockholders, no such Action has been threatened.

(j) Except as set forth on Section 4.9(j) of the Stockholders’ Disclosure Schedule, (i) all current and former employees, consultants, and contractors of the Company have executed and delivered and, to the Knowledge of the Stockholders, are in compliance with, enforceable written agreements under which they have (A) agreed to maintain the confidentiality of the Know-How of the Company and (B) assigned to the Company all Intellectual Property conceived or developed by such employees, consultants, or contractors and, where applicable, acknowledged that works to which they contributed were “works made for hire”, (ii) no current or former employee, consultant or contractor of the Company or any other Person has any right, claim or interest in or to any of the Owned Intellectual Property and (iii) no Affiliate or current or former partner, director, stockholder, member, officer, employee, consultant or contractor of the Company will, after giving effect to the transactions contemplated hereby, own or retain any rights to use any of the Company Intellectual Property in the conduct of their business.

(k) The Company has taken reasonable and necessary steps to protect and maintain the proprietary nature of each item of Owned Intellectual Property and the confidentiality of the Know-How of the Company. Without limiting the foregoing, any receipt or use by, or disclosure to, any other Person of Know-How owned by the Company has been pursuant to the terms of a binding written confidentiality agreement between the Company and such other Person. The Company possesses, and the Purchaser shall obtain, documentation relevant to the Company’s Know-How that is current, accurate and sufficient in detail and content to identify and explain it and allow its full and proper use without reliance on the special knowledge or memory of others.

(l) To the Knowledge of the Stockholders, the Software and other information technology used to operate the business of the Company: (i) are in satisfactory working order and are scalable to meet current and reasonably anticipated capacity; (ii) have appropriate security, back ups, disaster recovery arrangements, and hardware and software support and maintenance to minimize the risk of material error, breakdown, failure, or security breach occurring and to ensure if such event does occur it does not cause a material disruption to the operation of the business of the Company; (iii) are configured and maintained to minimize the effects of viruses and do not contain Trojan horses or other malicious code and (iv) have not suffered any material error, breakdown, failure, or security breach in the last twenty-four months that has caused disruption or damage to the operation of the business of the Company or that was potentially reportable to any Governmental Entity.

(m) The Company is in possession of and the Purchaser will receive such working copies of all Software, including object and (for Software owned by or exclusively licensed to the Company) source code, and all related manuals, licenses, and other documentation, as are necessary for the current conduct of the business of the Company.

(n) Section 4.9(n) of the Stockholders’ Disclosure Schedules identifies: (i) any Contracts pursuant to which the Company licensed or otherwise provided to any Person any source code of Software that constitutes Licensed Intellectual Property, or Owned Intellectual Property that is licensed to third parties; and (ii) any escrow arrangements regarding the source code of Software that constitutes Licensed Intellectual Property, or Owned Intellectual Property that is licensed to third parties.

(o) Section 4.9(o) of the Stockholders’ Disclosure Schedule identifies all Open Source Software that is used by the Company.

4.10 Absence of Certain Changes or Events.

(a) Since February 28, 2010, no event, change, condition or state of facts or circumstances exists or has occurred that has had or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), operations, or results of operations of the Company.

(b) Without limiting the generality of Section 4.10(a), except as set forth on Section 4.10(b) of the Stockholders’ Disclosure Schedule, since February 28, 2010, the Company has conducted its business in the ordinary course, consistent with past practice, and the Company has not:

(i) amended or changed its Organizational Documents;

(ii) issued, sold or otherwise disposed of or repurchased, redeemed or otherwise acquired any of its shares of, or rights of any kind to acquire (including options) any shares of, any of its capital stock or other equity interests;

(iii) declared, set aside or paid any dividend or other distribution (whether in cash, stock or property, or any combination thereof) on any of its membership interests, capital stock or other equity interests;

(iv) reclassified, combined, split, subdivided or issued any other securities in respect of, in lieu of or in substitution for, directly or indirectly, any of its membership interests, capital stock or other equity interests;

(v) made any change in its accounting principles or practices or the methods by which such principles or practices are applied for financial reporting purposes (except as required by GAAP), changed, or made, any Tax election, changed any Tax accounting method or settled any claim for Taxes or written down or written up (or failed to write down or write up in accordance with GAAP consistent with past practice) the value of any Accounts Receivable or revalued any of their respective assets other than in the ordinary course of business consistent with past practice and in accordance with GAAP;

(vi) (A) adopted, established, entered into, amended or terminated any Benefit Plan, (B) entered into amended or modified any employment, consulting, severance, change in control or similar Contract, (C) increased the rate of compensation (including bonus opportunities) or benefits (including severance) of any Employee, officer, director, consultant or independent contractor of the Company, (D) granted any severance or termination pay unless required by the express terms of any Benefit Plan, (E) funded or in any other way secured any payment of compensation or benefit under any Contract or Benefit Plan, (F) exercised any discretion to accelerate the vesting or payment of any compensation or benefit under any Contract or Benefit Plan, or (G) had any labor dispute (other than individual grievances) or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company;

(vii) (A) except in the ordinary course of business consistent with past practice, cancelled, materially modified, terminated or granted a material waiver or release of any Company Contract or material Permit, or given any consent or exercised any material right thereunder or (B) entered into any Contract which would be a Company Contract if in effect on the date hereof;

(viii) suffered any material damage, destruction or Loss with respect to any of its properties or assets, whether or not covered by insurance;

(ix) acquired, sold, transferred, conveyed, leased, subleased or otherwise disposed of any businesses or any properties or assets that have a fair market value in excess of $10,000 individually or $50,000 in the aggregate (whether by merger, consolidation or otherwise);

(x) (A) incurred, guaranteed or assumed any Indebtedness, or mortgaged, pledged or subjected to any Lien any of its properties or assets, (B) paid any principal of or interest on any Indebtedness before the required date of such payment, cancelled any Indebtedness or waived of any claims or rights with respect to any Indebtedness, or (C) failed to pay any creditor any amount owed to such creditor when due;

(xi) made any loan, advance or capital contribution to, or investment in, any Person other than travel loans or advances in the ordinary course of business consistent with past practice;

(xii) made any capital expenditure or commitment for any capital expenditure in excess of $10,000 individually or $50,000 in the aggregate;

(xiii) failed to maintain in full force and effect or failed to use reasonable best efforts to replace or renew the Policies;

(xiv) undergone a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization; or

(xv) authorized or committed to do any of the foregoing.

4.11 Contracts.

(a) Section 4.11(a) of the Stockholders’ Disclosure Schedule sets forth a complete and accurate list of all of the following Contracts to which the Company is a party or by which the Company or its assets are subject:

(i) Contracts for the purchase or lease of materials, supplies, goods, services, equipment or other assets and that involve (A) aggregate annual payments by the Company in excess of $50,000 or (B) aggregate payments by the Company in excess of $100,000;

(ii) Contracts for the sale by the Company of materials, supplies, goods, services, equipment or other assets, pursuant to which the Company received aggregate payments in excess of $50,000 in the year ended December 31, 2009 or reasonably expects to receive aggregate payments in excess of $50,000 in any year thereafter;

(iii) Contracts requiring the Company to purchase its total requirements of any product or service from a third party or that contain “take or pay” or other minimum purchase requirements provisions;

(iv) partnership, joint venture or similar Contracts;

(v) employment, severance, stay, bonus, termination, change in control, consulting or similar Contracts;

(vi) Contracts containing covenants not to compete or other covenants restricting or purporting to restrict the right of the Company or its Affiliates to engage in any line of business, acquire any property, develop or distribute any product, provide any service (including geographic restrictions) or to compete with any Person, or granting any exclusive distribution rights, in any market, field or territory;

(vii) Contracts with any Stockholder or any Affiliate or family member of any Stockholder or the Company;

(viii) notes, debentures, bonds, equipment trusts, letters of credit, loans or other Contracts for or evidencing Indebtedness or the lending of money;

(ix) Contracts (including Keep Well agreements) under which (A) any Person has directly or indirectly guaranteed Indebtedness or Liabilities of the Company or (B) the Company has directly or indirectly guaranteed Indebtedness or Liabilities of any Person (in each case other than endorsements for the purpose of collection in the ordinary course of business consistent with past practice);

(x) Contracts under which the Company has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person;

(xi) Contracts under which there is a continuing obligation to pay any “earn out” payment or deferred or contingent purchase price or any similar payment respecting the purchase of any business or assets;

(xii) Contracts with any Governmental Entity; and

(xiii) Contracts that are otherwise material to the business of the Company or were entered into outside the ordinary course of business and not previously disclosed pursuant to this Section 4.11.

The Contracts required to be listed on Section 4.11(a) of the Stockholders’ Disclosure Schedule together with the Real Property Leases, the Policies and the licenses set forth on Sections 4.9(c) and 4.9(d) of the Stockholders’ Disclosure Schedule, are collectively referred to herein as the “Company Contracts.” The Company has delivered complete and accurate copies of each Company Contract (including all amendments, modifications, extensions and renewals thereof and related notices and agreements thereto) to the Purchaser.

(b) Except as set forth on Section 4.11(b) of the Stockholders’ Disclosure Schedule, (i) each Company Contract is in full force and effect and valid and enforceable in accordance with its terms, (ii) the Company and, to the Knowledge of the Stockholders, all other parties thereto have complied with and are in compliance with, the provisions of each Company Contract, and (iii) the Company is not, and to the Knowledge of the Stockholders, no other party thereto is, in material default in the performance, observance or fulfillment of any obligation, covenant, condition or other term contained in any Company Contract, and the Company has not given or received notice to or from any Person relating to any such alleged or potential default that has not been cured.

4.12 Litigation. Except as set forth on Section 4.12 of the Stockholders’ Disclosure Schedule, there is no action, suit, proceeding, claim, arbitration, litigation or investigation (each, an “Action”), (i) pending or, to the Knowledge of the Stockholders, threatened against or affecting the Company, its business or its properties or assets or (ii) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement or the Ancillary Agreements. No event has occurred or circumstances exist that does or could reasonably be expected to result in or serve as a basis for any such Action. There is no unsatisfied judgment, penalty or award against the Company or affecting its assets or properties.

4.13 Employee Benefits. Section 4.13(i) of the Stockholders’ Disclosure Schedule sets forth a complete and accurate list of all Benefit Plans. The Company has delivered or made available complete and accurate copies of the following documents (in each case as applicable) to the Purchaser with respect to each Benefit Plan (i) the current plan document and any amendments thereto, (ii) the trust agreement (and all amendments thereto and the latest financial statements thereof), (iii) a written description of any Benefit Plan that is not set forth in a written document, (iv) the most recent summary plan description together with any summary or summaries of material modifications thereto, (v) the most recent determination, advisory and/or opinion letter, as applicable, from the IRS covering such Benefit Plan, (vi) the annual reports (Form 5500 Series and all schedules and financial statements attached thereto) covering such Benefit Plan for each of the last three years and (vii) all Contracts relating to such Benefit Plan, including service provider agreements, insurance contracts, investment management agreements, and recordkeeping agreements. Except as set forth in the corresponding subsection of Section 4.13(ii) of the Stockholders’ Disclosure Schedule:

(a) each Benefit Plan has at all times been maintained and administered in all material respects in accordance with its terms and with the requirements of all applicable Law, including ERISA and the Code, each Benefit Plan intended to qualify under Section 401(a) of the Code has at all times since its adoption been so qualified, and each trust which forms a part of any such plan has at all times since its adoption been tax-exempt under Section 501(a) of the Code;

(b) no Benefit Plan is (i) a “defined benefit plan” within the meaning of Section 4.14(j) of the Code or (ii) a Multiemployer Plan;

(c) no direct, contingent or secondary Liability to any Person has been incurred or could reasonably be expected to be incurred by the Company under Title IV of ERISA with respect to any Benefit Plan or with respect to any other Plan presently or heretofore maintained or contributed to by any ERISA Affiliate, other than for premiums payable to the Pension Benefit Guaranty Corporation under Title IV of ERISA;

(d) neither the Company nor any ERISA Affiliate has incurred any Liability for any Tax imposed under Chapter 43 of the Code or civil Liability under Section 502(i) or (l) of ERISA;

(e) neither the execution and delivery of this Agreement or the Ancillary Agreements, nor the consummation of any transaction contemplated hereby or thereby (either alone or in conjunction with another event) will trigger any funding (through a grantor trust or otherwise) of any compensation, severance or other benefits under any Benefit Plan;

(f) no Tax has been incurred under Section 511 of the Code with respect to any Benefit Plan (or trust or other funding vehicle pursuant thereto);

(g) no Benefit Plan provides health or death benefit coverage beyond the termination of an Employee’s employment, except as required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or any state laws requiring continuation of benefits coverage following termination of employment;

(h) no Actions (excluding claims for benefits incurred in the ordinary course of plan activities) have been brought or, to the Knowledge of the Stockholders, threatened against, or with respect to, any Benefit Plan;

(i) all contributions to Benefit Plans that were required to be made under such Benefit Plans have been made, and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved in accordance with GAAP, all of which accruals under unfunded Benefit Plans are as disclosed under the heading “Unfunded Benefit Plan Accruals” on Section 4.13(ii)(i) of the Stockholders’ Disclosure Schedule, and the Company has performed all material obligations required to be performed under all Benefit Plans;

(j) the Company is not subject to any oral or written (i) Contract with any stockholder, partner, member, manager, director, officer or other employee or consultant of the Company (A) the benefits of which are contingent either alone or in combination with any other event (e.g., termination of employment), or the terms of which will be materially altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee, or (C) providing severance benefits or other benefits after the termination of employment of such director, officer or employee or consultant or (ii) Contract or Plan binding the Company the benefits of which shall be triggered or increased, or the vesting of the benefits under which shall be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, either alone or in combination with any other event, or the value of any benefits under which shall be calculated on the basis of any of the transactions contemplated by this Agreement;

(k) each individual that renders services to the Company who is classified by the Company as having the status of (i) an independent contractor or other non-employee status or (ii) as an exempt or non-exempt employee, is properly so classified for all purposes, including taxation and Tax reporting, eligibility to participate in the Benefit Plans, Fair Labor Standards Act purposes and applicable Laws governing the payment of wages;

(l) each Benefit Plan that is a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) is in compliance with Section 409A of the Code and has not been materially modified since October 3, 2004. Any amounts paid or payable pursuant to each Benefit Plan subject to Section 409A of the Code is not includible in the gross income of a service recipient (within the meaning of Section 409A) until received by the service recipient and is not subject to interest or the additional Tax imposed by Section 409A of the Code, and there are no Contracts in place that would entitle a participant in any such plan to reimbursement for any such additional tax;

(m) neither the Company nor any of its ERISA Affiliates are subject to any legal, contractual, equitable, or other obligation to (i) establish as of any date any Plan of any nature or (ii) continue any Plan of any nature including any Benefit Plan (or to continue their participation in any such Plan, policy or practice) on or after the date hereof;

(n) neither the Company nor any of its ERISA Affiliates have made any representations or communications (directly or indirectly, orally, in writing or otherwise) with respect to participation, eligibility for benefits, vesting, benefit accrual coverage or other material terms of any Benefit Plan to any Employee, beneficiary or other Person other than those which are in accordance with the terms and provisions of each such plan as in effect immediately prior to the Closing Date; and

(o) with respect to each Benefit Plan that is funded mostly or partially through an insurance policy, neither the Company nor any ERISA Affiliate has any Liability in the nature of retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring on or prior to the Closing.

4.14 Labor and Employment Matters.

(a) Set forth on Section 4.14(a) of the Stockholders’ Disclosure Schedule is a complete and accurate list of all of the Company’s employees (the “Employees”), contractors and consultants, which list includes the name, employee identification number, department, geographic location, position and job title, pay grade, date of hire or contract, hourly pay rate for hourly employees, annual salary for salaried employees, total compensation including any bonuses, commissions and deferred compensation received during the past twelve months, current status (full-time, part-time, temporary, seasonal, or other), active or inactive, the Employee’s citizenship or immigration status as reflected in Section 1 of the individual’s Form I-9, whether classified as exempt or non-exempt under the Fair Labor Standards Act, and whether classified as an employee or independent contractor.

(b) All Employees who are performing services for the Company in the United States are legally permitted to work in the United States and will be legally permitted to work in the United States for the Company following the consummation of the transactions contemplated by this Agreement. No Employee is subject to any contractual restriction that would prevent his or her performing services for the Company.

(c) The Company is not a party or subject to any collective bargaining agreement, union contract, letter, side letter or other Contract involving any union, labor organization or other employee association. No union, labor organization or other employee association represents or purports to represent any Employee, contractor or consultant employed or retained by the Company; there is not pending any effort or campaign to organize Employees into any union, labor organization or other employee association; and the Company has no obligation to recognize or bargain with any union, labor organization or other employee association. There have not been, and there are not pending or, to the Knowledge of the Stockholders, threatened, any labor disputes, strikes, work stoppages, lockouts, requests for representation, pickets, or work slowdowns that involve any union, labor organization or other employee association or Employees, contractors or consultants of the Company.

(d) The Company has not effectuated and is not in the process of effectuating a “plant closing” (as defined in the WARN Act) or a “mass lay-off” (as defined in the WARN Act), in either case affecting any site of employment or facility of the Company, except in compliance with the WARN Act. The consummation of the transactions contemplated by this Agreement will not create Liabilities for any act by the Company on or prior to the Closing under the WARN Act or any other Law respecting employment terminations, layoffs, reductions in force, plant closings, mass layoffs, sales of businesses, or respecting bargaining concerning such actions or events.

4.15 Environmental. Except as set forth in the corresponding subsection of Section 4.15 of the Stockholders’ Disclosure Schedule: (a) the Company is and has been in compliance with, and the Company does not have any Liabilities under, any and all Environmental Laws; (b) the Company possesses and is and has been in compliance with all applicable Environmental Permits; (c) there are no Actions pending or, to the Knowledge of the Stockholders, threatened against the Company alleging that the Company is in violation of or has any Liability under Environmental Laws or Environmental Permits; (d) no Release of Hazardous Materials by the Company has occurred and no Person has been exposed to any Hazardous Materials used, handled or generated by the Company at, from, in, to, on or under the Real Property or any property formerly owned, operated or leased by the Company or any of its predecessors that could result in any Liability to the Company; (e) the Company has not transported or arranged for the treatment, storage, handling, disposal or transportation of any Hazardous Material to any location which has resulted or could result in a Liability of the Company; (f) there are no Phase I or Phase II environmental assessments, asbestos surveys or any other investigations, studies, audits, reports, tests, reviews, analyses, documents or correspondence that relate to (i) Environmental Laws, Environmental Permits or Hazardous Materials and (ii) the Company, the Real Property or any property formerly owned, operated or leased by the Company or any of their predecessors; and (g) the Company has not, either expressly or by operation of Law, assumed responsibility for or agreed to indemnify or hold harmless any Person for any Liability or obligation, arising under or relating to Environmental Laws.

4.16 Insurance. Section 4.16 of the Stockholders’ Disclosure Schedule sets forth (a) a list of each insurance policy and fidelity bond which covers the Company, its properties and assets or any director, officer or employee of the Company (the “Policies”). There are no pending claims under any of such Policies as to which coverage has been questioned, denied or disputed by the insurer or in respect of which the insurer has reserved its rights. All Policies are in full force and effect and are valid and are enforceable in accordance with their terms. All premiums due under the Policies have been paid in full or, with respect to premiums not yet due, accrued. The Company has not received a notice of cancellation or termination of any Policy or of any material changes that are required in the conduct of the Company’s business as a condition to the continuation of coverage under, or renewal of, any such Policy.

4.17 Customers and Suppliers. Section 4.17(a) of the Stockholders’ Disclosure Schedule sets forth a complete and accurate list of the ten largest customers of the Company based on net sales during the year ended December 31, 2009 (the “Material Customers”). Section 4.17(b) of the Stockholders’ Disclosure Schedule sets forth a complete and accurate list of each supplier that constitutes a sole or primary source of supply to the Company or is otherwise material to the operation of the Company’s business (the “Material Suppliers”). The Company’s relationships with each of its Material Customers and Material Suppliers are good commercial working relationships. Except with respect to those customers set forth on Section 4.17(c) of the Stockholders’ Disclosure Schedule, no Material Customer or Material Supplier has canceled, terminated or otherwise materially and adversely modified, or threatened to cancel, terminate, or otherwise materially and adversely modify, its relationship with the Company, and the Company has not received notice that any Material Customer or Material Supplier might take such action or limit its purchases from the Company, either as a result of the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements or otherwise. Notwithstanding the foregoing, the parties acknowledge and agree that the Company’s relations with the listed customers and suppliers are “at will” and no representation or warranty is being provided by the Stockholders that such customers and suppliers will continue their commercial relationship with the Company in the future.

4.18 Affiliate Transactions. Except as set forth on Section 4.18 of the Stockholders’ Disclosure Schedule, no Affiliate or family member of any of the Stockholders, or Affiliate or family member of any director, current or former partner, member, manager, stockholder or officer of the Company is a party to or is subject to, any Contract with the Company or has any interest in any of the properties or assets of the Company, other than indirect interests in such by virtue of their ownership interests in the Company. There are no services provided to the Company by any Affiliate of any of the Stockholders or by any family member of any director, current or former partner, member, manager, stockholder, officer or direct or indirect holder of equity interests of the Company (other than services provided by any such Persons as directors, officers or employees of the Company). No Stockholder, or Affiliate or, to the Knowledge of the Stockholders, family member of any Stockholder or the Company owns, directly or indirectly, any interest in (except for the ownership of marketable securities of publicly owned corporations, representing in no case more than 2% of the outstanding shares of such class of securities) or Controls or is a director, officer, employee, current or former partner of, participant in, consultant or contractor to any business organization which is a competitor, creditor, supplier, customer, landlord or tenant of the Company.

4.19 Bank Accounts. Section 4.19 of the Stockholders’ Disclosure Schedule sets forth the name of each bank, safe deposit company or other financial institution in which the Company has an account, lock box or safe deposit box and the names of all Persons authorized to draw thereon or have access thereto.

4.20 Books and Records. The minute books and stock record books of the Company completely and accurately reflect in all respects all material actions taken by written consent or resolution and meetings by their respective stockholders, members, partners, directors, managers, committees and other applicable governing or managing bodies, as the case may be. The Company has delivered to the Purchaser a complete and accurate copy of the Company’s minute books and stock record books.

4.21 Brokers. Except for fees and commissions of Allied Business Group, Inc., which fees and expenses will be paid by the Stockholders, the Company has no Liability to pay any fees or commissions to any broker, finder or similar agent with respect to this Agreement, the Ancillary Agreements or the transactions contemplated by hereby or thereby.

4.22 No Untrue Statements. The representations and warranties made by the Stockholders in this Agreement or in any certificate or list attached or delivered pursuant hereto, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statement herein or therein, in the light of the circumstances under which they were made, not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Stockholders as follows:

5.1 Organization and Good Standing. The Purchaser is duly organized, validly existing and in good standing under the Laws of the State of Delaware.

5.2 Authority and Enforceability. The Purchaser has the requisite power and authority to enter into this Agreement and each of the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Purchaser of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Purchaser and no other action is necessary on the part of the Purchaser to authorize this Agreement or any Ancillary Agreement to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement and each of the Ancillary Agreements to which it is a party have been duly executed and delivered by the Purchaser. Assuming due authorization, execution and delivery by the Stockholders and each other party thereto, this Agreement and each of the Ancillary Agreements constitutes the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws relating to creditors’ rights generally and (b) general principles of equity, whether such enforceability is considered in a proceeding in equity or at Law.

5.3 No Conflicts; Consents.

(a) The execution and delivery by the Purchaser of this Agreement and the Ancillary Agreements to which it is a party does not, and the performance by the Purchaser of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby (in each case, with or without the giving of notice or lapse of time, or both) will not, directly or indirectly, (i) violate or conflict with the provisions of any of the Organizational Documents of the Purchaser or (ii) violate any Law, Order or other restriction of any Governmental Entity to which the Purchaser may be subject or (iii) violate, breach, conflict with or constitute a default, an event of default, or an event creating any additional rights (including rights of amendment, impairment, suspension, revocation, acceleration, termination or cancellation), impose additional obligations or result in a loss of any rights, result in the creation of any Lien or require a consent or the delivery of notice, under any Contract or Permit applicable to the Purchaser or to which the Purchaser is a party or by which the Purchaser is bound or to which its assets are subject, except in the case of clauses (ii) and (iii) which would not reasonably be expected to impair or delay in any material respect the ability of the Purchaser to consummate the transactions contemplated hereby or by the Ancillary Agreements.

(b) The Purchaser is not required to give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Entity in order for the parties to consummate the transactions contemplated hereby and by the Ancillary Agreements, except where the failure to do so would not reasonably be expected to impair or delay in any material respect the ability of the Purchaser to consummate the transactions contemplated hereby or by the Ancillary Agreements.

5.4 Availability of Funds. The Purchaser reasonably believes that the financing required to enable the Purchaser to consummate all the transactions contemplated by this Agreement and the Ancillary Agreements will be available to it as of the Closing.

5.5 Brokers. The Purchaser does not have any Liability to pay any fees or commissions to any broker, finder or similar agent with respect to this Agreement, the Ancillary Agreements or the transactions contemplated by hereby or thereby.

5.6 Reliance on Representations and Warranties. The Purchaser is relying on no representations or warranties of the Company or of any Stockholder except as specifically set forth herein or in an Ancillary Agreement.

ARTICLE VI

COVENANTS

6.1 Restrictions on Share Transfers. Each Stockholder hereby agrees not to transfer, assign or pledge, directly or indirectly, by operation of Law or otherwise, any of its Shares (other than the sale of such Shares pursuant to this Agreement) during the period from the date hereof through and including the earlier of (a) the Closing and (b) the termination of this Agreement in accordance with its terms. Any such attempted transfer, assignment or pledge during such period will not be effective and the Stockholders shall cause the Company not to record such transfer, assignment or pledge in the records of the Company.

6.2 Conduct of Business.

(a) Except (i) as set forth on Section 6.2(a) of the Stockholders’ Disclosure Schedule, (ii) as required by applicable Law, or (iii) with the prior written consent of the Purchaser, during the period commencing on the date hereof and ending at the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Stockholders will cause the Company to carry on its business in the ordinary course in a manner consistent with past practice, to pay its debts and Taxes when due and, to the extent consistent therewith, to use its reasonable best efforts to keep intact its business, keep available the services of its current employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and other Persons with which it has significant business relationships. The Representative shall promptly forward to the Purchaser complete and accurate copies of all material notices received or sent by any Stockholder or the Company under any Company Contract.

(b) Without limiting the generality of Section 6.2(a), except (A) as set forth on Section 6.2(b) of the Stockholders’ Disclosure Schedule, (B) as required by applicable Law, or (C) with the prior written consent of the Purchaser, during the period commencing on the date hereof and ending at the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, the Stockholders will not, and will cause the Company not to, take any action or enter into any transaction listed in Section 4.10(b).

6.3 Access to Information; Notification.

(a) Subject to the limitations set forth in this paragraph, the Stockholders shall (and shall cause the Company to) afford to the Purchaser and its officers, directors, employees, accountants, counsel, consultants, advisors, agents and other representatives reasonable access at all reasonable times to the offices, properties, facilities and Books and Records of the Company and the officers, directors, employees, accountants, counsel, consultants, advisors, agents and other representatives of the Company to discuss the business and financial condition of the Company, provided that such access does not unreasonably disrupt the normal operations of the Company and shall comply with all applicable Laws. However, because Purchaser and the Company are engaged in the same business and compete with one another in certain circumstances, it is understood and agreed that Purchaser shall not be given access to the Company’s customer list prior to Closing.

(b) The Stockholders shall provide the Purchaser with prompt written notice (i) in the event of the happening of (or any Stockholder becoming aware of) any fact, event, or occurrence (taken together with all other facts, events and occurrences) which (A) does, or could reasonably be expected to, have a material adverse effect on the condition (financial or otherwise), operations or results of operations of the Company, or cause a breach of, or an inaccuracy in, any of the representations and warranties set forth in Article III or Article IV of this Agreement or breach any of the Stockholders’ covenants set forth herein or in the Ancillary

Agreements if such fact, event or occurrence existed on the date hereof or (B) creates, or could be reasonably likely to create, a reasonable basis for any Stockholder to believe that it will not be able to satisfy at the Closing the conditions set forth in Article VII, (ii) of any notice or other communication from any Person alleging that the consent of such Person is or could be required in connection with the transactions contemplated by this Agreement and (iii) of any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; provided, that the delivery of any notice pursuant to this Section 6.3(b) shall not (x) modify, diminish or in any other way affect the Purchaser’s remedies (including its right to indemnification), or prevent or cure any inaccuracies in or breaches of representations or warranties, or breaches of covenants made by the Stockholders in this Agreement or (y) be deemed to amend, modify or supplement the Stockholders’ Disclosure Schedule or constitute an exception to any representation or warranty made by the Stockholders in this Agreement. Further, subject to the proviso to the preceding sentence, the Stockholders agree to update the Stockholders’ Disclosure Schedule between the date hereof and the Closing Date if and to the extent developments warrant an update on any section of the Stockholders’ Disclosure Schedule.

6.4 Resignations. At the Closing, the Stockholders shall (and shall cause the Company to) deliver to the Purchaser duly signed resignations (including releases of claims) in form and substance reasonably satisfactory to the Purchaser, effective as of the Closing, of (a) all members of the board of directors of the Company of their positions as directors and (b) if requested by the Purchaser prior to the Closing, any officers of the Company of their positions as officers.

6.5 Termination or Transfer of Certain Obligations. Prior to the Closing, the Stockholders shall (and shall cause the Company to): (a) repay and extinguish all Indebtedness of the Company other than the UMB Loan; and (b) secure the release of all Liens, other than Permitted Liens and Liens securing the UMB Loan, in and upon any of the properties and assets of the Company. The Stockholders shall be solely responsible for the payment of any amounts payable under the Company’s severance, management, employment, stay, bonus, phantom stock, deferred compensation, termination or similar Plans or Contracts as a result of the consummation of the transactions contemplated hereby and by the Ancillary Agreements. Except as set forth on Section 6.5 of the Stockholders’ Disclosure Schedule, (x) prior to the Closing, the Stockholders shall (and shall cause the Company to) terminate any Contracts between the Company, on the one hand, and any Stockholder, any Affiliate of a Stockholder or any family member of a Stockholder, on the other hand, and (y) any amounts or obligations owing by the Company to any Stockholder, any Affiliate of a Stockholder or any family member of a Stockholder will be canceled at such time without any payment being made in respect thereof.

6.6 Permits. Each party hereto will use its commercially reasonable efforts to obtain, or cause to be obtained, all Permits and consents required for the consummation of the transactions contemplated by this Agreement in form and substance reasonably satisfactory to the Purchaser.

6.7 Confidentiality. From and after the Closing, the Stockholders shall, and shall cause their Affiliates to, and shall use their reasonable best efforts to cause their and their respective officers, directors, employees, accountants, counsel, consultants, advisors, agents and other representatives to, hold in confidence any and all information, whether written or oral, concerning the Company, except to the extent that such Person can show that such information (a) is in the public domain through no fault of any Stockholder or any Affiliate thereof or (b) is lawfully acquired by them after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If any Stockholder or any Affiliate thereof is compelled to disclose any such information by judicial or administrative process or by other requirements of Law, such Person shall promptly notify the Purchaser in writing and shall disclose only that portion of such information which such Person is advised by its counsel in writing is legally required to be disclosed, provided that such Person shall exercise its reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information. Without prejudice to the rights and remedies otherwise available in this Agreement, the parties each acknowledge that money damages would not be an adequate remedy for any breach of this Section 6.7, and that the Purchaser will be entitled to specific performance and other equitable relief by way of injunction in respect of a breach or threatened breach of any this Section 6.7.

Further, Purchaser acknowledges and agrees that in the event of the termination of this Agreement, Purchaser shall remain bound by all terms and conditions of that certain Confidentiality and Non-Disclosure Agreement executed by Purchaser and certain parties hereto, such Agreement dated January 29, 2010, it being understood that the terms and conditions of such Agreement shall survive the termination of this Agreement.

6.8 Public Announcements. No party hereto shall (and the Stockholders shall cause the Company not to) issue any press release or make any public statement relating to the subject matter of this Agreement without the prior written approval of all parties, except that any party may make any public disclosure it believes in good faith it is required to make by applicable Law or pursuant to any listing agreement with any national securities exchange or stock market (in which case the party required to make the disclosure shall consult with the other parties and allow the other parties reasonable time to comment thereon prior to issuance or release; provided, however, nothing herein shall prevent either party from making such public filings it determines in its sole discretion it is required to may by applicable Law). The parties shall consult with each other concerning the means by which the Company’s Employees, customers and suppliers and others having dealings with the Company will be informed of the subject matter of this Agreement, and the Purchaser will have the right to be present for any such communication.

6.9 Employee Matters.

(a) For the period concluding on December 31 of the year in which the Closing occurs (or, if earlier, the date of the Transferred Employee’s termination of employment with the Purchaser and its Affiliates (including as of the Closing, the Company)), the Purchaser shall provide, or shall cause to be provided, to each Employee at the Closing who actually commences or continues employment with the Purchaser or its Affiliates (including as of the Closing, the Company) (each, a “Transferred Employee”) compensation levels (such term to include only salary, cash bonus opportunities and commissions) and retirement and welfare benefits (including paid time off and/or vacation benefits, but excluding benefits provided pursuant to a defined benefit plan) that are substantially comparable, in the aggregate, to the comparable compensation levels and benefits provided to the Transferred Employee immediately prior to Closing.

(b) For purposes of vesting, eligibility to participate, and level of benefits under the employee benefit plans of the Purchaser or its Affiliates (as applicable) providing benefits to the Employees after the Closing, each Employee in such plans shall be credited with his or her years of service with the Company and their respective predecessors before the Closing, to the same extent as such Employee was entitled, before the Closing, to credit for such service under any similar Benefit Plan in which such Employee participated or was eligible to participate immediately prior to Closing; provided, for the avoidance of any doubt, that the foregoing shall not apply with respect to benefit accrual under any retirement plan or to the extent that its application would result in a duplication of benefits with respect to the same period of service.

(c) Nothing contained in this Section 6.9 or elsewhere in this Agreement, express or implied, shall confer upon any Employee or legal representative or beneficiary thereof, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, including any right to employment or continued employment for any specified period, or level of compensation or benefits. Nothing contained in this Section 6.9 or elsewhere in this Agreement, express or implied, shall (i) impose an obligation on the Purchaser or its Affiliates to offer employment to any Employee or contractor or consultant of the Company, (ii) limit the right of the Purchaser or its Affiliates to terminate the employment or services of, or to reassign or otherwise alter the status of, any Employee or contractor or consultant of the Company after the Closing or to change in any manner the terms and conditions of his or her employment or other service to or engagement by the Company, (iii) be construed to prevent, and no action by the Company prior to the Closing Date shall limit the ability of, the Purchaser or its Affiliates from terminating or modifying to any extent or in any respect any Plan that the Purchaser or its Affiliates may establish or maintain, or (iv) be construed as amending any Benefit Plan as in effect immediately prior to the Closing.

6.10 Tax Matters.

(a) Preparation and Filing of Pre-Closing and Post-Closing Period Tax Returns.

(i) Tax Periods Ending on or Before the Closing Date. The Stockholders shall prepare, or cause to be prepared, and file, or cause to be filed, all S Corporation Returns of the Company, whose effect would be to pass through to all individual Stockholders, for all periods ending on or prior to the Closing Date which are filed after the Closing Date. The Purchaser shall prepare, or cause to be prepared, and filed, or cause to be filed, all other Tax Returns of the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date. The party preparing, or causing to be prepared, any Tax Return described in the prior two sentences shall permit the other party to review and comment on such Tax Return prior to filing. The Stockholders shall, jointly and severally, be obligated to pay to the Purchaser the amount of Taxes owed by the Company with respect to such Tax Returns within five days following any demand by the Purchaser for such payment (except to the extent that such Taxes were taken into account as a current liability that actually reduced Final

Working Capital). The parties agree that Purchaser will include results from operations of the Company from and after the Closing Date in Purchaser’s consolidated income tax returns and, accordingly, income tax returns for the period from January 1 through the day before the Closing Date will be prepared by the Stockholders (or at their direction) under the terms of this paragraph.

(ii) Tax Periods Beginning Before and Ending After the Closing Date. The Purchaser shall prepare, or cause to be prepared, and file, or cause to be filed, all Tax Returns of the Company for Tax periods which begin before the Closing Date and end after the Closing Date. The Stockholders shall, jointly and severally, be obligated to pay to the Purchaser, within five days following any demand by the Purchaser, with respect to such Tax Returns, an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending on the Closing Date (as determined pursuant to Section 6.10(c)), except to the extent that such portion of such Taxes was taken into account as a current liability that actually reduced Final Working Capital. The Purchaser shall permit the Representative to review and comment upon such Tax Returns.

(b) Cooperation in Filing Tax Returns. The Purchaser and the Stockholders shall, and shall each cause its Affiliates to, provide to the other party such cooperation and information, as and to the extent reasonably requested, in connection with preparing, reviewing and filing of any Tax Return, amended Tax Return or claim for refund, determining Liabilities for Taxes or a right to refund of Taxes, or in conducting any audit or other Action with respect to Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant Tax Returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings and other determinations by Governmental Entities relating to Taxes, and relevant records concerning the ownership and Tax basis of property, which any such party may possess. Each party will retain all Tax Returns, schedules, work papers, and all material records and other documents relating to Tax matters of the Company for the Tax period first ending after the Closing Date and for all prior Tax periods until the later of either (i) the expiration of the applicable statute of limitations (and, to the extent notice is provided with respect thereto, any extensions thereof) for the Tax periods to which the Tax Returns and other documents relate or (ii) eight years following the due date (without extension) for such Tax Returns. Thereafter, the party holding such Tax Returns or other documents may dispose of them provided that such party shall give to the other party 30 days written notice of such disposal and providing the other party with the opportunity to copy (at such other party’s cost) such Tax Returns or other documents. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. The Stockholders shall promptly notify the Purchaser upon receipt of any notice or communication from any Taxing Authority with respect to any Tax applicable to the Company for the periods ending on or prior to the Closing Date, and shall allow the Purchaser to review and approve any reply or other submission made in response (such approval not to be unreasonably withheld).

(c) Allocation of Certain Taxes.

(i) If the Company is permitted but not required under applicable state, local or foreign income Tax Laws to treat the Closing Date as the last day of a taxable period, then the parties shall treat that day as the last day of a taxable period.

(ii) In the case of Taxes arising in a taxable period of the Company that includes, but does not end on, the Closing Date, except as provided in Section 6.10(c)(iii), the allocation of such Taxes between the Pre-Closing Period and the Post-Closing Period shall be made on the basis of an interim closing of the books as of the end of the Closing Date.

(iii) In the case of any Taxes based on capitalization, debt or shares of stock authorized, issued or outstanding, or any real property, personal property or similar ad valorem Taxes that are payable for a taxable period that includes, but does not end on, the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the taxable period ending on (and including) the Closing Date and the denominator of which is the number of days in the entire taxable period; provided, however, any such Taxes attributable to any property that was owned by the Company at some point in the Pre-Closing Period, but is not owned as of the Closing Date, shall be allocated entirely to the Pre-Closing Period.

(d) Payment of Transfer Taxes and Fees. The Stockholders shall pay all Transfer Taxes arising out of or in connection with the transactions effected pursuant to this Agreement, and shall indemnify, defend and hold harmless the Purchaser and its Affiliates including, following the Closing, the Company with respect to such Transfer Taxes. The Stockholders shall file all necessary documentation and Tax Returns with respect to such Transfer Taxes and the Purchaser shall provide such cooperation in connection with the preparation and filing of such documentation and Tax Returns as may be reasonably requested by the Representative.

(e) Termination of Tax Sharing Agreements. The Stockholders shall ensure that any and all Tax allocation agreements, Tax sharing agreements or similar agreements or arrangements binding the Company shall be terminated with respect to the Company as of the day before the Closing Date and, from and after the Closing Date, the Company shall have no obligation to make any payments in respect thereof to any Person for any period.

(f) Carryovers, Refunds, and Related Matters.

(i) Any refund of Taxes (including any interest thereon) that relates to the Company that is attributable to a Post-Closing Period shall be the property of the Company, as applicable, and shall be retained by the Company (or promptly paid by the Stockholders to the Company if any such refund (or interest thereon) is received by a Stockholder or any Subsidiary or Affiliate of a Stockholder). Without limiting the generality of the immediately preceding sentence, any such refund or other benefit realized by the Company or an Affiliate of the Company in a Post-Closing Period that results from the carryforward of any Tax attribute from a Pre-Closing Period shall be the property of the Company or Affiliate of the Company and shall be retained by the Company or Affiliate of the Company, as applicable.

(ii) If (A) after the Closing Date, the Company or any of its Affiliates receives a refund of any Tax that is attributable to a Pre-Closing Period (for the avoidance of doubt, a refund that results from the carryforward of a Tax attribute from a Pre-Closing Period as provided in Section 6.10(f)(i) is not considered attributable to a Pre-Closing Period), (B) the Tax was paid by (1) a Stockholder on or after the Closing Date or (2) any Stockholder and any Subsidiary or Affiliate of such Stockholder (other than the Company) or the Company prior to the Closing Date and (C) Section 6.10(f)(iv) does not apply, then the Company or the Affiliate of the Company, as the case may be, promptly shall pay or cause to be paid to the Stockholders the amount of such refund (except to the extent that the right to such refund was treated as a current asset that actually increased Final Working Capital) together with any interest thereon (other than, for the avoidance of doubt, interest on any portion of such refund that was treated as a current asset that actually increased Final Working Capital), but net of any Taxes imposed on any Purchaser Indemnitee with respect thereto.

(iii) In applying Section 6.10(f)(i) and Section 6.10(f)(ii), any refund of Taxes (including any interest thereon) for a taxable period that includes but does not end on the Closing Date shall be allocated between the Pre-Closing Period and the Post-Closing Period in accordance with the principles of Section 6.10(c).

(iv) If any item of loss or credit of the Company or any of its Subsidiaries (or successor thereto) for a Post-Closing Period is carried back to a Pre-Closing Period, is used or otherwise absorbed and results in a refund or a reduction of Taxes otherwise payable by the Stockholders, then the Stockholders will, and will cause their Affiliates to, within ten Business Days following the receipt of any such refund, notice of credit against Tax, or other final Tax benefit, pay the portion of such refund or benefit attributable to such carryback to the Company or such Subsidiary of the Company, as the case may be. The Stockholders shall seek, or cause their Affiliates to seek, such refund or benefit at the Purchaser’s request, including through the filing of amended Tax Returns or claims for refund. In the event Purchaser makes the request referenced in the immediately preceding sentence, Purchaser shall reimburse Stockholder for out-of-pocket expenses incurred by Stockholders in seeking such refund or benefit.

(v) In the event that the Company or any of its Affiliates realizes any item of loss or credit for Tax purposes for any Post-Closing Period, the Company or such Affiliate may, in its sole discretion, carry forward such loss or credit.

6.11 Access to Books and Records. Each Stockholder shall preserve until the sixth anniversary of the Closing Date all records possessed or to be possessed by such party relating to the Company and not otherwise delivered to the Purchaser. After the Closing Date, such party shall provide the Purchaser with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to such records, and the Purchaser shall have the right to make copies of such Books and Records at its sole cost.

6.12 Transaction Expenses. Prior to the Closing, the Stockholders shall cause the Company to pay any and all costs, fees or expenses incurred, owed or payable by the Company in connection with the transactions contemplated by this Agreement, including any costs, fees or expenses for which the Company has not yet been invoiced.

6.13 Further Assurances. Except as otherwise provided herein, the Purchaser and the Stockholders shall (and the Stockholders shall cause the Company to) use their commercially reasonable efforts to take, or cause to be taken, all actions necessary or appropriate to consummate and make effective the transactions contemplated by this Agreement. If at any time (whether before or after the Closing) any further action is necessary or appropriate to carry out the purposes of this Agreement, the parties shall use their commercially reasonable efforts to take, or cause to be taken, that action.

6.14 Release. Effective upon the Closing, each Stockholder hereby irrevocably waives, releases and discharges the Company, the Purchaser and each of their respective Affiliates and representatives of and from any and all Liabilities and obligations to such Stockholder of any kind or nature whatsoever (including in respect of any rights of contribution or indemnification), whether arising under any Contract or otherwise at Law or in equity, and whether or not then known (other than Liabilities that arise under this Agreement and the Ancillary Agreements), and each Stockholder agrees that it will not seek to recover any amounts in connection therewith or thereunder from the Company, the Purchaser or any of their respective Affiliates or representatives; provided, however, that the release referenced in this Section shall not constitute a release by any Stockholder of his, her, or its rights under the terms of this Agreement or any Ancillary Agreements.

6.15 Representative.

(a) Each Stockholder irrevocably appoints Thomas F. Creal II (the “Representative”) with power of designation and assignment as his, her or its true and lawful attorney-in-fact and agent with full power of substitution, to act solely and exclusively on behalf of, and in the name of, such Stockholder with the full power, without the consent of such Stockholder, to exercise as the Representative in its sole discretion deems appropriate, the powers which such Stockholder could exercise under the provisions of this Agreement or the Ancillary Agreements and to take all actions necessary or appropriate in the judgment of the Representative in connection with this Agreement and the Ancillary Agreements, which shall include the power and authority to amend, modify, waive or provide consent with respect to any provision of this Agreement or any Ancillary Agreement and to execute, deliver and accept such waivers and consents and any and all notices, documents, certificates or other papers to be delivered in connection with this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby as the Representative, in its sole discretion, may deem necessary or desirable. In any Third Party Defense in which more than one Stockholder is an Indemnitor, the Representative shall act on behalf of all Stockholder Indemnitors. The Purchaser and the Purchaser Indemnitees, if applicable, will be entitled to rely exclusively upon any notices and other acts of the Representative as being legally binding acts of each Stockholder individually and the Stockholders collectively. The appointment and power of attorney granted by each Stockholder to the Representative shall be deemed coupled with an interest and all authority conferred hereby shall be irrevocable whether by death or incapacity of any such Stockholder or the occurrence of any other event or events.

(b) Each Stockholder acknowledges and agrees that the Representative will not be liable to the Stockholders for any act done or omitted hereunder as the Representative while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel will be conclusive evidence of such good faith. The Stockholders will jointly and severally indemnify the Representative and hold it harmless against any Losses incurred without gross negligence or bad faith on the part of the Representative and arising out of or in connection with the acceptance or administration of its duties under this Agreement and the Escrow Agreement.

(c) The Stockholders will reimburse the Representative for their Pro Rata Share of any out-of-pocket, independent, third-party fees and expenses (including fees and expenses of counsel, accountants and other advisors) incurred by the Representative that arise out of or are in connection with the acceptance or administration of the Representative’s duties under this Agreement and the Escrow Agreement.

6.16 Exclusivity. Except with respect to this Agreement and the transactions contemplated hereby, the Stockholders agree that until the earlier of (i) Closing or (ii) the termination of this Agreement, they will not, and they will cause the Company and its and their respective directors, officers, managers, employees, Affiliates and other agents and representatives not to: (a) encourage, initiate, solicit, seek or respond to, directly or indirectly, any inquiries or the making or implementation of any proposal or offer with respect to a merger, acquisition, consolidation, recapitalization, business combination, liquidation, dissolution, equity investment or similar transaction involving, or any purchase of all or any substantial portion of the assets or any equity or equity-linked securities of, the Company, or which could impair, prevent or delay or dilute the benefits to the Purchaser of the transactions contemplated by this Agreement and the Ancillary Agreements (any such proposal or offer being hereinafter referred to as a “Proposal”); (b) continue, engage in, initiate or otherwise participate in, any negotiations concerning, or provide any information or data to, or have any substantive discussions with, any Person relating to a Proposal; (c) otherwise facilitate or cooperate in any effort or attempt to make, implement or accept a Proposal; or (d) enter into Contract with any Person relating to a Proposal. The Stockholders shall notify the Purchaser in writing within one Business Day in the event any inquiries, proposals or offers related to a Proposal are received by, any information or data is requested from, or any negotiations or discussions related to a Proposal are sought to be initiated or continued with, any Stockholder, the Company or any of their respective directors, officers, managers, employees and Affiliates or, to the Knowledge of the Stockholders, any other agents and representatives (including any investment banking, legal or accounting firm retained by any of them and any individual member or employee of the foregoing) and shall, in any such notice to the Purchaser, identify the Person involved with, and the terms of, any such Proposal and shall provide the Purchaser with copies of any materials delivered in connection therewith.

6.17 Restrictive Covenants.

(a) The Stockholders covenant that, commencing on the Closing Date and ending on the fifth anniversary of the Closing Date (the “Restricted Period”), the Stockholders shall not, and they shall cause their respective Affiliates not to, directly or indirectly, in any capacity, engage in or have any direct or indirect ownership interest in, or permit such Person’s name to be used in connection with, any business which is engaged, directly or indirectly, anywhere in North America in the business of developing, marketing or selling any products or equipment or developing, marketing or providing any services which are competitive with products, services or equipment, marketed, provided, sold or under development by the Company as of the Closing Date (the “Restricted Business”).

(b) The Stockholders agree that during the Restricted Period, they shall not (and shall cause their respective Affiliates not to), (i) solicit the employment or engagement of services of any Person who is or was at any time during the six-month period prior to such solicitation an Employee, contractor or consultant of the Company, hire any such Person, or persuade, induce or attempt to persuade or induce any such Person to leave his, her or its employment or to refrain from providing services to the Company, the Purchaser or its Affiliates or (ii) solicit or induce, or in any manner attempt to solicit or induce, or cause or authorize any other Person to solicit or induce any Person to cease, diminish or not commence doing business with the Company, the Purchaser or its Affiliates.

(c) From and after the Closing Date, the Stockholders shall not (and shall cause their respective Affiliates not to) disparage the Company, the Purchaser or its Affiliates to any Person.

(d) The Stockholders acknowledge that the restrictions contained in this Section 6.17 are reasonable and necessary to protect the legitimate interests of the Purchaser and constitute a material inducement to the Purchaser to enter into this Agreement and consummate the transactions contemplated by this Agreement. The Stockholders acknowledge that any violation of this Section 6.17 will result in irreparable injury to the Purchaser and agree that the Purchaser shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of this Section 6.17, which rights shall be cumulative and in addition to any other rights or remedies to which the Purchaser may be entitled. Without limiting the generality of the foregoing, the Restricted Period shall be extended for an additional period equal to any period during which any Stockholder is in breach of its obligations under this Section 6.17.

(e) In the event that any covenant contained in this Section 6.17 should ever be adjudicated to exceed the time, geographic, product or service or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service or other limitations permitted by applicable Law. The covenants contained in this Section 6.17 and each provision thereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

6.18 Financing; Financial Statements. The Stockholders shall, and shall cause the Company to, provide the Purchaser will all cooperation reasonably requested by the Purchaser that is necessary, proper or advisable in connection with the arrangement of the Financing. The Stockholders shall, and shall cause the Company to, cooperate with the Purchaser in connection with the preparation of financial statements required in connection with any applicable filings with the Securities and Exchange Commission, including without limitation, a balance sheet as of the Closing Date and an income statement and related financial statements for the period January 1, 2010 through the Closing Date.

ARTICLE VII

CONDITIONS TO CLOSING

7.1 Conditions to Obligations of the Purchaser and the Stockholders. The obligations of the Purchaser and the Stockholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions:

(a) No temporary restraining Order, preliminary or permanent injunction or other Order and no Action shall be in effect or have been instituted or threatened enjoining, prohibiting or otherwise preventing, or seeking to enjoin, prohibit or otherwise prevent the consummation of, the transactions contemplated by this Agreement and the Ancillary Agreements.

(b) No Law shall have been enacted or shall be deemed applicable to the transactions contemplated by this Agreement which makes the consummation of such transactions illegal.

7.2 Conditions to Obligations of the Purchaser. The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver in writing by the Purchaser in its sole discretion) of the following further conditions:

(a) Each representation and warranty made by the Stockholders in this Agreement that is qualified by materiality shall be true and correct as of the date hereof and as of the Closing Date as if made at and as of the Closing Date, and each such representation and warranty that is not so qualified shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made at and as of the Closing Date, except in each case to the extent that such representation and warranty refers specifically to an earlier date, in which case such representation and warranty shall have been true and correct (or true and correct in all material respects, as applicable) as of such earlier date.

(b) The Stockholders shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing.

(c) During the period from the date of this Agreement until the Closing, no event has occurred that has had, or could reasonably be expected to have, a material adverse effect on the condition (financial or otherwise), operations or results of operations of the Company.

(d) The Purchaser shall have received certificates dated as of the Closing Date and signed by each Stockholder to the effect that the conditions set forth in Sections 7.2(a), 7.2(b) and 7.2(c) have been satisfied.

(e) The consents and approvals listed on Section 7.2(e) of the Stockholders’ Disclosure Schedule shall have been obtained, and the notices listed on Section 7.2(e) of the Stockholders’ Disclosure Schedule shall have been given, and each such consent, approval and notice shall be in form and substance reasonably satisfactory to the Purchaser, in full force and effect and not subject to the satisfaction of any condition that has not been satisfied.

(f) The Stockholders shall have executed and delivered (or caused to be executed and delivered) to the Purchaser all agreements and other documents required to be executed and delivered to the Purchaser pursuant to this Agreement at or prior to the Closing (including all certificates, documents and instruments required to be delivered to the Purchaser at the Closing pursuant to Section 2.3(b), including the Escrow Agreement).

(g) The Purchaser shall have obtained financing on terms acceptable to it in its sole discretion and sufficient to enable it to consummate the transaction.

(h) Each of Thomas F. Creal II, Daniel Wassall and Kirsten A. Maher shall have agreed to execute at Closing their respective employment agreement in the form of Exhibits C-1, C-2 and C-3, respectively (the “Employment Agreements”).

(i) The Company and the respective lessors shall have agreed to enter into at the Closing leases of the facilities in which the Company currently conducts its business operations and which are owned by Affiliates of the Company, such leases to be in the form of Exhibit D hereto (the “New Facility Leases”).

7.3 Conditions to Obligations of the Stockholders. The obligation of the Stockholders to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver in writing by the Representative in its sole discretion) of the following further conditions:

(a) Each representation and warranty of the Purchaser set forth in this Agreement that is qualified by materiality shall be true and correct as of the date hereof and at and as of the Closing Date as if made as of the Closing Date, and each such representation and warranty that is not so qualified shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made as of the Closing Date, except in each case to the extent that such representation and warranty refers specifically to an earlier date, in which case such representation and warranty shall have been true and correct (or true and correct in all material respects, as applicable) as of such earlier date.

(b) The Purchaser shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

(c) The Stockholders shall have received a certificate dated as of the Closing Date and signed by the Purchaser to the effect that the conditions set forth in Sections 7.3(a) and 7.3(b) have been satisfied.

(d) The Company and the respective lessors shall have entered into the New Facility Leases.

(e) The Purchaser shall have executed and delivered to the Stockholders all agreements and other documents required to be executed and delivered to the Stockholders pursuant to this Agreement at or prior to the Closing (including all certificates, documents and instruments required to be delivered to the Stockholders the Closing pursuant to Section 2.3(a) and including the Escrow Agreement and the Creal Promissory Note).

(f) The Company shall have entered into the Employment Agreements with Thomas F. Creal II, Daniel Wassall and Kirsten A. Maher.

ARTICLE VIII

TERMINATION

8.1 Termination.

(a) This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

(i) by mutual written consent of the Purchaser and the Representative;

(ii) by the Purchaser or the Representative if the Closing does not occur on or before July 1, 2010; provided that the right to terminate this Agreement under this Section 8.1(a)(ii) shall not be available to any party whose breach of a representation, warranty, covenant or agreement under this Agreement has been the cause of, or resulted in the failure of, the Closing to occur on or before such date;

(iii) by the Purchaser if (A) the Stockholders shall have breached any of the covenants or agreements contained in this Agreement such that the closing condition set forth in Section 7.2(b) would not be satisfied, (B) there exists a breach of any representation or warranty of the Stockholders contained in this Agreement such that the closing condition set forth in Section 7.2(a) would not be satisfied or (C) following the date hereof an event has occurred that has had, or could reasonably be expected to have, a material adverse effect on the condition (financial or otherwise), operations or results of operations of the Company; provided, (1) in the case of the immediately preceding clauses (A) and (B), that such breach is not cured by the Stockholders within ten Business Days following notice thereof, and (2) the Purchaser shall not be entitled to terminate this Agreement pursuant to the immediately preceding clause (A) or (B) if, at the time of such termination, the Purchaser is in breach of any representation, warranty, covenant or other agreement contained herein in a manner that the conditions to Closing set forth in Section 7.3(a) or 7.3(b), as applicable, would not be satisfied;

(iv) by the Representative if (A) the Purchaser shall have breached any of the covenants or agreements contained in this Agreement such that the closing condition set forth in Section 7.3(b) would not be satisfied or (B) there exists a breach of any representation or warranty of the Purchaser contained in this Agreement such that the closing condition set forth in Section 7.3(a) would not be satisfied; provided, (1) in the case of the immediately preceding clauses (A) and (B), that such breach is not cured by the Purchaser within ten Business Days following notice thereof, and (2) the Representative shall not be entitled to terminate this Agreement pursuant to this Section 8.1(a)(iv) if, at the time of such termination, any Stockholder is in breach of any representation, warranty, covenant or other agreement contained herein in a manner that the conditions to Closing set forth in Section 7.2(a) or 7.2(b), as applicable, would not be satisfied;

(v) by the Purchaser or the Representative if a Governmental Entity shall have issued an Order or taken any other Action, in any case having the effect of restraining, enjoining or otherwise prohibiting, or attempting to restrain, enjoin or otherwise prohibit, the transactions contemplated by this Agreement and such Order or other Action is final and non-appealable.

(b) The party desiring to terminate this Agreement pursuant to Sections 8.1(a)(ii), 8.1(a)(iii), 8.1(a)(iv) or 8.1(a)(v) shall give written notice of such termination to the other parties hereto.

8.2 Effect of Termination. In the event of termination of this Agreement in accordance with Section 8.1, this Agreement will forthwith become void and have no effect, without any Liability (other than with respect to any claim for any pre-termination breach of any representation, warranty, covenant or agreement set forth in this Agreement); provided, that the provisions of Sections 6.7, 6.8, 6.15 and 8.2, Article IX and Article X will survive any termination hereof pursuant to Section 8.1.

ARTICLE IX

INDEMNIFICATION

9.1 Survival.

(a) Except as otherwise expressly provided in this Section 9.1(a), all representations and warranties contained in this Agreement and the Ancillary Agreement, shall survive the Closing for a period of two years; provided, however, that the representations and warranties contained in (i) Sections 3.1, 3.2, 3.4, 3.5, 4.1, 4.2, 4.21, 5.1, 5.2 and 5.5 shall survive the Closing indefinitely, and (ii) Sections 4.5, 4.13 and 4.15 shall survive the Closing until 60 days after the expiration of the applicable statute of limitations period (after giving effect to any waivers and extensions thereof) (the representations and warranties set forth in the immediately preceding clauses (i) and (ii), collectively, the “Fundamental Representations”). The covenants and agreements contained in this Agreement and the Ancillary Agreements shall survive the Closing until 60 days following the expiration of any applicable statute of limitations.

(b) In the event notice of a claim for indemnification under Section 9.2 or 9.3 is given within the applicable survival period set forth in Section 9.1(a), the representation or warranty, covenant or agreement that is the subject of such indemnification claim (whether or not formal legal Action shall have been commenced based upon such claim) shall survive with respect to such claim until such claim is finally resolved. The Indemnitor shall indemnify the Indemnitee for all Losses (subject to the limitations set forth herein, if applicable) that the Indemnitee may incur in respect of such claim, regardless of when incurred.

9.2 Indemnification by the Stockholders. Subject to the limitations set forth herein, the Stockholders shall, jointly and severally (except with respect to Article III hereof, with respect to which the Stockholders’ obligations shall be several and not joint), indemnify and defend the Purchaser and its Affiliates (including, after the Closing, the Company) and their respective stockholders, members, managers, officers, directors, employees, agents, representatives, successors and assigns (the “Purchaser Indemnitees”) against, and shall hold them harmless from, any and all losses, damages, claims, charges, Liabilities, Actions, interest, penalties, Taxes, diminutions in value, costs and expenses, including legal, consultant, accounting and other professional fees, and fees and costs incurred in enforcing rights under this Agreement (collectively, “Losses”) resulting from, arising out of, or incurred by any Purchaser Indemnitee in connection with, or otherwise with respect to: (a) any inaccuracy or breach of any representation or warranty made by the Stockholders in this Agreement, any of the Ancillary Agreements or any certificate or other document furnished or to be furnished to Purchaser in connection with the transactions contemplated by this Agreement; (b) any breach by the Stockholders of any covenant or agreement contained in this Agreement or any of the Ancillary Agreements; (c) any Tax imposed on or relating to the Company with respect to any Pre-Closing Period (except to the extent that the Stockholders have already made payments in respect of such Tax pursuant to Section 6.10(a)); (d) any Liabilities of the Company for the Taxes of another Person as a transferee or successor, by Contract, or otherwise, where the Company became a transferee or successor, entered into such Contract or the connection giving rise to such Liabilities arose prior to the Closing; and (e) any Liability of the Stockholders.

9.3 Indemnification by the Purchaser. The Purchaser shall indemnify and defend the Stockholders and their respective Affiliates, stockholders, members, managers, officers, directors, employees, agents, representatives, successors and assigns (the “Stockholder Indemnitees”) against, and shall hold them harmless from, any and all Losses resulting from, arising out of, or incurred by any Stockholder Indemnitee in connection with, or otherwise with respect to: (a) any inaccuracy or breach of any representation or warranty made by the Purchaser in this Agreement or any of the Ancillary Agreements; (b) any breach by the Purchaser of any covenant or agreement contained in this Agreement or any of the Ancillary Agreements; and (c) any Taxes of the Company attributable to a Post-Closing Period and indemnification for which is not provided in Section 9.2 (as determined without regard to the limitations set forth in the parenthetical in clause (c) of Section 9.2), other than any such Losses described in the immediately preceding clause (c) that result from an action taken by a Stockholder or an Affiliate of a Stockholder.

9.4 Indemnification Procedure for Third Party Claims.

(a) In the event that an Indemnitee becomes aware of the possibility of any claim or the commencement of any Action by a third party in respect of which indemnity may be sought under the provisions of this Article IX (a “Third Party Claim”), the Indemnitee shall notify the Indemnitor in writing of such Third Party Claim (such notice, a “Notice of Claim”); provided that the failure or delay in notifying the Indemnitor of such Third Party Claim will not relieve the Indemnitor of any Liability it may have to the Indemnitee except to the extent that such failure or delay causes actual harm to the Indemnitor with respect to such Third Party Claim.

(b) The Indemnitor will have 20 days from the date on which the Indemnitor received the Notice of Claim (the “Indemnitor Defense Review Period”) to notify the Indemnitee that the Indemnitor desires to assume the defense or prosecution of such Third Party Claim and any litigation resulting therefrom with counsel reasonably acceptable to the Indemnitee and at the sole cost and expense of the Indemnitor (a “Third Party Defense”). At any time prior to the Indemnitor’s assumption of the Third Party Defense in accordance herewith, the Indemnitee may file any motion, answer or other pleading or take any other action that the Indemnitee in good faith believes to be necessary or appropriate to protect its interests. If the Indemnitor assumes the Third Party Defense in accordance herewith: (i) the Indemnitee may retain separate co-counsel and participate in the defense of the Third Party Claim, but the Indemnitor shall control the investigation, defense and settlement thereof; (ii) the Indemnitor will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnitee, which shall not be unreasonably withheld; (iii) the Indemnitor shall be conclusively deemed to have acknowledged that the Third Party Claim is within the scope of its indemnity obligations under this Agreement; (iv) the Indemnitor shall conduct the Third Party Defense actively and diligently and provide copies of all correspondence and related documentation in connection with the Third Party Defense to the Indemnitee; (v) the Indemnitor will not take any action, or omit to take any action, without the consent of the Indemnitee, that would cause (A) any Contracts, correspondence or other documents of the Indemnitee or its Affiliates to be disclosed to a third party or (B) any director, officer, employee or agent of the Indemnitee to take any action related to the Third Party Claim which could interfere with or contravene such Person’s duties to the Indemnitee or any Affiliate thereof and (vi) the Indemnitee will provide reasonable cooperation in the Third Party Defense. Notwithstanding the foregoing, if counsel for the Indemnitee reasonably determines that there is a conflict between the positions of the Indemnitor and the Indemnitee in conducting the defense of such Action or that there are legal defenses available to such Indemnitee different from or in addition to those available to the Indemnitor, then counsel for the Indemnitee shall be entitled, if the Indemnitee so elects, to conduct the defense to the extent reasonably determined by such counsel to protect the interests of the Indemnitee, at the expense of the Indemnitor.

(c) If the Indemnitor does not assume the Third Party Defense prior to the end of the Indemnitor Defense Review Period, the Indemnitee shall have the right to assume the Third Party Defense with counsel of its choice at the expense of the Indemnitor; provided, however, that the Indemnitor shall have the right, at its expense, to participate in such Third Party Defense but the Indemnitee shall control the investigation, defense and settlement thereof. The Indemnitee shall conduct the Third Party Defense actively and diligently, and the Indemnitor will provide reasonable cooperation in the Third Party Defense. The Indemnitee shall have the right to consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner and on such terms as it may deem appropriate without the consent of the Indemnitor; provided, however, that the amount of any settlement made or entry of any judgment consented to by the Indemnitee without the consent of the Indemnitor (not to be unreasonably withheld or delayed) shall not be determinative of the validity of the claim.

(d) In connection with any Third Party Claim, the Indemnitor hereby consents to the nonexclusive jurisdiction of any court in which an Action in respect of a Third Party Claim is brought against any Indemnitee for purposes of any claim that the Indemnitee may have under this Article IX with respect to such Action or the matters alleged therein and agrees that process may be served on the Indemnitor with respect to such a claim anywhere in the world.

(e) The Indemnitor will not be entitled to assume the Third Party Defense (but may do so with the written authorization of the Indemnitee) if: (i) the Third Party Claim seeks, in addition to or in lieu of monetary damages, any injunctive or other equitable relief; (ii) the Third Party Claim relates to or arises in connection with any criminal Action, indictment or allegation; (iii) a conflict exists between the Indemnitee and the Indemnitor in respect of the Third Party Claim in accordance with Section 9.4(a); or (iv) the Indemnitor has failed or is failing to vigorously prosecute or defend such Third Party Claim.

9.5 Indemnification Procedures for Non-Third Party Claims. In the event that an Indemnitee becomes aware of the possibility of a claim that does not involve a Third Party Claim in respect of which indemnity may be sought under the provisions of this Article IX, the Indemnitee shall send a Notice of Claim to the Indemnitor. The Indemnitor will have 20 days from receipt of such notice of claim to dispute the claim and will reasonably cooperate and assist the Indemnitee in determining the validity of the claim for indemnity. If the Indemnitor does not give notice to the Indemnitee that it disputes such claim within 20 days after its receipt of the notice of claim, the claim specified in such notice of claim will be conclusively deemed a Loss subject to indemnification hereunder.

9.6 Other Matters Relating to Indemnification.

(a) No party hereto shall be required to indemnify, defend or hold harmless any Person with respect to any claim for indemnification pursuant to Section 9.2 or 9.3 unless and until the aggregate Losses of the Purchaser Indemnitees or Stockholder Indemnitees, as applicable, in respect of all such claims exceed $50,000, after which the Stockholders or the Purchaser, as applicable, shall be liable for all Losses in excess of such amount. In no event shall the cumulative indemnification obligations of the Stockholders pursuant to Section 9.2, or the Purchaser pursuant to Section 9.3, exceed $2,400,000. Notwithstanding the foregoing, the limitations set forth in this Section 9.6(a) will not apply in the case of willful breach or fraud, or to any Loss resulting from, arising out of or incurred in connection with the breach or inaccuracy of a Fundamental Representation, or a claim for indemnification pursuant to clause (b), (c) or (d) of Section 9.2 or clause (b) or (c) of Section 9.3.

(b) Recoupment and Offset. The parties acknowledge and agree that any indemnification claim will be offset and reduced by (i) any insurance recovery of the Indemnitee and/or (ii) any amounts received by Indemnitee from any third party in partial satisfaction of the claim for which indemnification is being sought.

(c) Effect of Investigation; Waiver. An Indemnitee’s right to indemnification or other remedies based upon the representations, warranties, covenants and agreements of the Indemnitor will not be affected by any investigation or knowledge of the Indemnitee or any waiver by the Indemnitee of any condition based on the accuracy of any representation or warranty or compliance with any covenant or agreement. Such representations and warranties and covenants and agreements shall not be affected or deemed waived by reason of the fact that the Indemnitee knew or should have known that any representation or warranty might be inaccurate or that the Indemnitor failed to comply with any agreement or covenant. Any investigation by such party shall be for its own protection only and shall not affect or impair any right or remedy hereunder.

(d) Qualifications. For purposes of this Article IX, all qualifications as to materiality or material adverse effect contained in any representation, warranty, covenant or agreement contained herein will be disregarded.

(e) Other Rights and Remedies Not Affected. The indemnification rights of the parties under this Article IX are independent of and in addition to such rights and remedies as the parties may have at Law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto, including the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

(f) Treatment of Indemnification Payments. Except as otherwise required by applicable Law, the parties shall treat any indemnification payment made hereunder as an adjustment to the consideration payable under this Agreement.

(g) Interest on Losses. Any and all Losses hereunder shall bear interest from the date incurred until paid at the “prime rate” as published in The Wall Street Journal, Eastern Edition on the date such Loss was incurred.

ARTICLE X

MISCELLANEOUS

10.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if (a) delivered personally against written receipt, (b) sent by facsimile transmission, (c) mailed by registered or certified mail, postage prepaid, return receipt requested, or (d) mailed by reputable international overnight courier, fee prepaid, to the parties hereto at the following addresses or facsimile numbers:

If to the Representative or any Stockholder:

Thomas F. Creal II

12712 High Drive

Leawood, KS 66209

Telephone: 913-451-3820

E-mail: thomascreal@gmail.com

with a copy to (provided that such copy shall not constitute actual notice):

Thomas K. Jones

Payne & Jones, Chartered

11000 King

Overland Park, KS 66210

Telephone: 913-469-4100

Facsimile No.: 913-469-8182

E-mail: tjones@paynejones.com

If to the Purchaser:

InfuSystem Holdings, Inc.

31700 Research Park Drive

Madison Heights, MI 48071

Attention: Scott Chesky

Facsimile No.: 248-546-4356

with a copy to (provided that such copy shall not constitute actual notice):

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, NY 10178

Attention: Howard A. Kenny

Facsimile No.: (212) 309-6001

All such notices, requests and other communications will be deemed given, (w) if delivered personally as provided in this Section 10.1, upon delivery, (x) if delivered by facsimile transmission as provided in this Section 10.1, upon confirmed receipt, (y) if delivered by mail as provided in this Section 10.1, upon the earlier of the fifth Business Day following mailing and receipt, and (z) if delivered by overnight courier as provided in this Section 10.1, upon the earlier of the second Business Day following the date sent by such overnight courier and receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 10.1). Any party hereto may change the address to which notices, requests and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner set forth herein.

10.2 Amendments and Waivers. No amendment of this Agreement will be effective unless it is in writing and signed by the parties hereto. No waiver of any provision of this Agreement will be effective unless it is in writing and duly signed by the party granting the waiver, and no such waiver will constitute a waiver of satisfaction of any other provision of this Agreement. No failure or delay by any party in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof of the exercise of any other right, power or privilege.

10.3 Expenses. Except as otherwise provided in this Agreement, each party shall bear its own costs and expenses in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, whether or not the transactions contemplated by this Agreement and the Ancillary Agreements are consummated; provided that the Stockholders shall be jointly and severally responsible for all costs and expenses incurred by the Company in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby to the extent such costs are not paid prior to the Closing or included in the calculation of the Final Working Capital as Current Liabilities.

10.4 Assignment and Delegation. No party may assign any part of its rights, or delegate any of its obligations, under this Agreement, except that the Purchaser may assign its rights and obligations under this Agreement, in whole or in part, (a) to one or more of its Affiliates, or (b) to any subsequent purchaser of the Company or all or any significant portion of the assets of the Company.

10.5 Successors and Assigns. If a permitted assignment of rights occurs (a) the non-assigning party will be deemed to have agreed to perform in favor of the assignee, (b) a contemporaneous delegation will be deemed to have occurred, and (c) the assignee will be deemed to have assumed the assignor’s performance obligations in favor of the non-assigning party, except in each case where evidence exists to the contrary.

10.6 Governing Law. The Laws of the State of New York, without giving effect to principles of conflict of Laws, govern all matters arising out of or relating to this Agreement or any Ancillary Agreement (except the Creal Promissory Note) and the transactions contemplated hereby or thereby.

10.7 Consent to Jurisdiction. Each party hereto irrevocably submits to the exclusive jurisdiction of any state or federal court located in the County of New York in the State of New York for the purposes of any Action arising out of this Agreement or the Ancillary Agreements (except the Creal Promissory Note) or any transaction contemplated hereby or thereby, and agrees to commence any such Action only in such courts. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth herein shall be effective service of process for any such Action. Each party irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of this Agreement, Ancillary Agreements (except the Creal Promissory Note) or the transactions contemplated hereby or thereby in such courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum. It is understood and agreed, however, that the Creal Promissory Note shall be governed by the laws of the state of Kansas and that the parties thereto have agreed to submit to the exclusive jurisdiction of any state or federal court located in the counties of Johnson or Wyandotte within the state of Kansas. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ANCILLARY AGREEMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF AND THEREOF.

10.8 Counterparts. The parties may sign this Agreement in several counterparts, each of which will be deemed an original but all of which together will constitute one instrument. The parties agree that execution and delivery of this Agreement may be effected by means of an exchange of facsimile or other electronic copies.

10.9 Third Party Beneficiaries. This Agreement does not and is not intended to confer any rights or remedies upon any Person, including any employee, any beneficiary or dependents thereof, or any collective bargaining representative thereof, other than the parties to this Agreement; provided, however, that in the case of Article IX, the other Indemnitees and their respective heirs, executors, administrators, legal representatives, successors and assigns, are intended third party beneficiaries of the provisions contained in such Article.

10.10 Entire Agreement. This Agreement, the Ancillary Agreements, the Exhibits, the Schedules and the other documents, instruments and other agreements specifically referred to in this Agreement or those documents or delivered under this Agreement or those documents constitute the final and entire agreement between the parties on the subject matter of this Agreement. This Agreement supersedes all prior oral or written agreements or policies relating to this Agreement, except for the Confidentiality Agreement between InfuSystem, Inc. and the Company dated as of January 29, 2010, which will continue in full force and effect in accordance with its terms, subject to Section 6.7. The provisions of this Agreement may not be explained, supplemented or qualified through evidence of trade usage or a prior course of dealings or performance.

10.11 Captions. All captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

10.12 Disclosure Schedule. The Stockholders’ Disclosure Schedule has been arranged in sections corresponding to each representation and warranty set forth in Article III and Article IV. Each exception to a representation and warranty set forth in such Disclosure Schedule shall qualify only the specific representations and warranties which are referenced in the applicable section of such Disclosure Schedule, and no other representation or warranty. Nothing in the Stockholders’ Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless such Disclosure Schedule identifies the exception with reasonable particularity. The mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or item itself).

10.13 Severability. If any provision of this Agreement is held invalid, illegal or unenforceable in any jurisdiction, the remainder of this Agreement, or application of that provision to any Persons or circumstances, or in any jurisdiction, other than those as to which it is held unenforceable, will not be affected by that unenforceability and will be enforceable to the fullest extent permitted by Law.

10.14 Specific Performance. The Purchaser and the Stockholders each agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof and that each party shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or equity.

10.15 Interpretation. The parties hereto have participated jointly in the negotiation and drafting of this Agreement, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation hereof.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

PURCHASER:

InfuSystem Holdings, Inc.

By:	/s/ Sean McDevitt
Name:	Sean McDevitt
Title:	Chief Executive Officer

REPRESENTATIVE:

/s/ Thomas F. Creal II
Thomas F. Creal II

STOCKHOLDERS:

Thomas F. Creal II Trust dtd 11/13/2007

By:	/s/ Thomas F. Creal II
Name:	Thomas F. Creal II
Title:	Trustee

Cynthia R. Creal Trust dtd 11/13/2007

By:	/s/ Thomas F. Creal II
Name:	Thomas F. Creal II
Title:	Trustee

Signature Page to Stock Purchase Agreement

Thomas F. Creal III Spendthrift Trust dtd 12/21/2008

By:	/s/ Kristen Maher
Name:	Kristen Maher
Title:	Trustee

John Ryan Creal Spendthrift Trust dtd 12/21/2008

By:	/s/ Kristen Maher
Name:	Kristen Maher
Title:	Trustee

Kirsten A. Maher Spendthrift Trust dtd 12/21/2008

By:	/s/ Kristen Maher
Name:	Kristen Maher
Title:	Trustee

Thomas F. Creal II Grat dtd 02/25/2009

By:	/s/ Kristen Maher
Name:	Kristen Maher
Title:	Trustee

Cynthia R. Creal Grat dtd 02/25/2009

By:	/s/ Kristen Maher
Name:	Kristen Maher
Title:	Trustee

Daniel & Rachel Wassall, joint tenants in common with right of survivorship

By:	/s/ Daniel R. Wassall & /s/ Rachel M. Wassall
Name:	Daniel R. Wassall and Rachel M. Wassall
Title:	Trustees

Signature Page to Stock Purchase Agreement

Schedule A

Stockholders

Name	Number of Class A Shares Owned	Number of Class B Shares Owned
Thomas F. Creal II Trust dtd 11/13/2007	9,000	28,762
Cynthia R. Creal Trust dtd 11/13/2007	9,000	28,762
Thomas F. Creal III Spendthrift Trust dtd 12/21/2008		1,492
John Ryan Creal Spendthrift Trust dtd 12/21/2008		1,492
Kirsten A. Maher Spendthrift Trust dtd 12/21/2008		1.492
Thomas F. Creal II Grat dtd 02/25/2009		5,000
Cynthia R. Creal Grat dtd 02/25/2009		5,000
Daniel & Rachel Wassall, joint tenants in common with right of survivorship	2,000	8,000

Schedule B

Illustrative Working Capital Calculations

Working Capital Example Calculations

	April 30, 2010	December 31, 2009
CURRENT ASSETS
Cash, cash equivalents & short-term investments	42,322	263,986
Accounts receivable (net of allowances for doubtful accounts)	1,907,333	1,635,987
Inventories	146,117	161,780
Prepaid expenses	42,142	59,422
Loans due from employees	20,960	19,660

TOTAL CURRENT ASSETS	2,158,874	2,140,835

CURRENT LIABILITIES
Accounts payable	288,461	337,680
Accrued purchases	74,561	53,261
Accrued expenses	271,382	184,375
Sales taxes payable	11,070	14,713
Short-term loans (A)	—	290,000

TOTAL CURRENT LIABILITIES	645,474	880,029

WORKING CAPITAL	1,513,400	1,260,806

(A)	Short-term loans are not included in the definition of Working Capital herein, since no short-term loans exist as of Closing.

Exhibit A

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS NOTE, NOR ANY PORTION THEREOF, NOR ANY INTEREST THEREIN, MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE LAWS.

THIS NOTE IS SUBORDINATED AS SET FORTH HEREIN TO ALL OF THE INDEBTEDNESS OWED BY INFUSYSTEM HOLDINGS, INC. AND ITS SUBSIDIARIES TO THE SENIOR LENDERS AS MORE FULLY DESCRIBED IN SECTION 5 OF THIS PROMISSORY NOTE SET FORTH HEREIN, WHETHER NOW EXISTING OR HEREAFTER INCURRED.

INFUSYSTEM HOLDINGS, INC.

SUBORDINATED PROMISSORY NOTE

U.S. $750,000	June 15, 2010

For value received, and intending to be legally bound, InfuSystem Holdings, Inc., a Delaware corporation (“Maker”), on this 15th day of June, 2010 hereby promises to pay, in lawful money of the United States of America to the order of Thomas F. Creal II Trust dtd. 11/13/07 (“Payee”), the principal amount of seven hundred fifty thousand dollars ($750,000) in accordance with the terms contained in this note (“Note”). In addition, Maker hereby agrees to pay interest on the unpaid principal balance from the date of this Note until paid at the rate of 5% per annum, calculated on the basis of a 360-day year. Each holder of this Note, by its acceptance hereof, irrevocably agrees to be bound by the terms set forth herein.

1. Term; Scheduled Payments. Subject to the subordination provisions set forth in Section 5, Maker shall pay the principal and accrued interest hereunder in 24 equal monthly payments of $32,903.54 each. The first payment shall be due on or before the first day of July, 2010 and subsequent payments required hereunder shall be due on or before the first day of each of the next succeeding 23 months. If an Event of Default occurs, then from the date the Event of Default initially occurred until all amounts due and owing hereunder have been paid in full, the rate of interest on this Note shall be increased by 400 basis points. Payment for all amounts due hereunder shall be made by mail to the registered address of Payee or by wire transfer to an account designated by Payee.

2. Prepayment. Subject to the subordination provisions set forth in Section 5, Maker may prepay the outstanding principal balance under this Note in whole or in part at any time and from time to time without premium or penalty, provided that, when making any such prepayment, Maker pays all interest accrued thereon, and, provided further, that no partial prepayment shall extend the due date for subsequent monthly payments due hereunder after such partial prepayment, it being understood that partial prepayments of principal shall be deemed to prepay principal in inverse chronological order of due date.

3. Default. Maker shall be in default hereunder upon the occurrence of any of the following events (each an “Event of Default”):

(a) if Maker fails to pay any installment of interest or principal or any other sum due hereunder within 20 calendar days after the due date therefor;

(b) if Maker shall (i) apply for or consent to the appointment of a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) be generally unable to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the United States Bankruptcy Code (11 U.S.C. § 101 et seq.), as amended (the “Federal Bankruptcy Code”), or any successor statute, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against Maker in any involuntary case under such Federal Bankruptcy Code, or (vii) take any corporate action for the purpose of effecting any of the foregoing;

(c) if a proceeding or case shall be commenced against Maker in any court of competent jurisdiction for (i) the winding up, or composition or readjustment of debts, of Maker, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of Maker or of all or any substantial part of its assets, or (iii) similar relief in respect of Maker under any law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 60 days, or an order for relief against Maker shall be entered in an involuntary case under such Federal Bankruptcy Code; or

(d) the sale by Maker of substantially all of its assets to an individual or entity that does not control, is not controlled by, or is not under common control with Maker as of the date of this Note.

4. Remedies.

(a) Upon the occurrence of an Event of Default, and so long as the Event of Default shall continue unwaived by Payee:

(i) subject to the provisions of Section 5, in the case of an Event of Default described in subsection (a) of Section 3, Payee may, by written notice to Maker, declare all amounts evidenced by this Note immediately due and payable; or

(ii) subject to the provisions of Section 5, in the case of an Event of Default described in subsections (b) and (c) of Section 3, all amounts evidenced by this Note shall become due and payable automatically and immediately; or

(iii) subject to the provisions of Section 5, in the case of an Event of Default described in Subsection (d) of Section 3, all amounts evidenced by this Note shall become due and payable automatically and immediately concurrent with the closing of the transaction described therein.

(b) If, within 10 days of all amounts evidenced by this Note becoming due and payable pursuant to this Section 4, such amounts have not been paid in full, the Payee may require the Escrow Agent (established under the terms of the Purchase Agreement) to distribute to Payee from the Escrow Agreement (as defined in the Purchase Agreement), in an amount equal to the lesser of (i) the amount due hereunder and (ii) the balance of the Escrow Amount (as defined in the Purchase Agreement) held by the Escrow Agent. However, it is specifically understood and agreed that obtaining any such amounts from the Escrow Account (as defined in the Purchase Agreement) by Payee does not and will not in any way discharge, satisfy or constitute payment of any amounts due and owing Payee under the terms of this Note, it being understood that no amounts received from the Escrow Account by Payee shall be deemed a payment due from Maker under this Note. Notwithstanding Payee’s receipt of funds from the Escrow Account under the terms of this paragraph, Payee reserves all rights against Maker in such circumstance of Default and Maker’s obligations hereunder are not reduced, absolved, satisfied, released or discharged in any manner as a result of Payee’s receipt of funds from the Escrow Account. Receipt of any funds from the Escrow Account by Payee shall not constitute a “remedy” of Payee hereunder.

(c) If Payee places this Note in the hands of an attorney for collection, in addition to all other obligations of Maker as set forth herein, Maker shall be obligated (subject to the provisions of Section 5) to pay all of Payee’s costs of collection including reasonable attorney’s fees.

5. Subordination.

(a) Definitions:

“Credit Agreement” shall mean that certain Credit Agreement, dated as of the date hereof by and among InfuSystem Holdings, Inc., a Delaware corporation (“Holdings”) InfuSystem, Inc., a California corporation (“InfuSystem”) and First Biomedical, Inc., a Kansas corporation (each a “Company” and collectively, the “Companies”), and Bank of America, N.A. (“Bank of America”), a national banking association, as Administrative Agent (in such capacity, the “Administrative Agent”, which term shall include any successor thereto), Lead Arranger and as a Lender, and KeyBank National Association and as a Lender (“KeyBank” and together with Bank of America and any permitted assigns of Bank of America and KeyBank under the Credit Agreement, the “Senior Lenders”), as such Credit Agreement may from time to time hereafter be amended, supplemented, restated, replaced or otherwise modified, including, without limitation, pursuant to a Refinancing (defined below).

“Holder” shall mean Thomas F. Creal II Trust dtd. 11/13/07 or, the holder of Subordinated Debt together with all successors, permitted assigns and heirs of Holder.

“Insolvency or Liquidation Proceeding” shall mean (i) any insolvency or bankruptcy case or proceeding (including any case under Title 11 of the United States Code, as amended from time to time, or any successor statute), or any receivership, liquidation, reorganization or other similar case or proceeding, relative to any Company or to its assets, (ii) any liquidation, dissolution, reorganization or winding up of any Company, whether voluntary or involuntary and whether or not involving solvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company.

“Permitted Subordinated Debt Payments” means regularly scheduled payments of principal and interest on the outstanding principal amount of this Subordinated Debt Instrument pursuant to the terms and conditions of this Subordinated Debt Instrument as of June 15, 2010.

“Senior Default” means any “default” or “event of default” as defined under the Credit Agreement.

“Senior Indebtedness” shall mean any and all indebtedness and other obligations that now or hereafter may be owing by the Company to the Administrative Agent or the Senior Lenders under the Credit Agreement or any of the other Loan Documents (as defined in the Credit Agreement), including all “Obligations” (as defined in the Credit Agreement), whether for principal, interest, fees or other amounts, and whether such indebtedness, obligations or liabilities are from time to time reduced and thereafter increased or entirely extinguished and thereafter reincurred, and whether such indebtedness, obligations or liabilities are absolute, joint or several, or due or to become due, and any extension, renewal, refinancing, modification or replacement of or for any of the foregoing (including pursuant to a Refinancing), and including without limitation any interest which, but for the filing by or against the Company or any affiliate thereof, of a petition in bankruptcy, would accrue on any of the foregoing indebtedness, obligations or liabilities, as well as any other indebtedness, obligations or liabilities of the Company to the Senior Lenders and any other person related to the obligations under the Credit Agreement (but not including any debtor-in-possession or similar financing) which may be incurred in any bankruptcy proceeding of the Company whether or not recoverable by the Senior Lenders from the Company or any affiliate thereof or its estate under 11 U.S.C. § 506.

“Subordinated Debt” has the meaning set forth in subsection 5(b) below.

“Subordinated Debt Documents” has the meaning set forth in subsection 5(c) below.

“Subordinated Debt Instrument” shall mean this Subordinated Promissory Note.

(b) Extent of Subordination. All amounts (including all principal, interest, premiums and other payments) payable on or in respect of this Subordinated Debt Instrument (collectively, the “Subordinated Debt”) are and shall be subordinated and junior in right of payment to the prior payment in full in cash of the Senior Indebtedness to the extent and in the manner set for the herein. Holder agrees and acknowledges that the provisions hereof are, and are intended to be, an inducement to and in consideration of the holders of the Senior Indebtedness, to acquire and hold, or to continue to hold, the Senior Indebtedness, and such holder of the Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, the Senior Indebtedness and the provisions hereof shall be enforceable against Holder by the holders of the Senior Indebtedness.

(c) Payment Suspension. Notwithstanding any provision contained in this Subordinated Debt Instrument or in any related agreement, document or instrument (collectively, the “Subordinated Debt Documents”) to the contrary, and in addition to any other limitations set for the herein, no payment of principal, interest or any other amount due with respect to the Subordinated Debt shall be made or received, until all Senior Indebtedness shall have been paid in full in cash and all commitments to lend or otherwise extend credit in respect thereof have terminated; provided, however, that except as provided in the immediately succeeding sentence, Holdings may make and the Holder may accept and retain Permitted Subordinated Debt Payments. Notwithstanding the foregoing proviso, if and so long as a Senior Default has occurred and is continuing, or a Senior Default would be caused by or otherwise result from the making of any such Permitted Subordinated Debt Payment (such period of time being referred to as the “Payment Suspension Period”), then, Company shall not make, and the Holder shall not accept and retain from any Company or otherwise directly, in cash or other property, by set-off or in any other manner, payment of all or any part of the Subordinated Debt that otherwise was permitted to be made hereunder unless and until the earliest of the date (i) the Senior Indebtedness has been paid in full in cash and all commitments to lend or otherwise extend credit in respect thereof have terminated or (ii) such Senior Default has been cured by the Company or waived in writing by the holders of the Senior Indebtedness, and the Senior Lenders has terminated the Payment Suspension Period, in each case, in accordance with the terms of the applicable Loan Documents (as defined in the Credit Agreement).

(d) Liquidation, Winding Up. In the event of any Insolvency or Liquidation Proceeding involving any Company or any of its subsidiaries:

(i) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash of the Senior Indebtedness before the Holder is entitled to receive any payment upon the Subordinated Debt, and the holders of Senior Indebtedness shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash, property or securities or by set-off or otherwise, which may be payable or deliverable in any such Insolvency or Liquidation Proceeding in respect of the Subordinated Debt;

(ii) any payment or distribution of assets of any Company or any of its subsidiaries of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holder would be entitled pursuant to this Subordinated Debt Instrument or any other Subordinated Debt Document but for the provisions hereof shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the Administrative Agent for the ratable benefit of the holders of the Senior Indebtedness until the Senior Indebtedness shall have been paid in full in cash, and the Holder acknowledges and agrees that such payment or distribution may, particularly with respect to interest on the Senior Indebtedness after the commencement of an Insolvency or Liquidation Proceeding, result in the Holder receiving less than it would otherwise receive;

(iii) the Holder hereby irrevocably (x) authorizes, empowers and directs all receivers, trustees, debtors-in-possession, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and deliveries, and the Holder also irrevocably authorizes, empowers and directs the Administrative Agent, on behalf of the holders of the Senior Indebtedness, to demand, sue for, collect and receive every such payment or distribution and (y) agrees to execute and deliver to the Administrative Agent, for the benefit of the holder of the Senior Indebtedness, all such further instruments confirming the authorization referred to in the foregoing clause (x) as it may reasonably request;

(iv) the Holder irrevocably authorizes, empowers and appoints the Administrative Agent, on behalf of the holders of the Senior Indebtedness, until the Senior Indebtedness has been paid in full in cash and all commitments to lend or otherwise extend credit in respect thereof have terminated as its agent and attorney-in-fact to (x) execute, verify, deliver and file such proofs of claim upon the failure of the Holder promptly to do so (and in any event prior to fifteen (15) days before the expiration of the time to file any proof) and (y) vote such claims in any such Insolvency or Liquidation Proceeding; provided that no holder of the Senior Indebtedness shall have any obligation to execute, verify, deliver and/or file any such proof of claim or vote such claims. In the event that the holders of the Senior Indebtedness (or any agent, designee or nominee thereof) votes any claim in accordance with the authority granted hereby, the Holder shall not be entitled to change or withdraw such vote.

The Senior Indebtedness shall continue to be treated as Senior Indebtedness and the provisions hereof shall continue to govern the relative rights and priorities of the holders of the Senior Indebtedness and the Holder, even if all or part of the Senior Indebtedness or the security interests securing the Senior Indebtedness are subordinated, set aside, avoided or disallowed in connection with any such Insolvency or Liquidation Proceeding and the provisions hereof shall be reinstated if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of the Senior Indebtedness or any agent, designee or nominee of such holder.

(e) Payment Held in Trust. All payments or distributions upon or with respect to the Subordinated Debt which are made by or on behalf of any Company or received by or on behalf of the Holder in violation of, or contrary to, the provisions of subparagraphs (a), (b) or (c) above shall be received in trust for the benefit of the holders of the Senior Indebtedness and shall be paid over upon demand to the Administrative Agent, for the ratable benefit of the holders of the Senior Indebtedness until the Senior Indebtedness shall have been paid in full in cash and all commitments to lend or otherwise extend credit in respect thereof have terminated.

(f) Effectiveness. The provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any of the holders of the Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Company or any of its subsidiaries) all as though such payment had not been made.

(g) Rights Not Subordinated. The provisions hereof are for the purpose of defining the relative rights of the holder of the Senior Indebtedness on the one hand and the Holder on the other hand, and nothing herein shall impair as among the Companies, the Holder and the other creditors of the Companies or any of their subsidiaries (other than the holders of the Senior Indebtedness), Maker’s obligation to the Holder to pay the full amount of the Subordinated Debt in accordance with the terms of this Subordinated Debt Instrument.

(h) Modification of Senior Indebtedness. The holders of the Senior Indebtedness may, at any time, in their discretion, renew, amend, refinance, extend or otherwise modify the terms and provisions of the Senior Indebtedness so held (including, without limitation, the terms and provisions relating to the principal amount outstanding thereunder, the rate of interest thereof, the payment terms thereof, the acceptance of collateral, the release of collateral, and the provisions thereof regarding default or any other matter) or exercise (or refrain from exercising) any of their rights under the Senior Indebtedness, all without notice to or consent from the Holder. No compromise, alteration, amendment, renewal, restatement, refinancing or other change of, or waiver, consent or other action in respect of any liability or obligation under or in respect of, any terms, covenants or conditions of the Senior Indebtedness (or the Credit Agreement or other Loan Documents (as defined in the Credit Agreement)), whether or not in accordance with the provisions of the Senior Indebtedness, shall in any way alter or affect any of the subordination provisions hereof.

(i) Continuing Subordination. The subordination provisions set forth herein shall continue to be effective regardless of the solvency or insolvency of any Company or any affiliate thereof or the Holder; the liquidation or dissolution of any Company or any affiliate thereof or the Holder; the institution by or against any Company or any affiliate thereof or the Holder of any Insolvency or Liquidation Proceeding or similar proceeding; the appointment of a receiver or trustee for any Company or any affiliate thereof or any of such Person’s property or for the Holder or any of the Holder’s property; any reorganization, merger or consolidation of any Company or any affiliate thereof or the Holder; or any other change in the ownership, composition or nature of any Company or any affiliate thereof or the Holder. The subordination provisions set forth in herein shall be reinstated in the event any payment on the Senior Indebtedness is rescinded, disgorged as a preference or otherwise or must otherwise be returned by the Senior Lenders.

(j) No Action. Until the Senior Indebtedness shall have been paid in full in cash and the termination of all commitments to lend or extend credit under the Credit Agreement, Holder shall not take or continue any action, or exercise any rights, remedies or powers under the terms of this Subordinated Debt Instrument or any other Subordinated Debt Document, or exercise or continue to exercise any other right or remedy at law or in equity that Holder might otherwise possess, to collect any amount due and payable in respect of this Subordinated Debt Instrument or any other Subordinated Debt Document, including, without limitation, the acceleration of the Subordinated Debt, the commencement of any action to enforce payment or foreclosure on any lien or security interest, the filing of any petition in bankruptcy or the taking advantage of any other insolvency law of any jurisdiction. In the event any Company or any of its subsidiaries does not make any payment required to be made by it, any such non-payment shall not limit or affect the Holder’s or its affiliates’ obligations under any employment, non-compete or similar agreement or covenant, it being agreed that such other agreements and covenants are independent of any provision hereof and the existence of any claim or cause of action hereunder shall not constitute a defense to the enforcement by any Company or any of its subsidiaries of such other agreements and covenants. If the Holder shall attempt to enforce, collect or realize upon any of the Subordinated Debt in violation of the terms hereof, the Administrative Agent, on behalf of the holders of the Senior Indebtedness, may, by virtue of the terms hereof, restrain any such enforcement, collection or realization, either in its own name or in the name of any Company.

(k) No Contest. Holder covenants and agrees that it will not, and will not encourage any other Person to, at any time, contest the validity, perfection, priority or enforceability of the provisions hereof, the Senior Indebtedness, the Credit Agreement or any other Loan Document (as defined in the Credit Agreement) or the security interests or liens granted pursuant thereto. Holder agrees that the Subordinated Debt is unsecured and that Holder shall not take any liens or security interest in any assets or property of the Company, any of its subsidiaries or otherwise to secure the Subordinated Debt.

(l) Amendments. This Subordinated Debt Instrument may not be amended or modified without the prior written consent of the Senior Lenders or any subsequent holder of the Senior Indebtedness.

(m) Security for Subordinated Debt. The Holder hereby confirms and represents to the Administrative Agent and the Senior Lenders that the Holder holds no collateral or other security for the Subordinated Debt, and that the Holder is aware that the Credit Agreement prohibits each Company from granting any lien or security interest in such collateral or security. Except with the prior written consent of the Senior Lenders, in no event shall the Holder take, accept or receive any lien or security interest on any asset of any Company or their subsidiaries or any other collateral or security for the Subordinated Debt.

(n) Enforcement. Each Senior Lender and future holder of Senior Indebtedness shall be deemed to have acquired such Senior Indebtedness in reliance upon the provisions contained in this Section 5. Each Senior Lender shall be a third party beneficiary of the provisions hereof, and the Administrative Agent, on behalf of the holders of Senior Indebtedness, shall be entitled to directly and strictly enforce the provisions hereof as in effect on June 15, 2010, against the Holder and each Company notwithstanding any amendment or purported amendment or waiver hereof effected without the prior written consent of the Senior Lenders.

(o) Refinancings. The Administrative Agent and the Senior Lenders may, from time to time, without notice to the Holder, assign or transfer any or all of the Senior Indebtedness or any interest therein or permit another person or persons (collectively, a “Refinancing Party”) to extend credit to any Company to enable any Company to repay all or a portion of the Senior Indebtedness (a “Refinancing”) other than pursuant to the terms of the Credit Agreement; and, notwithstanding any such assignment, transfer or Refinancing or any subsequent assignment transfer or Refinancing, such Senior Indebtedness shall be and remain Senior Indebtedness for the purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Senior Indebtedness or of any interest therein, and any Refinancing Party, shall, to the extent of the interest of such assignee, transferee or Refinancing Party in the Senior Indebtedness, be entitled to the benefits of this Section 5 to the same extent as if such assignee, transferee or Refinancing Party were the original Administrative Agent or Senior Lenders. For purposes of this Agreement, each reference to any one or more of the Administrative Agent or the Senior Lenders shall constitute a reference, as the context requires, to any and all assignees, transferees and Refinancing Parties, as the case may be (or, as appropriate, any agent for same). The provisions of this Section 5 shall inure to the benefit of, and may be enforced by, the Administrative Agent, the Senior Lenders and any assignee, transferee or Refinancing Party.

(p) Subrogation, etc. Subject to the payment in full of all Senior Indebtedness and the termination of all commitments to lend or extend other credit, the Holder shall be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of assets of the Companies made on the Senior Indebtedness until the Subordinated Debt shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to or for the benefit of the holders of the Senior Indebtedness of any cash, property or securities to which the Holder would be entitled except for the provisions of this Section 5, and no payment over pursuant to the provisions of this Section 5 to or for the benefit of the holders of the Senior Indebtedness, by the Holder, shall, as among the Company, the creditors of any Company (other than the holders of the Senior Indebtedness) and the Holder, be deemed to be a payment by the Companies to or on account of Senior Indebtedness.

(q) WAIVER OF JURY TRIAL. THE HOLDER, HOLDINGS, ON BEHALF OF ITSELF AND EACH OTHER COMPANY, THE ADMINISTRATIVE AGENT AND THE SENIOR LENDERS HEREBY IRREVOCABLY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SECTION 5 OR ANY DEALINGS BETWEEN OR AMONG THEM RELATING TO THE SUBJECT MATTER HEREOF AND THE RELATIONSHIPS HEREBY ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other statutory and common law claims. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS SECTION 5. In the event of litigation, this provision may be filed as a written consent to a trial by the court.

6. Waivers; Amendments. No delay on the part of Payee in exercising any of its options, powers or rights, and no partial or single exercise thereof, shall constitute a waiver thereof or of any other option, power or right. Payee shall not be deemed by any act or omission to have waived any such right or remedy or any default by Maker hereunder unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth in the writing. Any such waiver shall not be construed as a continuing waiver or as a bar to or waiver of any right or remedy with respect to any other default by Maker. None of the terms and conditions of this Note may be amended, modified or waived, except in a writing signed by Payee and Maker.

7. Notices. All notices or other communications required or permitted to be given under this Note shall be given in accordance with the terms of Section 10.1 of the Purchase Agreement.

8. Governing Law; Consent to Jurisdiction, etc. This Note shall be construed and interpreted in accordance with the laws of the State of Kansas without regard to its provisions concerning choice of laws or choice of forum. Each of Maker and Payee hereby irrevocably submit themselves to, subject to the proviso to this sentence, the exclusive jurisdiction of the state and federal courts sitting in the State of Kansas; provided, however, that the jurisdiction of such courts sitting in the State of Kansas shall be non-exclusive with respect to any dispute arising out of Section 5 hereof. Each of Maker and Payee agree and consent that service of process may be made upon them in any legal proceedings relating hereto by any means allowed under state or federal law.

9. Integration. Except to the extent any definitions or other provisions of another document are incorporated by reference or referred to in this Note, this instrument states the entire agreement of the parties concerning the subject matter hereof, and it is acknowledged that there are no customs, usages, representations, or assurances referring to the subject matter, and no inducements leading to the execution or delivery hereof, other than those expressed herein.

10. Presentment, etc. Maker waives demand, presentment for payment, notice of nonpayment, protest and notice of protest.

11. Miscellaneous. This Note shall bind and inure to the benefit of Maker and Payee and their respective heirs, executors, administrators, personal representatives, successors and assigns. No persons other than Maker and Payee and the respective assignees of Payee are intended to be benefited hereby or shall have any rights hereunder, as third-party beneficiaries or otherwise. Maker acknowledges that this Note and the obligations of Maker hereunder have constituted, and were intended by Maker to constitute, a material inducement to Payee to enter into this Note and make the loan contemplated hereby, knowing that Payee will rely upon the terms of this Note. Maker intends to be legally bound hereby. Any provision of this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remainder of this Note or the validity or enforceability of such provision in any other jurisdiction. The term “Payee” shall apply equally to the initial Payee specified above and to any holder to which this Note may be assigned. The term “including” shall have the inclusive meaning frequently identified with the phrase “including without limitation.”

[SIGNATURE PAGE TO SUBORDINATED PROMISSORY NOTE]

IN WITNESS WHEREOF, Maker has executed this Note, or has caused the same to be executed in its name, intending to be legally bound as of the day and year first written above.

MAKER:

INFUSYSTEM HOLDINGS, INC.

By:
Name:
Title:

Exhibit B

ESCROW AGREEMENT

This ESCROW AGREEMENT, dated as of June 15, 2010 (“Escrow Agreement”), is by and among INFUSYSTEM HOLDINGS, INC., a Delaware corporation (“Buyer”), THOMAS F. CREAL II, an individual (the “Seller Representative” and together with Buyer sometimes referred to individually as “Party” or collectively as the “Parties”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as escrow agent hereunder (“Escrow Agent”).

BACKGROUND

A. Buyer and the stockholders of First Biomedical, Inc. (each such stockholder a “Stockholder” and collectively the “Stockholders”) have entered into a Stock Purchase Agreement (as amended, the “Underlying Agreement”), dated as of June 15, 2010, pursuant to which Buyer is purchasing from the Stockholders all issued and outstanding shares of stock of First Biomedical, Inc. The Underlying Agreement provides that Buyer shall deposit the Escrow Funds (as defined below) in a segregated escrow account to be held by Escrow Agent for the purpose of providing funds against which Buyer may make a claim if Buyer believes it has a right of indemnification from Stockholders pursuant to the Underlying Agreement.

B. Escrow Agent has agreed to accept, hold, and disburse the Escrow Funds deposited with it and the earnings thereon in accordance with the terms of this Escrow Agreement.

C. In order to establish the escrow of funds and to effect the provisions of the Underlying Agreement, the parties hereto have entered into this Escrow Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1. Definitions. The following terms shall have the following meanings when used herein:

“Business Day” means a day other than Saturday, Sunday or other days on which banks in New York City are authorized or required by law to close.

“Buyer Representative” shall mean the person(s) so designated on Schedule A hereto or any other person designated in a writing signed by Buyer and delivered to Escrow Agent and the Seller Representative in accordance with the notice provisions of this Escrow Agreement, to act as its representative under this Escrow Agreement.

“Escrow Funds” shall mean the funds deposited with Escrow Agent pursuant to Section 3 of this Agreement, together with any interest and other income thereon.

“Joint Written Direction” shall mean a written direction executed by the Representatives and directing Escrow Agent to disburse all or a portion of the Escrow Funds or to take or refrain from taking an action pursuant to this Escrow Agreement.

“Seller Representative” shall mean the individual designated above or any other person designated in a writing signed by Seller Representative or by all remaining Stockholders and delivered to Escrow Agent and the Buyer Representative in accordance with the notice provisions of this Escrow Agreement, to act as its representative under this Escrow Agreement.

“Representatives” shall mean the Buyer Representative and the Seller Representative.

“Indemnification Claim”, “Indemnification Claim Amount”, “Disputed Indemnification Claim.”, “Interim Release”, “Income Distribution”, “Creal Trust”, “Creal Note”, “Holder”, “Holder’s Notice”, “Specified Amount, “Buyer Objection” and “Release Date” are defined in Section 4 below.

2. Appointment of and Acceptance by Escrow Agent. Buyer and Seller Representative hereby appoint Escrow Agent to serve as escrow agent hereunder. Escrow Agent hereby accepts such appointment and, upon receipt by wire transfer of the Escrow Funds in accordance with Section 3 below, agrees to hold, invest and disburse the Escrow Funds in accordance with this Escrow Agreement.

3. Deposit of Escrow Funds. Simultaneously with the execution and delivery of this Escrow Agreement, Buyer will transfer the Escrow Funds in the amount of $1,200,000.00, by wire transfer of immediately available funds, to an account designated by Escrow Agent. From time to time, upon advance notice provided to Escrow Agent, additional funds may be deposited as Escrow Funds.

4. Disbursements of Escrow Funds. All disbursements of funds from the Escrow Funds shall be subject to the fees and claims of Escrow Agent pursuant to the terms of this Escrow Agreement.

4.1	Additional Definitions. For purposes of this Agreement, “Indemnification Claim” shall mean any written notice received by Seller Representative and Escrow Agent from Buyer on or before the Release Date (as defined below) that sets forth the basis for a claim for indemnification under the Underlying Agreement and the dollar amount (the “Indemnification Claim Amount”) of any such claim. Buyer agrees that it shall simultaneously deliver any such written notice to Seller Representative and Escrow Agent, and Escrow Agent may conclusively presume that any such written notice received by it has been simultaneously delivered to Seller Representative. If a claim is countersigned by Seller Representative, then such Indemnification Claim is referred to herein as an “Accepted Indemnification Claim.” If Seller Representative delivers a written objection to such Indemnification Claim (or to the Indemnification Claim Amount) to Escrow Agent and Buyer on or before the close of Escrow Agent’s business on the thirtieth (30th) day following the date that Escrow Agent receives such Indemnification Claim, then such Indemnification Claim is referred to herein as a “Disputed Indemnification Claim.” Any Indemnification Claim or Indemnification Claim Amount submitted by Buyer, and any dispute by Seller Representative of any Indemnification Claim or Indemnification Claim Amount, shall be made in good faith.

4.2	Joint Direction, Accepted and Non-Disputed Claims. Upon (a) Escrow Agent’s receipt of an Accepted Indemnification Claim, (b) Escrow Agent’s receipt of Joint Written Direction directing release by Escrow Agent of the Escrow Funds or any part thereof, or (c) within three (3) Business Days following the thirtieth (30th) day after the date that Escrow Agent receives an Indemnification Claim, unless such claim has become a Disputed Indemnification Claim, then Escrow Agent shall release the Indemnification Claim Amount and deliver such amount to Buyer (or as otherwise directed in the Joint Written Direction referenced above).

4.3	Disputed Indemnification Claims. From and following Escrow Agent’s receipt of a Disputed Indemnification Claim, Escrow Agent shall await the settlement of such dispute, whether by subsequent written agreement of the parties or by final, non-appealable written order of a court of competent jurisdiction. Any amount that is subject to a Disputed Indemnification Claim shall be disbursed only in accordance with the terms of such agreement or order.

4.4	Interim Release. On the six (6) month anniversary of the date hereof, or if such day is not a Business Day, the next succeeding Business Day (the “Interim Release Date”), the Escrow Agent shall release to Seller Representative (on behalf of the Stockholders) as per the wiring instructions provided by Seller Representative an amount of the Escrow Fund equal to the lesser of

i)	$600,000.00; or

ii)	one-half (1/2) of the remaining portion of the Escrow Fund which has not previously been paid over to Buyer minus any amount which is then a Disputed Indemnification Claim and minus the aggregate amount of any then existing Indemnification Claims for which the thirty (30) day objection period has not expired. Promptly following the resolution of such Disputed Indemnification Claims and such other Indemnification Claims for which the thirty (30) day objection period had not expired as of the Interim Release Date, Buyer and Seller Representative shall jointly instruct the Escrow Agent to release to Seller Representative additional funds based on the Interim Release procedure set forth herein to the extent such funds should be distributed either to Buyer or to Seller Representative if such claims had been resolved prior to the Interim Release Date.

4.5	Income Distributions. Escrow Agent shall distribute to Seller Representative all income accrued (and not previously distributed) on the Escrow Funds (the “Income Distribution”) through the end of each calendar quarter during the term of this Escrow Agreement. Such distribution shall be made within five (5) Business Days of the end of each such calendar quarter. Income Distributions shall continue to be made quarterly to Seller Representative throughout the term of this Escrow Agreement.

4.6

Special Release Provision. The Parties acknowledge and agree that as part of the consideration for the purchase of all shares of stock in First Biomedical, Inc., Buyer delivered to the Thomas F. Creal II Trust dtd.11/13/07 (the “Creal Trust”) Buyer’s Promissory Note in the amount of $750,000.00, such note dated of even date with this Escrow Agreement (the “Creal Note”). Under the terms of Paragraph 4(b) of the Creal Note, if an Event of Default (as defined in the Creal Note) occurs and as a result the entire balance due under the Creal Note becomes due and payable, then at anytime after ten (10) days following the date of the Event of Default, the holder of the Creal Note (the “Holder”) shall be permitted to provide written notice (the “Holder Notice”) to Escrow Agent (with a copy to be provided to Buyer) directing Escrow Agent to distribute to the Creal Trust the lesser of (i) the balance then due under the Creal Note, including accrued and unpaid interest or (ii) the balance of funds then in the Escrow Account, less the aggregate amount of any then existing Disputed Indemnification Claims and less the aggregate amount of any then existing Indemnification Claims for which the thirty (30) day objection period has not expired (the “Specified Amount”). Escrow Agent may conclusively presume that any such Holder Notice received by it has been simultaneously delivered to Seller Representative. After Escow Agent’s receipt of a Holder Notice, upon (a) Escrow Agent’s receipt of Joint Written Directions directing release by Escrow Agent of the Escrow Funds or any part thereof, or (b) three (3) Business Days following the thirtieth (30th) day after the date that Escrow Agent receives a Holder Notice, unless Buyer shall have delivered a written objection to the Holder Notice to the Escrow Agent and the Seller Representative (a “Buyer Objection”), Escrow Agent shall promptly release the Specified Amount in accordance with the Joint Written Direction, if any, or as specified in the Holder Notice to which Buyer shall not have delivered a Buyer Objection. From and following Escrow Agent’s receipt of a Buyer Objection, Escrow Agent shall await the settlement of such dispute, whether by subsequent written agreement of the parties or by final, non-appealable written order of a court of competent jurisdiction, and thereupon disburse funds from the Escrow Account only in accordance with the terms of such agreement or order. Promptly following the resolution of such Disputed Indemnification Claims and such other Indemnification Claims for which the thirty (30) day objection period has not expired as of the date of the Holder Notice, Buyer and Seller Representative shall jointly instruct the Escrow Agent to release to the Creal Trust any funds remaining in the Escrow Account that have not been paid to Buyer in connection with such resolution, and which would have been distributed to the Creal Trust under the terms of this Section 4.6 if such claims had been resolved prior to the date of Holder’s Notice.

4.7	Final Release. Within three (3) Business Days following the eighteen (18) month anniversary of the date of this Agreement (the “Release Date”), the Escrow Agent shall release to Seller Representative, by wire transfer to an account designated by Seller Representative, all of the funds remaining in the Escrow Account, less the aggregate amount of any then-existing Disputed Indemnification Claims, and less the aggregate amount of any then-existing Indemnification Claims for which the thirty (30) day objection period has not expired. Promptly following the resolution of such Disputed Indemnification Claims and such other Indemnification Claims for which the thirty (30) day objection period had not expired as of the Release Date, Buyer and Seller Representative shall jointly instruct the Escrow Agent to release to Seller Representative any funds remaining in the Escrow Account that have not been paid to Buyer in connection such resolution, and which would have been paid to Seller Representative if such claims had been resolved prior to the Release Date.

5. Suspension of Performance; Disbursement Into Court. If, at any time, (i) there shall exist any dispute between Buyer and Seller Representative with respect to the holding or disposition of all or any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, (ii) Escrow Agent is unable to determine, to Escrow Agent’s sole satisfaction, the proper disposition of all or any portion of the Escrow Funds or Escrow Agent’s proper actions with respect to its obligations hereunder, or (iii) the Representatives have not within 30 days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 7 hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

a. suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be); or

b. petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all Escrow Funds, after deduction and payment to Escrow Agent of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

Escrow Agent shall have no liability to Buyer, Seller Representative, their respective owners, shareholders or members or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrow Funds or any delay in or with respect to any other action required or requested of Escrow Agent.

6. Investment of Funds. The Escrow Agent is herein directed and instructed to initially invest and reinvest the Escrow Funds in the investment indicated on Schedule B hereto. The Buyer and Seller Representative may provide instructions changing the investment of the Escrow Funds by the furnishing of a Joint Written Direction to the Escrow Agent; provided, however, that no investment or reinvestment may be made except in the following: (a) direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America; (b) U.S. dollar denominated deposit accounts, certificates of deposits or commercial paper issued by any national banking association (including Escrow Agent and its affiliates) which has a rating on its short- term deposits on the date of deposit or purchase of “A-1” or “A-l+” by S&P and “P-1” by Moody’s (ratings on holding companies are not considered as the rating of the bank); or (c) SEC registered money market funds rated AAAm by S&P and Aaa by Moody’s, including funds managed by Escrow Agent or any of its affiliates; provided further that the Escrow Agent will not be directed to invest in investments that the Escrow Agent in its sole reasonable discretion exercised in good faith determines are not administratively or operationally feasible consistent with the Escrow Agent’s normal business practices.

Each of the foregoing investments shall be made in the name of Escrow Agent. Notwithstanding anything to the contrary contained herein, Escrow Agent may, without notice to the Representatives, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any disbursement of Escrow Funds permitted or required hereunder. All investment earnings shall become part of the Escrow Funds and investment losses shall be charged against the Escrow Funds. Escrow Agent shall not be liable or responsible for loss in the value of any investment made pursuant to this Escrow Agreement, or for any loss, cost or penalty resulting from any sale or liquidation of the Escrow Funds. With respect to any Escrow Funds received by Escrow Agent after twelve o’clock, p.m., Central Standard Time, Escrow Agent shall not be required to invest such funds or to effect any investment instruction until the next day upon which banks in St. Paul, Minnesota are open for business.

7. Resignation of Escrow Agent. Escrow Agent may resign and be discharged from the performance of its duties hereunder at any time by giving thirty (30) days prior written notice to the Buyer and Seller Representative specifying a date when such resignation shall take effect. Upon any such notice of resignation, the Representatives jointly shall appoint a successor Escrow Agent hereunder prior to the effective date of such resignation. If the Representatives fail to appoint a successor escrow agent within such time, the Escrow Agent shall have the right to petition a court of competent jurisdiction to appoint a successor escrow agent, and all costs and expenses (including without limitation attorneys fees) related to such petition shall be paid jointly and severally by Buyer and Seller Representative. The retiring Escrow Agent shall transmit all records pertaining to the Escrow Funds and pay all Escrow Funds to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after deduction and payment to the retiring Escrow Agent of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder. After any retiring

Escrow Agent’s resignation, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all of the escrow business of the Escrow Agent’s corporate trust line of business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

8. Liability of Escrow Agent. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement, including without limitation any other agreement between any or all of the parties hereto or any other persons even though reference thereto may be made herein. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to the Buyer or Seller Representative. Escrow Agent’s sole responsibility shall be for the safekeeping and disbursement of the Escrow Funds in accordance with the terms of this Escrow Agreement. Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Escrow Agent may rely upon any notice, instruction, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same. In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages (including, but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Escrow Agreement or the Underlying Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. Buyer and Seller Representative, jointly and severally, shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

The Escrow Agent is authorized, in its sole discretion, to comply with final orders issued or process entered by any court with respect to the Escrow Funds, without determination by the Escrow Agent of such court’s jurisdiction in the matter. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

9. Indemnification of Escrow Agent. From and at all times after the date of this Escrow Agreement, Buyer and Seller Representative, jointly and severally, shall, to the fullest extent permitted by law, defend, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys’ fees, costs and expenses) incurred by or asserted, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation Buyer or Seller Representative, whether threatened or initiated, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein. The obligations of Buyer and Seller Representative under this section shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

10. Fees and Expenses of Escrow Agent. Escrow Agent agrees to accept a fee of $2,500.00 for all ordinary services to be provided by Escrow Agent hereunder, plus reimbursement of reasonable expenses associated with the performance of its duties, including but not limited to fees and expenses of legal counsel, accountants and other agents, one-half of which shall be paid by Buyer and one-half of which shall be paid by the Stockholders, such payments to be made concurrent with the execution hereof. Additional reasonable fees may be incurred if Escrow Agent is required to provide extraordinary services of an unusual nature, including without limitation amendments, specialized reporting, use investments not automated with the Escrow Agent’s trust accounting system, and actual or threatened litigation or arbitration proceedings. All of the other reimbursement obligations set forth in this section shall be payable by Buyer and Seller Representative, jointly and severally, upon demand by Escrow Agent. The obligations of Buyer and Seller Representative under this section shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent. Escrow Agent is authorized to, and may, disburse to itself from the Escrow Funds, from time to time, the amount of any compensation and reimbursement of out-of-pocket expenses due and payable hereunder (including any amount to which Escrow Agent or any indemnified party is entitled to seek indemnification pursuant to this Escrow Agreement). If for any reason funds in the Escrow Funds are insufficient to cover such compensation and reimbursement, Buyer and Seller Representative shall promptly pay such amounts to Escrow Agent or any indemnified party upon receipt of an itemized invoice.

11. Representations and Warranties. Buyer and Seller Representative each respectively make the following representations and warranties to Escrow Agent:

(i) It has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder; and this Escrow Agreement has been duly approved by all necessary action and constitutes its valid and binding agreement enforceable in accordance with its terms.

(ii) The applicable persons designated on Schedule A hereto have been duly appointed to act as its representatives hereunder and have full power and authority to execute and deliver any Joint Written Direction, to amend, modify or waive any provision of this Escrow Agreement and to take any and all other actions as the Representatives under this Escrow Agreement, all without further consent or direction from, or notice to, it or any other party.

12. Governing Law; Consent to Jurisdiction and Venue. This Escrow Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York without giving effect to the conflict of laws principles thereof. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Escrow Agreement, the parties hereto agree that the the Federal District Court located in the county of New York in the state of New York shall have the sole and exclusive jurisdiction over any such proceeding. If such court lacks federal subject matter jurisdiction, the parties agree that the any state court located in the county of New York, state of New York shall have sole and exclusive jurisdiction. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts.

13. Notice. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be delivered by hand, overnight delivery service, electronic mail or facsimile transmitter (with confirmed receipt) to the physical address, electronic address or facsimile number set forth in this section, or to such other address as each party may designate for itself by like notice, and shall be deemed to have been given on the date received.

If to Buyer at:	InfuSystem Holdings, Inc.
31700 Research Park Drive
Madison Heights, MI 48071
ATTN: Scott Chesky
Facsimile: 248-546-4356
Telephone: 248-291-1210
E-mail: scott.chesky@infusystem.com

If to Seller Representative at:	Thomas F. Creal II
12712 High Drive
Leawood, KS 66209
Telephone: 913-451-3820
E-mail: thomascreal@gmail.com

If to the Escrow Agent at:	U.S. Bank National Association, as Escrow Agent
ATTN: Brian J. Kabbes, Vice President, Corporate Trust Services
U.S. Bank National Association
One U.S. Bank Plaza, Mail Code: SL-MO-T6CT
St. Louis, MO 63101
314-418-3943
314-418-1225 FAX
brian.j.kabbes@usbank.com

14. Amendment or Waiver. This Escrow Agreement may be changed, waived, discharged or terminated only by a writing signed by the Representatives and Escrow Agent. No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

15. Severability. To the extent any provision of this Escrow Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.

16. Entire Agreement. This Escrow Agreement constitutes the entire agreement between the parties relating to the holding, investment and disbursement of the Escrow Funds and sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Escrow Funds.

17. Binding Effect. All of the terms of this Escrow Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of Buyer, Seller Representative and Escrow Agent.

18. Execution in Counterparts. This Escrow Agreement and any Joint Written Direction may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement or direction. Copies (whether facsimile, electronically reproduced, photostatic or otherwise) of signatures to this Escrow Agreement and any Joint Written Direction shall be deemed to be originals and may be relied on to the same extent as the originals.

19. Termination. Upon the first to occur of the disbursement of all amounts in the Escrow Funds pursuant to the terms hereof, or the disbursement of all amounts in the Escrow Funds into court pursuant to the terms hereof, this Escrow Agreement shall terminate and Escrow Agent shall have no further obligation or liability whatsoever with respect to this Escrow Agreement or the Escrow Funds.

20. Dealings. The Escrow Agent and any stockholder, director, officer or employee of the Escrow Agent may buy, sell, and deal in any of the securities of the Buyer or Seller Representative and become pecuniarily interested in any transaction in which the Buyer or Seller Representative may be interested, and contract and lend money to the Buyer or Seller Representative and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement. Nothing herein shall preclude the Escrow Agent from acting in any other capacity for the Buyer or Seller Representative or for any other entity.

21. Tax Reporting. Escrow Agent shall have no responsibility for the tax consequences of this Escrow Agreement and hereby advises each party to consult with independent counsel concerning any tax ramifications. Any interest or income on the Escrow Funds shall be reported on an accrual basis and shall be deemed to be for the account of Seller Representative, unless determined otherwise in accordance with the terms of this Escrow Agreement.

22. Security Advice Waiver. The parties hereto acknowledge that to the extent regulations of the Comptroller of the Currency or other applicable regulatory entity grant them the right to receive brokerage confirmations for certain security transactions as they occur, they specifically waive receipt of such confirmations to the extent permitted by law. The Escrow Agent will furnish the Representatives periodic cash transaction statements that include detail for all investment transactions made by the Escrow Agent.

23. Identifying Information. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust, or other legal entity, the Escrow Agent requires documentation to verify its formation and existence as a legal entity. The Escrow Agent may ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. Buyer and Seller Representative acknowledge that a portion of the identifying information set forth herein is being requested by the Escrow Agent in connection with the USA Patriot Act, Pub.L.107-56 (the “Act”), and Buyer and Seller Representative agree to provide any additional information requested by the Escrow Agent in connection with the Act or any similar legislation or regulation to which Escrow Agent is subject, in a timely manner.

24. Beneficial Owner Directive Regarding The Shareholder Communications Act of 1985, SEC Rule 14b-2. The Shareholder Communications Act of 1985 and its regulation require that banks and trust companies make an effort to facilitate communication between registrants of U.S. securities and the parties who have the authority to vote or direct the voting of those securities regarding proxy dissemination and other corporate communications. If applicable, unless the parties hereto indicate their objection in writing, the Escrow Agent will provide the obligatory information to the registrant upon request. An objection will apply to all securities held for the benefit of the parties in the account now and in the future unless the Escrow Agent is notified in writing.

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed under seal as of the date first above written.

BUYER

By:
Title:

SELLER REPRESENTATIVE

Thomas F. Creal II

U.S. BANK NATIONAL ASSOCIATION as Escrow Agent

By:
Title:

SCHEDULE A

Representatives:

The following person(s) are hereby designated and appointed as Buyer Representative under the Escrow Agreement (only one signature shall be required for any direction):

Sean Whelan	Specimen signature

The following person is hereby designated and appointed as Seller Representative under the Escrow Agreement (only one signature shall be required for any direction):

Thomas F. Creal II	Specimen signature

SCHEDULE B

U.S. BANK NATIONAL ASSOCIATION

MONEY MARKET ACCOUNT AUTHORIZATION

DESCRIPTION AND TERMS

The U.S. Bank Money Market account is a U.S. Bank National Association (“U.S. Bank”) interest-bearing money market deposit account designed to meet the needs of U.S. Bank’s Corporate Trust Services Escrow Group and other Corporate Trust customers of U.S. Bank. Selection of this investment includes authorization to place funds on deposit and invest with U.S. Bank.

U.S. Bank uses the daily balance method to calculate interest on this account (actual/365 or 366). This method applies a daily periodic rate to the principal balance in the account each day. Interest is accrued daily and credited monthly to the account. Interest rates are determined at U.S. Bank’s discretion, and may be tiered by customer deposit amount.

The owner of the account is U.S. Bank as Agent for its trust customers. U.S. Bank’s trust department performs all account deposits and withdrawals. Deposit accounts are FDIC Insured per Buyer, as determined under FDIC Regulations, up to applicable FDIC limits.

AUTOMATIC AUTHORIZATION

In the absence of specific written direction to the contrary, U.S. Bank is hereby directed to invest and reinvest proceeds and other available moneys in the U.S. Bank Money Market Account. The U.S. Bank Money Market Account is a permitted investment under the operative documents and this authorization is the permanent direction for investment of the moneys until notified in writing of alternate instructions.

Exhibit C-1

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is entered into and effective as of June 15, 2010 (the “Effective Date”), by and between First Biomedical, Inc., a Kansas corporation (the “Company”) and wholly-owned subsidiary of InfuSystem Holdings, Inc. (the “Parent”), and Thomas F. Creal II (the “Employee”).

WHEREAS, the Employee is presently employed by the Company; and

WHEREAS, the Company has determined to continue to employ the Employee, and the Employee wishes to continue to be employed by the Company pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and the mutual covenants set forth herein, the parties hereto agree as follows:

1. Employment. Employee’s employment with the Company will be at-will, and Employee and the Company may each terminate Employee’s employment at any time for any reason or no reason without payment, penalty or further obligation except as set forth in Section 5(c) hereof. While employed by the Company (the “Employment Period”), Employee shall use his best efforts and devote his entire business time and attention to advancement of the business and welfare of the Company and its affiliates, and to the performance of Employee’s duties under this Agreement and the duties reasonably assigned to him by the Company hereafter. During the Employment Period, Employee shall not engage in any other employment or business activity without the express prior written consent of the Company.

2. Position and Duties. Employee shall serve as the President of the Company, with such duties and responsibilities as are customarily assigned to such position and such other duties and responsibilities as the Company’s Board of Directors or Chief Executive Officer may from time to time assign.

3. Compensation.

(a) Compensation.

(i) Base Salary. During the Employment Period, the Company shall pay Employee an annual compensation of US $250,000 per year (the “Annual Base Salary”) for all services rendered to the Company by Employee, payable in accordance with the Company’s regular payroll policies for similarly situated employees, subject, however, to withholding deductions, including without limitation social security taxes and applicable federal, state and local income and other employment taxes. The Company shall annually review the Annual Base Salary and based on that review, the Company may, in its sole discretion, increase the Employee’s Annual Base Salary to an amount greater than the figure stated above. In addition, the Employee’s Annual Base Salary may be reduced solely in connection with any across-the-board reduction of salaries effected by the Parent or the Company.

(ii) Health Benefits. During the Employment Period, Company will pay 100% of the premiums for Employee’s health benefits, as he is entitled to per Section 4(b) hereof.

(b) Incentive Compensation.

(i) 2010 Stock Incentive Award. For the calendar year of the Company that ends December 31, 2010, the Employee will have the opportunity to earn a stock incentive bonus (the “Stock Award”), based on satisfaction of the financial performance goals of the Company detailed in Exhibit A. The Stock Award (subject to the attainment of the financial performance goals), to be issued as soon as practicable after completion of the Parent’s fiscal year 2010 financial statement audit, provided Employee is then still employed by the Company (but subject, if required, to approval by Parent’s stockholders of amendments to Parent’s 2007 Incentive Compensation Plan to increase the number of shares authorized to be issued thereunder or, at the election of the Parent, approval by such stockholders of a replacement plan (in either case, the “Plan”)), will be a grant of up to 50,000 shares of common stock of the Parent (“Restricted Shares”), of which 25% of such total shares shall immediately vest on the date of grant, and 25% of such total shares shall vest on each of the next three anniversaries of the grant date through which the Employee remains employed. These Restricted Shares will be awarded pursuant to, and subject to, the Plan, and shall be evidenced by and subject to the terms and conditions to be set forth in a restricted stock agreement. Prior to grant of the Stock Award, the number of shares subject to the Stock Award shall be subject to adjustment in the manner provided by Section 7 of the Plan.

4. Vacation, Participation in Benefit Plans, and Expenses.

(a) Employee shall be entitled to twenty-five (25) days of paid vacation each year.

(b) During the Employment Period, the Employee shall be eligible to participate in, and receive benefits under, those benefit plans and arrangements provided by the Company to its similarly situated employees, subject to, and on a basis consistent with, the terms, conditions and overall administration of such plans and arrangements. The Company reserves the right to modify or terminate its benefit plans and arrangements generally for employees or any group of employees.

(c) During the Employment Period, the Company, at its option, shall either (i) continue to pay the premiums currently paid by the Company on the life insurance policy to which the Employee is currently covered or (ii) pay the premiums on a life insurance policy with comparable benefits to which the Employee would be the insured.

(d) During the Employment Period, the Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in carrying out the Employee’s duties under this Agreement, provided that the Employee complies with the policies, practices and procedures of the Company for submission of expense reports, receipts or other similar documentation of such expenses.

(e) To assist the Employee in rendering his duties in a more efficient and productive manner, the Company shall provide reimbursement to the Employee for a mobile telephone service plan for the Employee throughout the Employment Period.

(f) During the Employment Period, the Employee shall be entitled to such other benefits as approved by the Company.

5. Termination of Employment.

(a) Death or Disability. The Employee’s employment shall terminate automatically upon the Employee’s death during the Employment Period. The Company shall, to the full extent permitted by law, be entitled to terminate Employee’s employment because of the Employee’s Disability (as herein defined) during the Employment Period. For purposes hereof, the term “Disability” shall mean the inability of Employee to reasonably perform his duties or responsibilities to the Company as a result of mental or physical ailment of incapacity, for an aggregate period of ninety (90) calendar days during the Employment Period (whether or not consecutive).

(b) Cause. For purposes hereof, the term “Cause” shall include, but is not limited to, any one or more of the following events:

(i) Employee’s repeated failure or inability to perform the duties and responsibilities set forth under this Agreement or assigned from time to time by the Company or the Parent;

(ii) Employee’s failure to comply with all material applicable laws and regulations in performing the duties and responsibilities set forth under this Agreement or assigned from time to time by the Company or the Parent;

(iii) Employee’s breach of any of Employee’s legal duties to the Company, rules applicable to all Company or Parent employees generally or contractual obligations to the Company set forth in this Agreement or any other agreement between the Company or the Parent and Employee;

(iv) An act or acts of fraud, misappropriation, or embezzlement on the Employee’s part which result in or are intended to result in the Employee’s or another’s personal enrichment at the expense of the Company or the Parent or their subsidiaries, affiliates, employees, agents or customers;

(v) Willful misconduct or gross negligence that has a material adverse effect on the Company or the Parent or their subsidiaries or affiliates;

(vi) Employee’s conviction of a felony or of any crime involving moral turpitude or dishonesty (or entering a plea of nolo contendere with respect to such crime); and

(vii) Any other activity which would constitute grounds for termination for cause by the Company or the Parent or its subsidiaries or affiliates.

For purposes of this Agreement, any good faith interpretation by the Company or the Parent of the foregoing definition of “Cause” shall be conclusive on the Employee.

(c) Termination Pay.

(i) Upon Employee’s termination of employment with the Company for any reason, Employee (or Employee’s estate) shall be entitled to receive all Annual Base Salary and any vacation or vested employee benefits that have accrued but are unpaid as of the date of termination, and no other compensation (collectively, the “Accrued Obligations”). Any payments under this provision shall be made within 30 days after the date on which employment terminates (except as set forth in an employee benefit plan, where applicable).

(ii) In addition to the Accrued Obligations, if Employee’s employment with the Company is terminated by the Company for any reason, other than Cause or Disability, then contingent upon execution and delivery to the Company of an unconditional general release, in form satisfactory to the Company, of all claims against the Parent, the Company and any of their officers, director or affiliates arising from or in connection with this Agreement or Employee’s employment with the Company, Employee shall be entitled to receive pro-rata vesting of the Restricted Shares granted pursuant to Section 3(b)(i) of this Agreement based upon the services performed by the Employee in the year of termination (the “Severance Benefits”). Employee’s right to such Severance Benefits shall be conditioned upon Employee’s continuing compliance with the restrictive covenants set forth in Section 7 of this Agreement. If Employee fails to comply with the restrictive covenants set forth in Section 7 of this Agreement, the Employee shall forfeit and, if applicable, promptly repay, the Severance Benefits (or value thereof).

6. Change in Control. Upon a Change in Control as herein defined while Employee is employed by the Company, (i) all the Restricted Shares granted pursuant to Section 3(b)(i)(1) of this Agreement shall immediately vest and all restrictions with respect thereto shall lapse.

For the purposes hereof, the term “Change in Control” means the following and shall be deemed to occur if and when: (i) any person (as that term is used in Sections 13(d) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner (within the meaning of Rule l3d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 50% or more of either the then outstanding shares of common stock or the combined voting power of the Parent’s then outstanding securities entitled to vote generally in the election of directors unless such person is already a beneficial owner on the date of this Agreement, or (ii) individuals who, as of the date hereof, constitute the Board of Directors of the Parent (“Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Parent, provided that any individual who becomes a director after the date hereof whose election, or nomination for election by the Parent’s shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board. Notwithstanding anything contained herein to the contrary, any merger of the Company with InfuSystem, Inc. or a subsidiary or affiliate of InfuSystem, Inc. shall not be deemed to be a Change in Control.

7. Noncompetition/Confidentiality.

(a) The Employee agrees that from the commencement of the Employment Period until the date that is three years after the date of termination of employment for any reason (and, as to clause (ii) of this Section 7, at any time thereafter) Employee will not, directly or indirectly, do or suffer any of the following:

(i) Engage in a Competitive Activity. For purposes of this Agreement, the Employee shall be considered to have engaged in a Competitive Activity if the Employee: (i) directly or indirectly, or by action in concert with others, solicits, induces, or influences, or attempts to solicit, induce or influence, any other employee or consultant of the Parent, or any direct or indirect subsidiary to terminate their employment or other business arrangements with the Parent, or any direct or indirect subsidiary, or to engage in any Competing Business (as hereinafter defined) or hires, employs, engages (including as a consultant or partner) or otherwise enters into a Competing Business with any such person, (ii) solicits any of the customers of the Parent, or any direct or indirect subsidiary (or any of their employees), induces such customers or their employees to reduce their volume of business with, terminate their relationship with or otherwise adversely affect their relationship with, the Parent, or any direct or indirect subsidiary, (iii) does business with any person who was a customer of the Parent, or any direct or indirect subsidiary during the twelve-month period prior to the Employee’s date of termination if such business would constitute a Competing Business, (iv) directly or indirectly engages in, represents in any way, or is connected with, any Competing Business, directly competing with the business of the Parent, or any direct or indirect subsidiary, whether such engagement shall be an as officer, director, owner, employee, partner, consultant, affiliate or other participant in any Competing Business or (v) assists others in engaging in any Competing Business in the manner described in the foregoing clause (iv). An activity shall be deemed to be a “Competing Business” if it competes with any business conducted by the Parent, or any of its current or future affiliates.

(ii) Disclose Confidential Information to any third party without the prior written consent of the Company or use such Confidential Information other than in connection with the discharge of any duties to the Company in the Employee’s capacity as an officer, director, employee or agent of the Company As used herein “Confidential Information” means all information, knowledge, systems or data relating to the business, operations, clients or finances of the Parent, the Company or their subsidiaries, except for information which at the time of disclosure was in the public domain unless such information was placed into the public domain in violation of any non-disclosure obligation, including, without limitation, this Section 7.

(b) The Employee expressly agrees and understands that the remedy at law for any breach by his of any of the provisions of this Section 7 will be inadequate and that damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that upon adequate proof of the Employee’s violation of any legally enforceable provision of Section 7, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach. Nothing in Section 7 shall be deemed to limit the Company’s remedies at law or in equity for any breach by the Employee of any of the provisions of Section 7 which may be pursued or availed of by the Company.

(c) In the event the Employee shall violate any legally enforceable provision of Section 7 as to which there is a specific time period during which he is prohibited from taking certain actions or from engaging in certain activities, as set forth in such provision, then, such violation shall toll the running of such time period from the date of such violation until such violation shall cease; provided, however, the Company shall seek appropriate remedies in a reasonably prompt manner after discovery of a violation by the Employee.

(d) The Employee has carefully considered the nature and extent of the restrictions upon his and the rights and remedies conferred upon the Company under Section 7, and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to the Company, are designed to not stifle the inherent skill and experience of the Employee, would not operate as a bar to the Employee’s sole means of support, are fully required to protect the legitimate interests of the Company and do not confer a benefit upon the Company disproportionate to the detriment to the Employee.

(e) It is expressly understood and agreed that although the parties consider the restrictions contained in this Section 7 hereof to be reasonable for the purpose of preserving the goodwill, proprietary rights and going concern value of the Company, if a final determination is made by an arbitrator or a court, as the case may be, having jurisdiction that any of the covenants contained in Section 7, or any part thereof, is unenforceable, the provisions of this Section 7 shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such arbitrator or court, as the case may be, may determine or indicate to be reasonable. Alternatively, if the arbitrator or court, as the case may be, referred to above finds that any restriction contained in this Section 7 or any remedy provided herein in unenforceable, and such restriction or remedy cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained therein or the availability of any other remedy.

8. No Public Statements or Disparagement. Employee agrees that Employee will not make any public statements regarding the Employee’s employment or the termination of Employee’s employment (for whatever reason) that are not agreed to by the Company. The Employee agrees that Employee will not make any public statement that would libel, slander, or disparage the Company, the Parent or any of their respective past or present officers, directors, employees or agents. Notwithstanding this Section, nothing contained herein shall limit or impair the ability of any party to provide truthful testimony in response to any validly issued subpoena.

9. Miscellaneous.

(a) Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Michigan.

(b) Modifications and Amendments. This Agreement may not be modified, changed or supplemented, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged.

(c) Assignability. This Agreement is personal to the Employee. The Employee may not assign this Agreement or any of the rights and/or obligations under this Agreement to any other person. The Company may, without the Employee’s consent, assign this Agreement to any affiliate of the Company, to any successor in interest to the business of any of the Company, or to a purchaser of all or substantially all of the assets of any of the Company.

(d) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations between the parties with respect to the subject matter of this Agreement.

(e) Severability. Should a court or other body of competent jurisdiction determine that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and all other provisions of this Agreement shall be deemed valid and enforceable to the maximum extent possible.

(f) Notices. Any notice, demand or other communication required, permitted or desired to be given hereunder shall be in writing and shall be deemed effectively given upon personal delivery, facsimile transmission (with confirmation of receipt), delivery by reputable overnight delivery service (delivery, postage or freight charges prepaid) or on the fourth day following deposit in the United States mail (if sent by certified or registered mail, return receipt requested, delivery, postage or freight charges prepaid), in each case duly addressed to the Company at its headquarters or to Employee at his address of record listed with the Company for payroll purposes.

(g) Headings. The section headings herein are intended for reference and shall not by themselves determine the construction or interpretation of this Agreement.

(h) Construction. This Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted. No rule of strict construction will be applied for or against either of the parties hereto.

(i) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.

(j) Waiver. The waiver by the Company of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.

(k) Withholding. The Company shall have the right to deduct from any amounts payable under this Agreement an amount necessary to satisfy its obligation, under applicable laws, to withhold income or other taxes of the Employee attributable to payments made hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement effective as of the date first written above.

First Biomedical, Inc., a Kansas corporation

By:
Name:	Sean McDevitt
Title:	Chief Executive Officer

Thomas F. Creal II
Employee

EXHIBIT A

As set forth in Section 3(b)(i) hereof, Employee is entitled to receive the specified percentage of the Stock Award based upon the Company’s achievement of the following:

2010 Financial Performance Goal[1]	Percentage of Stock Award Achieved
Company Revenue equal to or greater than $11,584,000	50% of Stock Award

Company EBITDA equal to or greater than $3,475,000	50% of Stock Award

Company Revenue equal to or greater than $11,584,000 AND Company EBITDA equal to or greater than $3,475,000	100% of Stock Award

[1]

2010 Financial Performance Goal will be measured utilizing the financial results of the Company for the period from January 1, 2010 through the date of the Stock Purchase Agreement by and between Parent and Company (“Pre-Closing Period”) PLUS the financial results of the Company for the period from the date of the Stock Purchase Agreement by and between Parent and Company through December 31, 2010 (“Post-Closing Period”). EBITDA shall mean earnings before interest, taxes, depreciation and amortization, as consistently applied in accordance with the Company’s past practices for the Pre-Closing Period and as consistently applied in accordance with GAAP for the Post-Closing Period.

Exhibit C-2

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is entered into and effective as of June 15, 2010 (the “Effective Date”), by and between First Biomedical, Inc., a Kansas corporation (the “Company”) and wholly-owned subsidiary of InfuSystem Holdings, Inc. (the “Parent”), and Daniel R. Wassall (the “Employee”).

WHEREAS, the Employee is presently employed by the Company; and

WHEREAS, the Company has determined to continue to employ the Employee, and the Employee wishes to continue to be employed by the Company pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and the mutual covenants set forth herein, the parties hereto agree as follows:

10. Employment. Employee’s employment with the Company will be at-will, and Employee and the Company may each terminate Employee’s employment at any time for any reason or no reason without payment, penalty or further obligation except as set forth in Section 5(c) hereof. While employed by the Company (the “Employment Period”), Employee shall use his best efforts and devote his entire business time and attention to advancement of the business and welfare of the Company and its affiliates, and to the performance of Employee’s duties under this Agreement and the duties reasonably assigned to him by the Company hereafter. During the Employment Period, Employee shall not engage in any other employment or business activity without the express prior written consent of the Company.

11. Position and Duties. Employee shall serve as the Vice President of Operations & Finance of the Company, with such duties and responsibilities as are customarily assigned to such position and such other duties and responsibilities as the Company’s Chief Executive Officer, President or Chief Financial Officer may from time to time assign.

12. Compensation.

(a) Compensation.

(i) Base Salary. During the Employment Period, the Company shall pay Employee an annual compensation of US $180,000 per year (the “Annual Base Salary”) for all services rendered to the Company by Employee, payable in accordance with the Company’s regular payroll policies for similarly situated employees, subject, however, to withholding deductions, including without limitation social security taxes and applicable federal, state and local income and other employment taxes. The Company shall annually review the Annual Base Salary and based on that review, the Company may, in its sole discretion, increase the Employee’s Annual Base Salary to an amount greater than the figure stated above. In addition, the Employee’s Annual Base Salary may be reduced solely in connection with any across-the-board reduction of salaries effected by the Parent or the Company.

(ii) Health Benefits. During the Employment Period, Company will pay 100% of the premiums for Employee’s health benefits, as he is entitled to per Section 4(b) hereof.

(b) Incentive Compensation.

(i) Annual Cash Bonus. For each calendar year of the Company that ends during the Employment Period, the Employee will have the opportunity to earn a cash bonus (the “Bonus Award”), based on satisfaction of pre-established performance goals for each calendar year established at the sole discretion of the Company. The Bonus Award (subject to the attainment of performance goals) in effect as of the Effective Date is US $50,000 per year. The Bonus Award shall be paid 60 days after the end of the applicable calendar year; provided, however, if it is administratively impracticable to make the payment by such date, the payment shall be made as soon as reasonably practicable thereafter.

(ii) 2010 Stock Incentive Award. For the calendar year of the Company that ends December 31, 2010, the Employee will have the opportunity to earn a stock incentive bonus (the “Stock Award”), based on satisfaction of the financial performance goals of the Company detailed in Exhibit A. The Stock Award (subject to the attainment of the financial performance goals), to be issued as soon as practicable after completion of the Parent’s fiscal year 2010 financial statement audit, provided Employee is then still employed by the Company (but subject, if required, to approval by Parent’s stockholders of amendments to Parent’s 2007 Incentive Compensation Plan to increase the number of shares authorized to be issued thereunder or, at the election of the Parent, approval by such stockholders of a replacement plan (in either case, the “Plan”)), will be a grant of up to 25,000 shares of common stock of the Parent (“Restricted Shares”), of which 25% of such total shares shall immediately vest on the date of grant, and 25% of such total shares shall vest on each of the next three anniversaries of the grant date through which the Employee remains employed. These Restricted Shares will be awarded pursuant to, and subject to, the Plan, and shall be evidenced by and subject to the terms and conditions to be set forth in a restricted stock agreement. Prior to grant of the Stock Award, the number of shares subject to the Stock Award shall be subject to adjustment in the manner provided by Section 7 of the Plan.

13. Vacation, Participation in Benefit Plans, and Expenses.

(a) Employee shall be entitled to receive such number of days of paid vacation each year as is consistent with the practices, policies and programs for similarly situated employees of InfuSystem, Inc.

(b) During the Employment Period, the Employee shall be eligible to participate in, and receive benefits under, those benefit plans and arrangements provided by the Company to its similarly situated employees, subject to, and on a basis consistent with, the terms, conditions and overall administration of such plans and arrangements. The Company reserves the right to modify or terminate its benefit plans and arrangements generally for employees or any group of employees.

(c) During the Employment Period, the Company, at its option, shall either (i) continue to pay the premiums currently paid by the Company on the life insurance policy to which the Employee is currently covered or (ii) pay the premiums on a life insurance policy with comparable benefits to which the Employee would be the insured.

(d) During the Employment Period, the Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in carrying out the Employee’s duties under this Agreement, provided that the Employee complies with the policies, practices and procedures of the Company for submission of expense reports, receipts or other similar documentation of such expenses.

(e) To assist the Employee in rendering his duties in a more efficient and productive manner, the Company shall provide reimbursement to the Employee for up to two (2) mobile telephone service plans for the Employee throughout the Employment Period.

(f) During the Employment Period, the Employee shall be entitled to such other benefits as approved by the Company.

14. Termination of Employment.

(a) Death or Disability. The Employee’s employment shall terminate automatically upon the Employee’s death during the Employment Period. The Company shall, to the full extent permitted by law, be entitled to terminate Employee’s employment because of the Employee’s Disability (as herein defined) during the Employment Period. For purposes hereof, the term “Disability” shall mean the inability of Employee to reasonably perform his duties or responsibilities to the Company as a result of mental or physical ailment of incapacity, for an aggregate period of ninety (90) calendar days during the Employment Period (whether or not consecutive).

(b) Cause. For purposes hereof, the term “Cause” shall include, but is not limited to, any one or more of the following events:

(i) Employee’s repeated failure or inability to perform the duties and responsibilities set forth under this Agreement or assigned from time to time by the Company or the Parent;

(ii) Employee’s failure to comply with all material applicable laws and regulations in performing the duties and responsibilities set forth under this Agreement or assigned from time to time by the Company or the Parent;

(iii) Employee’s breach of any of Employee’s legal duties to the Company, rules applicable to all Company or Parent employees generally or contractual obligations to the Company set forth in this Agreement or any other agreement between the Company or the Parent and Employee;

(iv) An act or acts of fraud, misappropriation, or embezzlement on the Employee’s part which result in or are intended to result in the Employee’s or another’s personal enrichment at the expense of the Company or the Parent or their subsidiaries, affiliates, employees, agents or customers;

(v) Willful misconduct or gross negligence that has a material adverse effect on the Company or the Parent or their subsidiaries or affiliates;

(vi) Employee’s conviction of a felony or of any crime involving moral turpitude or dishonesty (or entering a plea of nolo contendere with respect to such crime); and

(vii) Any other activity which would constitute grounds for termination for cause by the Company or the Parent or its subsidiaries or affiliates.

For purposes of this Agreement, any good faith interpretation by the Company or the Parent of the foregoing definition of “Cause” shall be conclusive on the Employee.

(c) Termination Pay.

(i) Upon Employee’s termination of employment with the Company for any reason, Employee (or Employee’s estate) shall be entitled to receive all Annual Base Salary and any vacation or vested employee benefits that have accrued but are unpaid as of the date of termination, and no other compensation (collectively, the “Accrued Obligations”). Any payments under this provision shall be made within 30 days after the date on which employment terminates (except as set forth in an employee benefit plan, where applicable).

(ii) In addition to the Accrued Obligations, if Employee’s employment with the Company is terminated by the Company for any reason, other than Cause or Disability, then contingent upon execution and delivery to the Company of an unconditional general release, in form satisfactory to the Company, of all claims against the Parent, the Company and any of their officers, director or affiliates arising from or in connection with this Agreement or Employee’s employment with the Company, Employee shall be entitled to receive: (1) any Bonus Award earned in respect of the immediately preceding calendar year but not yet paid as of the date of termination, (2) pro-rata vesting of the Restricted Shares granted pursuant to Section 3(b)(ii) of this Agreement based upon the services performed by the Employee in the year of termination, (3) a pro-rata Bonus Award for the year of termination, calculated assuming achievement of the target level of performance within the performance range established with respect to such award and basing such pro-rata portion upon the portion of the award period that has elapsed as of the date of termination, (4) if the date of termination occurs prior to the first anniversary of this Agreement, for the period from the date of termination to the first anniversary of this Agreement, continued payment of Annual Base Salary, and (5) (A) $100,000, if the date of termination occurs on or after the first anniversary of this Agreement but prior to the second anniversary of this Agreement, (B) $75,000, if the date of termination occurs on or after the second anniversary of this Agreement but prior to the third anniversary of this Agreement, (C) $50,000, if the date of termination occurs on or after the third anniversary of this Agreement but prior to the fourth anniversary of this Agreement (collectively, the “Severance Benefits”). Employee’s right to such Severance Benefits shall be conditioned upon Employee’s continuing compliance with the restrictive covenants set forth in Section 7 of this Agreement. If Employee fails to comply with the restrictive covenants set forth in Section 7 of this Agreement, the

Employee shall forfeit and, if applicable, promptly repay, the Severance Benefits (or value thereof). Any payments under subsections (1) and (3) of this Section 5(c)(ii) shall be made in accordance with Section 3(b)(i) of this Agreement; any payments under subsection (4) of this Section 5(c)(ii) shall be made in accordance with the Company’s regular payroll policies for similarly situated employees; and any payments under subsection (5) of this Section 5(c)(ii) shall be made within 30 days after the date on which employment terminates.

15. Change in Control. Upon a Change in Control as herein defined while Employee is employed by the Company, (i) all the Restricted Shares granted pursuant to Section 3(b)(ii)(1) of this Agreement shall immediately vest and all restrictions with respect thereto shall lapse.

For the purposes hereof, the term “Change in Control” means the following and shall be deemed to occur if and when: (i) any person (as that term is used in Sections 13(d) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner (within the meaning of Rule l3d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 50% or more of either the then outstanding shares of common stock or the combined voting power of the Parent’s then outstanding securities entitled to vote generally in the election of directors unless such person is already a beneficial owner on the date of this Agreement, or (ii) individuals who, as of the date hereof, constitute the Board of Directors of the Parent (“Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Parent, provided that any individual who becomes a director after the date hereof whose election, or nomination for election by the Parent’s shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board. Notwithstanding anything contained herein to the contrary, any merger of the Company with InfuSystem, Inc. or a subsidiary or affiliate of InfuSystem, Inc. shall not be deemed to be a Change in Control.

16. Noncompetition/Confidentiality.

(a) The Employee agrees that from the commencement of the Employment Period until the date that is three years after the date of termination of employment for any reason (and, as to clause (ii) of this Section 7, at any time thereafter) Employee will not, directly or indirectly, do or suffer any of the following:

(i) Engage in a Competitive Activity. For purposes of this Agreement, the Employee shall be considered to have engaged in a Competitive Activity if the Employee: (i) directly or indirectly, or by action in concert with others, solicits, induces, or influences, or attempts to solicit, induce or influence, any other employee or consultant of the Parent, or any direct or indirect subsidiary to terminate their employment or other business arrangements with the Parent, or any direct or indirect subsidiary, or to engage in any Competing Business (as hereinafter defined) or hires, employs, engages (including as a consultant or partner) or otherwise enters into a Competing Business with any such person, (ii) solicits any of the customers of the Parent, or any direct or indirect subsidiary (or any of their employees), induces such customers or their employees to reduce their volume of business with, terminate their relationship with or otherwise adversely affect their relationship with, the Parent, or any direct or indirect subsidiary, (iii) does business with any person who was a customer of the Parent, or any direct or indirect subsidiary during the twelve-month period prior to the

Employee’s date of termination if such business would constitute a Competing Business, (iv) directly or indirectly engages in, represents in any way, or is connected with, any Competing Business, directly competing with the business of the Parent, or any direct or indirect subsidiary, whether such engagement shall be an as officer, director, owner, employee, partner, consultant, affiliate or other participant in any Competing Business or (v) assists others in engaging in any Competing Business in the manner described in the foregoing clause (iv). An activity shall be deemed to be a “Competing Business” if it competes with any business conducted by the Parent, or any of its current or future affiliates.

(ii) Disclose Confidential Information to any third party without the prior written consent of the Company or use such Confidential Information other than in connection with the discharge of any duties to the Company in the Employee’s capacity as an officer, director, employee or agent of the Company As used herein “Confidential Information” means all information, knowledge, systems or data relating to the business, operations, clients or finances of the Parent, the Company or their subsidiaries, except for information which at the time of disclosure was in the public domain unless such information was placed into the public domain in violation of any non-disclosure obligation, including, without limitation, this Section 7.

(b) The Employee expressly agrees and understands that the remedy at law for any breach by his of any of the provisions of this Section 7 will be inadequate and that damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that upon adequate proof of the Employee’s violation of any legally enforceable provision of Section 7, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach. Nothing in Section 7 shall be deemed to limit the Company’s remedies at law or in equity for any breach by the Employee of any of the provisions of Section 7 which may be pursued or availed of by the Company.

(c) In the event the Employee shall violate any legally enforceable provision of Section 7 as to which there is a specific time period during which he is prohibited from taking certain actions or from engaging in certain activities, as set forth in such provision, then, such violation shall toll the running of such time period from the date of such violation until such violation shall cease; provided, however, the Company shall seek appropriate remedies in a reasonably prompt manner after discovery of a violation by the Employee.

(d) The Employee has carefully considered the nature and extent of the restrictions upon his and the rights and remedies conferred upon the Company under Section 7, and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to the Company, are designed to not stifle the inherent skill and experience of the Employee, would not operate as a bar to the Employee’s sole means of support, are fully required to protect the legitimate interests of the Company and do not confer a benefit upon the Company disproportionate to the detriment to the Employee.

(e) It is expressly understood and agreed that although the parties consider the restrictions contained in this Section 7 hereof to be reasonable for the purpose of preserving the goodwill, proprietary rights and going concern value of the Company, if a final determination is made by an arbitrator or a court, as the case may be, having jurisdiction that any of the covenants contained in Section 7, or any part thereof, is unenforceable, the provisions of this Section 7 shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such arbitrator or court, as the case may be, may determine or indicate to be reasonable. Alternatively, if the arbitrator or court, as the case may be, referred to above finds that any restriction contained in this Section 7 or any remedy provided herein in unenforceable, and such restriction or remedy cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained therein or the availability of any other remedy.

17. No Public Statements or Disparagement. Employee agrees that Employee will not make any public statements regarding the Employee’s employment or the termination of Employee’s employment (for whatever reason) that are not agreed to by the Company. The Employee agrees that Employee will not make any public statement that would libel, slander, or disparage the Company, the Parent or any of their respective past or present officers, directors, employees or agents. Notwithstanding this Section, nothing contained herein shall limit or impair the ability of any party to provide truthful testimony in response to any validly issued subpoena.

18. Miscellaneous.

(a) Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Michigan.

(b) Modifications and Amendments. This Agreement may not be modified, changed or supplemented, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged.

(c) Assignability. This Agreement is personal to the Employee. The Employee may not assign this Agreement or any of the rights and/or obligations under this Agreement to any other person. The Company may, without the Employee’s consent, assign this Agreement to any affiliate of the Company, to any successor in interest to the business of any of the Company, or to a purchaser of all or substantially all of the assets of any of the Company.

(d) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations between the parties with respect to the subject matter of this Agreement.

(e) Severability. Should a court or other body of competent jurisdiction determine that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and all other provisions of this Agreement shall be deemed valid and enforceable to the maximum extent possible.

(f) Notices. Any notice, demand or other communication required, permitted or desired to be given hereunder shall be in writing and shall be deemed effectively given upon personal delivery, facsimile transmission (with confirmation of receipt), delivery by reputable overnight delivery service (delivery, postage or freight charges prepaid) or on the fourth day following deposit in the United States mail (if sent by certified or registered mail, return receipt requested, delivery, postage or freight charges prepaid), in each case duly addressed to the Company at its headquarters or to Employee at his address of record listed with the Company for payroll purposes.

(g) Headings. The section headings herein are intended for reference and shall not by themselves determine the construction or interpretation of this Agreement.

(h) Construction. This Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted. No rule of strict construction will be applied for or against either of the parties hereto.

(i) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.

(j) Waiver. The waiver by the Company of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.

(k) Withholding. The Company shall have the right to deduct from any amounts payable under this Agreement an amount necessary to satisfy its obligation, under applicable laws, to withhold income or other taxes of the Employee attributable to payments made hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement effective as of the date first written above.

First Biomedical, Inc., a Kansas corporation

By:
Name:
Title:

Daniel R. Wassall
Employee

EXHIBIT A

As set forth in Section 3(b)(ii) hereof, Employee is entitled to receive the specified percentage of the Stock Award based upon the Company’s achievement of the following:

2010 Financial Performance Goal[1]	Percentage of Stock Award Achieved[2]
Company Revenue equal to or greater than $11,584,000	50% of Stock Award

Company EBITDA equal to or greater than $3,475,000	50% of Stock Award

Company Revenue equal to or greater than $11,584,000 AND Company EBITDA equal to or greater than $3,475,000	100% of Stock Award

[1]

2010 Financial Performance Goal will be measured utilizing the financial results of the Company for the period from January 1, 2010 through the date of the Stock Purchase Agreement by and between Parent and Company (“Pre-Closing Period”) PLUS the financial results of the Company for the period from the date of the Stock Purchase Agreement by and between Parent and Company through December 31, 2010 (“Post-Closing Period”). EBITDA shall mean earnings before interest, taxes, depreciation and amortization, as consistently applied in accordance with the Company’s past practices for the Pre-Closing Period and as consistently applied in accordance with GAAP for the Post-Closing Period.

[2]

Notwithstanding the foregoing, if the Company achieves at least 90% of both Financial Performance Goals, the Company’s Board of Directors may, at its sole discretion, elect to award Employee a lesser percentage of the Stock Award than if the Financial Performance Goals were met.

Exhibit C-2

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is entered into and effective as of June 15, 2010 (the “Effective Date”), by and between First Biomedical, Inc., a Kansas corporation (the “Company”) and wholly-owned subsidiary of InfuSystem Holdings, Inc. (the “Parent”), and Kirsten A. Maher (the “Employee”).

WHEREAS, the Employee is presently employed by the Company; and

WHEREAS, the Company has determined to continue to employ the Employee, and the Employee wishes to continue to be employed by the Company pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and the mutual covenants set forth herein, the parties hereto agree as follows:

19. Employment. Employee’s employment with the Company will be at-will, and Employee and the Company may each terminate Employee’s employment at any time for any reason or no reason without payment, penalty or further obligation except as set forth in Section 5(c) hereof. While employed by the Company (the “Employment Period”), Employee shall use her best efforts and devote her entire business time and attention to advancement of the business and welfare of the Company and its affiliates, and to the performance of Employee’s duties under this Agreement and the duties reasonably assigned to her by the Company hereafter. During the Employment Period, Employee shall not engage in any other employment or business activity without the express prior written consent of the Company.

20. Position and Duties. Employee shall serve as the Sales Manager of the Company, with such duties and responsibilities as are customarily assigned to such position and such other duties and responsibilities as the Company’s Chief Executive Officer or President may from time to time assign.

21. Compensation.

(a) Base Salary. During the Employment Period, the Company shall pay Employee an annual compensation of US $20,000 per year (the “Annual Base Salary”) for all services rendered to the Company by Employee, payable in accordance with the Company’s regular payroll policies for similarly situated employees, subject, however, to withholding deductions, including without limitation social security taxes and applicable federal, state and local income and other employment taxes. The Company shall annually review the Annual Base Salary and based on that review, the Company may, in its sole discretion, increase the Employee’s Annual Base Salary in an amount greater than the figure stated above. In addition, the Employee’s Annual Base Salary may be reduced solely in connection with any across-the-board reduction of salaries effected by the Parent or the Company.

(b) Incentive Compensation.

(i) Sales Commission. In addition to her Annual Base Salary, the Employee will be entitled to receive commission on certain sales credited to her during the Employment Period (the “Commission Award”), per the Sales Commission Plan detailed in Exhibit A. The Commission Award shall be paid in accordance with the Company’s normal payroll practices, as soon as reasonably practicable following the end of each calendar month.

(ii) 2010 Stock Incentive Award. For the calendar year of the Company that ends December 31, 2010, the Employee will have the opportunity to earn a stock incentive bonus (the “Stock Award”), based on satisfaction of the financial performance goals of the Company detailed in Exhibit B. The Stock Award (subject to the attainment of the financial performance goals), to be issued as soon as practicable after completion of the Parent’s fiscal year 2010 financial statement audit, provided Employee is then still employed by the Company (but subject, if required, to approval by Parent’s stockholders of amendments to Parent’s 2007 Incentive Compensation Plan to increase the number of shares authorized to be issued thereunder or, at the election of the Parent, approval by such stockholders of a replacement plan (in either case, the “Plan”)), will be a grant of up to 25,000 shares of common stock of the Parent (“Restricted Shares”), of which 25% of such total shares shall immediately vest on the date of grant, and 25% of such total shares shall vest on each of the next three anniversaries of the grant date through which the Employee remains employed. These Restricted Shares will be awarded pursuant to, and subject to, the Plan, and shall be evidenced by and subject to the terms and conditions to be set forth in a restricted stock agreement. Prior to grant of the Stock Award, the number of shares subject to the Stock Award shall be subject to adjustment in the manner provided by Section 7 of the Plan.

22. Vacation, Participation in Benefit Plans, and Expenses.

(a) Employee shall be entitled to fifteen (15) days of paid vacation each year.

(b) During the Employment Period, the Employee shall be eligible to participate in, and receive benefits under, those benefit plans and arrangements provided by the Company to its similarly situated employees, subject to, and on a basis consistent with, the terms, conditions and overall administration of such plans and arrangements. The Company reserves the right to modify or terminate its benefit plans and arrangements generally for employees or any group of employees.

(c) During the Employment Period, the Company, at its option, shall either (i) continue to pay the premiums currently paid by the Company on the life insurance policy to which the Employee is currently covered or (ii) pay the premiums on a life insurance policy with comparable benefits to which the Employee would be the insured.

(d) During the Employment Period, the Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in carrying out the Employee’s duties under this Agreement, provided that the Employee complies with the policies, practices and procedures of the Company for submission of expense reports, receipts or other similar documentation of such expenses.

(e) To assist the Employee in rendering her duties in a more efficient and productive manner, the Company shall provide reimbursement to the Employee for a digital mobile telephone service plan for the Employee throughout the Employment Period.

(f) During the Employment Period, the Employee shall be entitled to such other benefits as approved by the Company.

23. Termination of Employment.

(a) Death or Disability. The Employee’s employment shall terminate automatically upon the Employee’s death during the Employment Period. The Company shall, to the full extent permitted by law, be entitled to terminate Employee’s employment because of the Employee’s Disability (as herein defined) during the Employment Period. For purposes hereof, the term “Disability” shall mean the inability of Employee to reasonably perform her duties or responsibilities to the Company as a result of mental or physical ailment of incapacity, for an aggregate period of ninety (90) calendar days during the Employment Period (whether or not consecutive).

(b) Cause. For purposes hereof, the term “Cause” shall include, but is not limited to, any one or more of the following events:

(i) Employee’s repeated failure or inability to perform the duties and responsibilities set forth under this Agreement or assigned from time to time by the Company or the Parent;

(ii) Employee’s failure to comply with all material applicable laws and regulations in performing the duties and responsibilities set forth under this Agreement or assigned from time to time by the Company or the Parent;

(iii) Employee’s breach of any of Employee’s legal duties to the Company, rules applicable to all Company or Parent employees generally or contractual obligations to the Company set forth in this Agreement or any other agreement between the Company or the Parent and Employee;

(iv) An act or acts of fraud, misappropriation, or embezzlement on the Employee’s part which result in or are intended to result in the Employee’s or another’s personal enrichment at the expense of the Company or the Parent or their subsidiaries, affiliates, employees, agents or customers;

(v) Willful misconduct or gross negligence that has a material adverse effect on the Company or the Parent or their subsidiaries or affiliates;

(vi) Employee’s conviction of a felony or of any crime involving moral turpitude or dishonesty (or entering a plea of nolo contendere with respect to such crime); and

(vii) Any other activity which would constitute grounds for termination for cause by the Company or the Parent or its subsidiaries or affiliates.

For purposes of this Agreement, any good faith interpretation by the Company or the Parent of the foregoing definition of “Cause” shall be conclusive on the Employee.

(c) Termination Pay.

(i) Upon Employee’s termination of employment with the Company for any reason, Employee (or Employee’s estate) shall be entitled to receive (1) all Annual Base Salary and any vacation or vested employee benefits that have accrued but are unpaid as of the date of termination, (2) any Commission Award earned in respect of the immediately preceding calendar year but not yet paid as of the date of termination, (3) a pro-rata Commission Award for the year of termination, calculated utilizing actual Employee’s Sales (defined in Exhibit A) through the date of termination and pro-rata Base Sales Amount (Exhibit A), basing such pro-rata portion upon the portion of the award period that has elapsed as of the date of termination, and no other compensation (collectively, the “Accrued Obligations”). Any payments under this provision shall be made within 30 days after the date on which employment terminates (except as set forth in an employee benefit plan, where applicable).

(ii) In addition to the Accrued Obligations, if Employee’s employment with the Company is terminated by the Company for any reason, other than Cause or Disability, then contingent upon execution and delivery to the Company of an unconditional general release, in form satisfactory to the Company, of all claims against the Parent, the Company and any of their officers, director or affiliates arising from or in connection with this Agreement or Employee’s employment with the Company, Employee shall be entitled to receive pro-rata vesting of the Restricted Shares granted pursuant to Section 3(b)(ii) of this Agreement based upon the services performed by the Employee in the year of termination, and (collectively, the “Severance Benefits”). Employee’s right to such Severance Benefits shall be conditioned upon Employee’s continuing compliance with the restrictive covenants set forth in Section 7 of this Agreement. If Employee fails to comply with the restrictive covenants set forth in Section 7 of this Agreement, the Employee shall forfeit and, if applicable, promptly repay, the Severance Benefits (or value thereof).

24. Change in Control. Upon a Change in Control as herein defined while Employee is employed by the Company, (i) all the Restricted Shares granted pursuant to Section 3(b)(ii)(1) of this Agreement shall immediately vest and all restrictions with respect thereto shall lapse.

For the purposes hereof, the term “Change in Control” means the following and shall be deemed to occur if and when: (i) any person (as that term is used in Sections 13(d) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner (within the meaning of Rule l3d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 50% or more of either the then outstanding shares of common stock or the combined voting power of the Parent’s then outstanding securities entitled to vote generally in the election of directors unless such person is already a beneficial owner on the date of this Agreement, or (ii) individuals who, as of the date hereof, constitute the Board of Directors of the Parent (“Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Parent, provided that any individual who becomes a director after the date hereof whose election, or nomination for election by the Parent’s shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board. Notwithstanding anything contained herein to the contrary, any merger of the Company with InfuSystem, Inc. or a subsidiary or affiliate of InfuSystem, Inc. shall not be deemed to be a Change in Control.

25. Noncompetition/Confidentiality.

(a) The Employee agrees that from the commencement of the Employment Period until the date that is two years after the date of termination of employment for any reason (and, as to clause (ii) of this Section 7, at any time thereafter) Employee will not, directly or indirectly, do or suffer any of the following:

(i) Engage in a Competitive Activity. For purposes of this Agreement, the Employee shall be considered to have engaged in a Competitive Activity if the Employee: (i) directly or indirectly, or by action in concert with others, solicits, induces, or influences, or attempts to solicit, induce or influence, any other employee or consultant of the Parent, or any direct or indirect subsidiary to terminate their employment or other business arrangements with the Parent, or any direct or indirect subsidiary, or to engage in any Competing Business (as hereinafter defined) or hires, employs, engages (including as a consultant or partner) or otherwise enters into a Competing Business with any such person, (ii) solicits any of the customers of the Parent, or any direct or indirect subsidiary (or any of their employees), induces such customers or their employees to reduce their volume of business with, terminate their relationship with or otherwise adversely affect their relationship with, the Parent, or any direct or indirect subsidiary, (iii) does business with any person who was a customer of the Parent, or any direct or indirect subsidiary during the twelve-month period prior to the Employee’s date of termination if such business would constitute a Competing Business, (iv) directly or indirectly engages in, represents in any way, or is connected with, any Competing Business, directly competing with the business of the Parent, or any direct or indirect subsidiary, whether such engagement shall be an as officer, director, owner, employee, partner, consultant, affiliate or other participant in any Competing Business or (v) assists others in engaging in any Competing Business in the manner described in the foregoing clause (iv). An activity shall be deemed to be a “Competing Business” if it competes with any business conducted by the Parent, or any of its current or future affiliates.

(ii) Disclose Confidential Information to any third party without the prior written consent of the Company or use such Confidential Information other than in connection with the discharge of any duties to the Company in the Employee’s capacity as an officer, director, employee or agent of the Company As used herein “Confidential Information” means all information, knowledge, systems or data relating to the business, operations, clients or finances of the Parent, the Company or their subsidiaries, except for information which at the time of disclosure was in the public domain unless such information was placed into the public domain in violation of any non-disclosure obligation, including, without limitation, this Section 7.

(b) The Employee expressly agrees and understands that the remedy at law for any breach by her of any of the provisions of this Section 7 will be inadequate and that damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that upon adequate proof of the Employee’s violation of any legally enforceable provision of Section 7, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach. Nothing in Section 7 shall be deemed to limit the Company’s remedies at law or in equity for any breach by the Employee of any of the provisions of Section 7 which may be pursued or availed of by the Company.

(c) In the event the Employee shall violate any legally enforceable provision of Section 7 as to which there is a specific time period during which he is prohibited from taking certain actions or from engaging in certain activities, as set forth in such provision, then, such violation shall toll the running of such time period from the date of such violation until such violation shall cease; provided, however, the Company shall seek appropriate remedies in a reasonably prompt manner after discovery of a violation by the Employee.

(d) The Employee has carefully considered the nature and extent of the restrictions upon her and the rights and remedies conferred upon the Company under Section 7, and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to the Company, are designed to not stifle the inherent skill and experience of the Employee, would not operate as a bar to the Employee’s sole means of support, are fully required to protect the legitimate interests of the Company and do not confer a benefit upon the Company disproportionate to the detriment to the Employee.

(e) It is expressly understood and agreed that although the parties consider the restrictions contained in this Section 7 hereof to be reasonable for the purpose of preserving the goodwill, proprietary rights and going concern value of the Company, if a final determination is made by an arbitrator or a court, as the case may be, having jurisdiction that any of the covenants contained in Section 7, or any part thereof, is unenforceable, the provisions of this Section 7 shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such arbitrator or court, as the case may be, may determine or indicate to be reasonable. Alternatively, if the arbitrator or court, as the case may be, referred to above finds that any restriction contained in this Section 7 or any remedy provided herein in unenforceable, and such restriction or remedy cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained therein or the availability of any other remedy.

26. No Public Statements or Disparagement. Employee agrees that Employee will not make any public statements regarding the Employee’s employment or the termination of Employee’s employment (for whatever reason) that are not agreed to by the Company. The Employee agrees that Employee will not make any public statement that would libel, slander, or disparage the Company, the Parent or any of their respective past or present officers, directors, employees or agents. Notwithstanding this Section, nothing contained herein shall limit or impair the ability of any party to provide truthful testimony in response to any validly issued subpoena.

27. Miscellaneous.

(a) Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Michigan.

(b) Modifications and Amendments. This Agreement may not be modified, changed or supplemented, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged.

(c) Assignability. This Agreement is personal to the Employee. The Employee may not assign this Agreement or any of the rights and/or obligations under this Agreement to any other person. The Company may, without the Employee’s consent, assign this Agreement to any affiliate of the Company, to any successor in interest to the business of any of the Company, or to a purchaser of all or substantially all of the assets of any of the Company.

(d) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations between the parties with respect to the subject matter of this Agreement.

(e) Severability. Should a court or other body of competent jurisdiction determine that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and all other provisions of this Agreement shall be deemed valid and enforceable to the maximum extent possible.

(f) Notices. Any notice, demand or other communication required, permitted or desired to be given hereunder shall be in writing and shall be deemed effectively given upon personal delivery, facsimile transmission (with confirmation of receipt), delivery by reputable overnight delivery service (delivery, postage or freight charges prepaid) or on the fourth day following deposit in the United States mail (if sent by certified or registered mail, return receipt requested, delivery, postage or freight charges prepaid), in each case duly addressed to the Company at its headquarters or to Employee at her address of record listed with the Company for payroll purposes.

(g) Headings. The section headings herein are intended for reference and shall not by themselves determine the construction or interpretation of this Agreement.

(h) Construction. This Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted. No rule of strict construction will be applied for or against either of the parties hereto.

(i) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.

(j) Waiver. The waiver by the Company of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.

(k) Withholding. The Company shall have the right to deduct from any amounts payable under this Agreement an amount necessary to satisfy its obligation, under applicable laws, to withhold income or other taxes of the Employee attributable to payments made hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement effective as of the date first written above.

First Biomedical, Inc., a Kansas corporation

By:
Name:
Title:

Kirsten A. Maher
Employee

EXHIBIT A

As set forth in Section 3(b)(i) hereof, during Employment Period, Employee is entitled to receive a Commission Award based upon the following Sales Commission Plan:

1.	Employee shall receive a sales commission of six percent (6%) (“Base Commission”) on all sales credited to Employee (“Employee’s Sales”) up to the Base Sales Amount.

2.	Employee shall receive a sales commission of ten percent (10%) (“Growth Commission”) on Employee’s Sales greater than the Base Sales Amount (“Growth Sales Amount”).

3.	Employee’s Sales shall include sales when, and if, they are recorded as sales revenue per the Company’s normal accounting practices at that time. Employee’s Sales may include partial credit for sales where Employee is not solely responsible for sale. In such case, final determination of partial credit percentage will be made by Company’s Chief Executive Officer or President.

4.

Base Sales Amount for the calendar year ended December 31, 2010 shall be $3,250,000[1]. In subsequent calendar years, Base Sales Amount shall be equal to the previous calendar year’s actual Employee’s Sales, only if actual Employee’s Sales is greater than Base Sales Amount for that calendar year. Otherwise, Base Sales Amount for subsequent calendar year shall remain equal to previous calendar year’s Base Sales Amount. Under no circumstances will Base Sales Amount be equal to a lower amount in a subsequent calendar year.

5.	In order for Employee to receive 100% credit for Employee’s Sales, all sales must meet Minimum Gross Margin, by product category, per the table below. Minimum Gross Margin shall be calculated by dividing Gross Profit from Employee’s Sales by revenue from Employee’s Sales. Gross Profit shall be calculated per the Company’s normal accounting practices at that time. Employee will receive credit of 50% towards Employee’s Sales, for all sales that do not meet Minimum Gross Margin. Notwithstanding the foregoing, for all sales for which Gross Margin is equal to or less than zero, Employee will receive zero credit towards Employee’s Sales. For calendar year 2010, all Employee’s Sales from Pre-Closing Period shall be deemed to have met the Minimum Gross Margin.

Employee’s Sales Category	Minimum Gross Margin
Equipment Sale	20%
Equipment Rental	50%
Biomedical Service	50%
Other	20%

6.	In case of dispute regarding any aspect of Sales Commission Plan, final determination will be made by Companys’s Chief Executive Officer.

[1]

For calendar year 2010, Employee’s performance against Base Sales Amount will be measured utilizing Employee’s Sales for the period from January 1, 2010 through the date of the Stock Purchase Agreement by and between Parent and Company (“Pre-Closing Period”) PLUS Employee’s Sales for the period from the date of the Stock Purchase Agreement by and between Parent and Company through December 31, 2010 (“Post-Closing Period”).

EXHIBIT B

As set forth in Section 3(b)(ii) hereof, Employee is entitled to receive the specified percentage of the Stock Award based upon the Company’s achievement of the following:

2010 Financial Performance Goal[1]	Percentage of Stock Award Achieved
Company Revenue equal to or greater than $11,584,000	50% of Stock Award

Company EBITDA equal to or greater than $3,475,000	50% of Stock Award

Company Revenue equal to or greater than $11,584,000 AND Company EBITDA equal to or greater than $3,475,000	100% of Stock Award

[1]

2010 Financial Performance Goal will be measured utilizing the financial results of the Company for the period from January 1, 2010 through the date of the Stock Purchase Agreement by and between Parent and Company (“Pre-Closing Period”) PLUS the financial results of the Company for the period from the date of the Stock Purchase Agreement by and between Parent and Company through December 31, 2010 (“Post-Closing Period”). EBITDA shall mean earnings before interest, taxes, depreciation and amortization, as consistently applied in accordance with the Company’s past practices for the Pre-Closing Period and as consistently applied in accordance with GAAP for the Post-Closing Period.

Exhibit D-1

COMMERCIAL LEASE AGREEMENT

This Lease Agreement (hereinafter referred to as the “Agreement”) is made and entered into this 15th day of June, 2010 (“Effective Date”), by and between the Jan-Mar Building LLC, a Kansas limited liability company (hereinafter referred to as “Landlord”) and First Biomedical, Inc., a Kansas corporation (hereinafter referred to as “Tenant”), for the lease of certain real property commonly known as 878 Jan Mar Ct., Olathe, Kansas 66061 and having a legal description of:

Lot 6, ROSEHILL BUSINESS PARK, a subdivision in the City of Olathe, Johnson County, Kansas together with the buildings and other improvements and parking areas located thereon (collectively, the “Property”), pursuant to the following terms, requirements, and conditions:

1.	Term. The term of this Agreement shall be thirty-six (36) months, beginning on July 1, 2010, and ending on June 30, 2013 (the “Term”).

2.	Rent. The rent for this Agreement shall be monthly installments of Five Thousand, Three Hundred, Twelve Dollars and Fifty Cents ($5,312.50). The first installment will be due on July 1, 2010 and all other installments shall be due on the first day of each subsequent month. Installments shall be made by check, cashier’s check, or certified check, to Landlord at Landlord’s address of:

Jan-Mar Building LLC

12712 High Drive

Leawood, KS 66209

3.	Penalty. If any installment of rent or any other monies that become due from Tenant under this Agreement shall not be received by the Landlord within five (5) days after such amount shall be due, the Tenant shall pay to the Landlord a late charge equal to six percent (6%) of such overdue amount. The parties agree that such charge represents a fair and reasonable estimate of the costs that the Landlord will incur by reason of the late payment by Tenant. Acceptance of a late charge by the Landlord shall not be a waiver of the Tenant’s default and shall not prevent the Landlord from exercising its other rights under this Agreement.

4.	Use of Property; Compliance with Law. During the Term, Tenant shall comply with any and all laws, ordinances, rules and orders of any and all governmental or quasi-governmental authorities (collectively, “Laws”) applicable to Tenant’s manner of use of the Property; provided, however, Tenant shall not be responsible for compliance with any Law to the extent the violation of such Law existed as of the Effective Date (“Existing Violations”). Landlord shall be responsible, at its sole cost and expense, for causing the Property to comply with all other Laws, including the Americans with Disabilities Act, and for remedying all such Existing Violations.

5.	Utilities. Tenant shall be responsible for arranging for and paying for all utility services required by Tenant. Landlord hereby represents and warrants to Tenant that, as of the Effective Date, the Property is serviced by electricity, gas, water, sewer and telephone services.

6.	Maintenance, Repair, and Miscellaneous Rules. Tenant will, at its sole expense, keep and maintain the Property in good and sanitary condition and repair during the Term of this Agreement, reasonable wear and tear and damage from fire and other casualty excepted. Tenant agrees to do the following with respect to the Property:

(a)	Not obstruct the driveways, parking lots, sidewalks, courts, entryways, stairs and/or halls, which shall be used for the purposes of ingress and egress only;

(b)	Remove snow and ice from driveways, parking lots, sidewalks, and entryways;

(c)	Keep all windows, glass, window coverings, doors, locks and hardware in as good a condition as they were in on the Effective Date;

(d)	Not obstruct the windows or doors;

(e)	Not leave windows or doors in an open position during any inclement weather;

(f)	Not cause or permit any locks to be placed upon any door or window without the prior written consent of Landlord;

(g)	Maintain the landscaping on the Property, including, but not limited to, mowing the grass and trimming the trees and bushes;

(h)	Keep all lavatories, sinks, toilets and all other water and plumbing apparatus in good order and repair and shall use same only for the purposes for which they were constructed; and

(i)	Not allow any trash, garbage, rubbish or refuse to accumulate on the Property.

Notwithstanding the foregoing, Landlord shall be responsible for the maintenance, repair and replacement of, and shall maintain in good condition and repair, all of the following: (i) all building and mechanical systems and their components, including electrical, plumbing, heating, ventilation and cooling systems, (ii) any structural components at the Property, including the foundation, roof, walls and flooring of any buildings, and (iii) all paved areas.

7.	Taxes. Tenant shall be responsible for all real property taxes, including special assessments, imposed on the Property (“Real Property Taxes”). Any such taxes assessed against the Property for 2010 shall be allocated on a monthly basis between Landlord and Tenant with Tenant responsible for the month in which the Effective Date occurs and all subsequent months during the Term. Tenant shall not be responsible for, and Landlord shall pay and be responsible for the payment of, all income, capital levy, franchise, capital stock, gift, estate, inheritance, excise or similar taxes. Tenant shall have the right to contest, protest, petition for review and otherwise seek a reduction in the Real Property Taxes for the Property in the name of Landlord and Landlord shall cooperate with Tenant in connection with such efforts; provided however, Landlord shall have no liability for costs or fees incurred by Tenant’s exercise of its right, including, but not limited to, attorney fees and appraisal fees.

8.	Insurance. Tenant agrees to maintain public liability insurance with respect to the Property in which Landlord shall be named as an additional insured, with a minimum combined limit of liability of One Million Dollars ($1,000,000.00). Such insurance will contain an agreement by the insurance company that the policy cannot be canceled without 10 days’ prior written notice to the Landlord. Within ten (10) days after the date hereof, Tenant shall deliver to Landlord a certificate of insurance certifying that such insurance is in full force and effect. If Tenant shall fail, refuse, or neglect to obtain such insurance or to maintain the same, and furnish Landlord with proof of the same upon demand, Landlord shall have the right to procure such insurance and to add the cost thereof to the rent or other sums payable to Landlord on demand with lawful interest thereon.

9.	Tenant’s Failure to Pay. In the event that the Tenant shall fail to pay when due any Real Property Taxes or any other costs required to be paid by Tenant under this Agreement, the Landlord shall have the right to pay the same and to charge such cost to the Tenant as additional rent.

10.	Assignment or Subletting. Tenant shall not assign this Agreement, or sublet or grant any license to use the Property or any part thereof without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. A consent by Landlord to one such assignment, subletting or license shall not be deemed to be a consent to any subsequent assignment, subletting or license. An assignment, subletting or license without the prior written consent of Landlord shall be absolutely null and void and shall, at Landlord’s option, terminate this Agreement.

11.	Tenant’s Right to Alter and Improve Property. The Tenant shall make no alteration, addition, or improvement to the Property, other than items that are of a decorative nature and do not affect any of the building systems or structural components of the Property, without the written consent of the Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. All alterations, additions and improvements made by the Tenant shall become the property of the Landlord on the termination of this Agreement. The Landlord shall have the right to require the Tenant to remove all alterations, fixtures and improvements, at the Tenant’s cost upon termination of this Agreement so long as Landlord notified Tenant, at the time Landlord’s consent to such alteration, fixture or improvement was requested, that removal would be required upon the termination or expiration of this Agreement.

12.	Inspection of Property. Landlord shall have the right at all reasonable times during the Term of this Agreement to enter the Property for the purpose of inspecting the Property, and making any repairs, additions or alterations as required by the terms of this Agreement, provided that Landlord gives Tenant at least twenty-four (24) hours of notice prior to Landlord’s entry upon the Property. Landlord shall further have the right, upon twenty-four (24) hours of notice to Tenant and only during Tenant’s business hours, to exhibit the Property. Landlord may display a “for sale” sign on the Property, and within ninety (90) days before the expiration of this Agreement, display a “for rent” or “vacancy” sign on the Property.

13.	Tenant Self-Help. If Landlord shall fail to perform any covenant or obligation under this Agreement on the part of Landlord to perform, Tenant may, at its option, put or cause the same to be performed, and in such case the Tenant shall have the right to offset against rent all out-of-pocket costs and expenses associated with such performance or to deliver to Landlord an invoice for such costs and expenses, which Landlord shall pay within thirty (30) days after receipt.

14.	Subordination of Lease. Provided that the Landlord obtains from the holders of such mortgages, liens and encumbrances a nondisturbance agreement in favor of Tenant in a form reasonably acceptable to Tenant, (i) this Agreement and Tenant’s interest hereunder are and shall be subordinate, junior and inferior to any and all mortgages, liens or encumbrances now or hereafter placed on the Property by the Landlord, and (ii) Tenant agrees to execute and deliver any further documents required to subordinate this Agreement to any mortgage, lien or encumbrance within ten (10) days of any such request by Landlord.

15.	Exculpatory Clause and Indemnification.

(a)	Landlord shall not be liable for any damage or injury to any property or person, including, but not limited to, Tenant, Tenant’s guests, invitees, agents or employees, in or upon the Property, except if caused by the act or omission of Landlord.

(b)	Except to the extent caused by an act or omission of Landlord, Landlord’s agents, contractors, invitees, guests or employees, Tenant agrees to indemnify Landlord for any claim, loss or damage suffered by Landlord and arising out of or in connection with any damage or injury occurring at the Property as a result of any negligent acts or omissions of Tenant.

(c)	Except to the extent caused by an act or omission of Tenant, Tenant’s agents, contractors, invitees, guests or employees, Landlord agrees to indemnify Tenant for any claim, loss or damage suffered by Tenant and arising out of or in connection with any damage or injury occurring in the Property as a result of any negligent acts or omissions of Landlord.

16.	Surrender of Property. Upon the expiration of the Agreement, Tenant shall surrender the Property in as good a state and condition as it was required to be maintained pursuant to this Agreement, excepting reasonable wear and tear and damage from fire and other casualty.

17.

Default. The following shall constitute a default under this Agreement by Tenant: (1) Tenant fails to pay rent or any other amount due from Tenant to Landlord for more than five (5) days after written notice of such failure to Tenant, (2) Tenant fails to comply with any of the other covenants, agreements, stipulations or conditions herein, and such failure shall remain uncured for twenty (20) business days after written notice to Tenant; provided however, if Tenant’s failure to comply cannot reasonably be cured within such twenty (20) business days, Tenant shall be allowed additional time as is reasonably necessary to cure the failure so long as Tenant commences to cure the failure within such twenty (20) business days and diligently pursues a course of action that will cure the failure, or (3) Tenant is adjudicated insolvent in a bankruptcy proceeding, takes the benefit of any insolvency act, is unable to meet its obligations as they become due, or if a permanent receiver is appointed for the Tenant’s property. Following a default under this Agreement by Tenant, Landlord shall have the following remedies: (i) re-enter and repossess the Property; (ii) relet the Property or any part thereof; (iii) collect rentals remaining to paid under this Agreement; (iv) seize and hold Tenant’s onsite property for satisfaction of the deficiency; and (v) bring a suit for damages against the defaulting Tenant.

18.	Abandonment. If at any time during the Term of this Agreement Tenant abandons the Property or any part thereof, Landlord may, at Landlord’s option, obtain possession of the Property in the manner provided by Law, and without becoming liable to Tenant for damages or for any payment of any kind whatever. Landlord may, at Landlord’s discretion, as agent for Tenant, relet the Property, or any part thereof, for the whole or any part thereof, for the whole or any part of the then unexpired Term, and may receive and collect all rent payable by virtue of such reletting, and, at Landlord’s option, hold Tenant liable for any difference between the rent that would have been payable under this Agreement during the balance of the unexpired Term, if this Agreement had continued in force, and the net rent for such period realized by Landlord by means of such reletting. If Landlord’s right of reentry is exercised following abandonment of the Property by Tenant, then Landlord shall consider any personal property belonging to Tenant and left on the Property to also have been abandoned, in which case Landlord may dispose of all such personal property in any manner Landlord shall deem proper and Landlord is hereby relieved of all liability for doing so.

19.	Landlord Default. Landlord shall not be deemed to be in default under this Agreement until Tenant has given Landlord written notice specifying the nature of the default and Landlord does not cure such default within ten (10) days after receipt of such notice or within such reasonable time thereafter as may be necessary to cure such default where such default is of such a character as to reasonably require more than ten (10) days to cure, but in no event shall Landlord have more than thirty (30) days to cure such default.

20.	Casualty.

(a)	If all or any part of the Property is damaged by fire or other casualty, Tenant shall notify Landlord in writing. During any period of time that all or any portion of the Property is rendered untenantable as a result of a fire or other casualty, the rent shall abate for the portion of the Property that is untenantable and not used by Tenant. Landlord shall have the right to terminate this Agreement if: (1) the Property shall be damaged so that, in Landlord’s reasonable judgment, substantial alteration or reconstruction of the Property shall be required, or (2) Landlord is not permitted by Law to rebuild the Property in substantially the same form as existed before the fire or casualty. Landlord may exercise its right to terminate this Agreement by notifying Tenant in writing within ninety (90) days after the date of the casualty. If Landlord does not so terminate this Agreement, Landlord shall, at its expense, restore the Property in compliance with applicable Laws and in a good and workmanlike manner to as near the condition which existed immediately prior to such damage or destruction, as reasonably possible.

(b) If all or any portion of the Property shall be made untenantable by fire or other casualty and Landlord has not elected to terminate this Agreement pursuant to its rights to do so set forth above, Landlord shall, with reasonable promptness, cause an architect or general contractor reasonably selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required to substantially complete the repair and restoration of the Property, using standard working methods (“Completion Estimate”). If the Completion Estimate indicates that the Property cannot be made tenantable within one hundred (100) days from the date the repair and restoration is started or such casualty occurs in the last year of the Term, Tenant shall have the right to terminate this Agreement by giving written notice to the Landlord within ten (10) days after receipt of the Completion Estimate. In the event Tenant does not so terminate the Agreement and Landlord has not completed the restoration of the Property within one hundred (100) days of the date the repair and restoration is started, Tenant may terminate the Agreement on ten (10) days’ prior written notice to Landlord.

21.	Condemnation. If the Property, or any part thereof, is taken by eminent domain during the Term of this Agreement, this Agreement shall expire on the date when the Property shall be so taken, and the rent shall be apportioned as of that date. No part of any award shall belong to Tenant; provided that nothing contained herein shall prevent Tenant from making a separate claim to the condemning authority for its moving expenses and trade fixtures.

22.	Environmental Liability.

(a) Tenant may use and store such Hazardous Materials at the Property as are customarily used and stored in connection with Tenant’s business being conducted at the Property. Tenant shall have no liability for any Hazardous Materials (as defined below) which were not brought on to the Property by Tenant. Landlord represents and warrants that, to the best of Landlord’s knowledge, the Property is free from Hazardous Materials. If, after the Effective Date, any Hazardous Material is found in or on the Property (unless brought to the Property by Tenant or Tenant’s employees or agents) that is required to be removed or remediated under applicable Laws, then Landlord, at Landlord’s sole cost and expense, shall remove or otherwise remediate such Hazardous Materials, as soon as practicable, in the manner prescribed by applicable Law.

(b) Landlord shall indemnify, defend and hold Tenant, its officers, directors, partners, shareholders, members and employees harmless against and from all liabilities, losses, costs, charges, damages, expenses, claims, causes of action, suits, judgments, obligations and penalties, including, without limitation, reasonable attorney’s fees, arising or resulting from the presence, treatment, disposal, storage, transportation, disposal, release or management of Hazardous Materials in, on, under, upon or from the Property, except to the extent resulting from use of Hazardous Materials by Tenant or Tenant’s employees or agents. The obligations of Landlord under this Section survive the expiration or earlier termination of this Agreement.

(c) The term “Hazardous Materials” shall mean and include those elements or substances, including but not limited to asbestos, which are defined as hazardous substances, hazardous materials, hazardous wastes, oil, or toxic substances in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601, et seq., as amended (“CERCLA”), the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901 et seq., as amended (“RCRA”), the Toxic Substances Control Act, 15 U.S.C. §2601 et seq. (“TOSCA”), the regulations promulgated under CERCLA, RCRA, TOSCA and all applicable state and local Laws, rules and regulations.

23.	Force Majeure. Neither party shall be liable in damages or have the right to terminate this Agreement for any delay or default in performing hereunder if such delay or default is caused by conditions beyond its control including, but not limited to, Acts of God, wars, insurrections and/or any other cause beyond the reasonable control of the party whose performance is affected.

24.	Covenants to Run With Land. The covenants herein contained shall run with the premises hereby let and bind the administrators, assigns and successors of Landlord and Tenant respectively.

25.	Attorney Fees. Should it become necessary for Landlord to employ an attorney to enforce any of the conditions or covenants hereof, including the collection of rentals or gaining possession of the Property, Tenant agrees to pay all reasonable attorney fees and expenses.

26.	Waiver. The failure or neglect of Landlord to insist upon strict compliance by Tenant with any of the provisions or terms of this Agreement shall not be construed as a waiver of Landlord’s rights or privileges in the event of any further default.

27.	Entire Agreement. This document represents the entire agreement between the parties with respect to the lease of the Property and it is understood and agreed that any other agreements between the parties with respect to the lease of the Property are merged herein.

28.	Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by Law shall be in writing, shall be (i) sent by United States certified or registered mail, postage prepaid, return receipt requested, or (ii) delivered by a nationally recognized overnight courier. Any Notice shall be sent or delivered, as the case may be, to Tenant at the appropriate address set forth below, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (A) three (3) days after the date it is posted if sent by United States Mail, or (B) the date the overnight courier delivery is made.

If to Tenant:

First Biomedical, Inc.

878 Jan Mar Ct.

Olathe, Kansas 66061

Attention: Vice President of Finance

With copies to:

InfuSystem Holdings, Inc.

31700 Research Park Drive

Madison Heights, MI 48071

Attention: Chief Financial Officer

Morgan Lewis & Bockius LLP

101 Park Avenue

New York, NY 10178

Attention: Howard Kenny

If to Landlord:

Jan-Mar Building LLC

12712 High Drive

Leawood, KS 66209

Attention: Thomas F. Creal II

29.	Quiet Enjoyment. Tenant shall, and may peacefully have, hold and enjoy the Property, subject to the terms of this Agreement, provided Tenant fully performs all of its covenants and agreements under this Agreement.

30.	Amendment. No alteration, amendment, or other revision of this Agreement shall be binding upon any of the parties, unless such alteration, amendment, change, or revision is in writing and executed by both parties.

31.	Severability. In the event that any term, provision, condition, or other portion of this Agreement, or the application thereof, shall be held invalid or unenforceable by any court, to whatever extent, the remainder of this Agreement and the application of its terms and provisions shall remain valid and enforceable. Further, the parties agree that in the event than any portion of this Agreement is held invalid or unenforceable, then there shall be substituted for such portion, terms and provisions which are legal and enforceable and conform as closely as possible to the intent of the parties as expressed in this Agreement.

32.	Governing Law. This Agreement shall be governed, construed and interpreted by, through and under the laws of the State of Kansas.

33.	Binding Effect. The covenants, obligations and conditions herein contained shall be binding on and inure to the benefit of the heirs, legal representatives and assigns of the parties hereto.

IN WITNESS WHEREOF, the parties hereto hereby execute this Agreement, effective the date first above written.

LANDLORD:

JAN-MAR BUILDING LLC

BY:

THOMAS F. CREAL II TRUST DATED 11/13/2007, MEMBER

Thomas F. Creal II, Co-Trustee

Cynthia R. Creal, Co-Trustee

CYNTHIA R. CREAL TRUST DATED 11/13/2007, MEMBER

Cynthia R. Creal, Co-Trustee

Thomas F. Creal II, Co-Trustee

TENANT:

FIRST BIOMEDICAL, INC.

BY:
Name:
Title:

STATE OF                                     )

                                                         )ss

COUNTY OF                                 )

On this ___ day of ______________, 2010, before me, the undersigned, a Notary Public, personally appeared Thomas F. Creal II, known to me to be the same person described in and who executed the forgoing instrument and acknowledged that he executed the same as his free act and deed on behalf of Jan-Mar Building LLC, as Co-Trustee of the Thomas F. Creal II Trust dated 11/13/2007 and the Cynthia R. Creal Trust dated 11/13/2007, both trusts being Members.

Notary Public

My commission expires:

STATE OF                                     )

                                                         )ss

COUNTY OF                                 )

On this ___ day of ______________, 2010, before me, the undersigned, a Notary Public, personally appeared Cynthia R. Creal, known to me to be the same person described in and who executed the forgoing instrument and acknowledged that she executed the same as her free act and deed on behalf of Jan-Mar Building LLC, as Co-Trustee of the Thomas F. Creal II Trust dated 11/13/2007 and the Cynthia R. Creal Trust dated 11/13/2007, both trusts being Members.

Notary Public

My commission expires:

STATE OF	)
)ss
COUNTY OF	)

On this ___ day of ______________, 2010, before me, the undersigned, a Notary Public, personally appeared , known to me to be the same person described in and who executed the forgoing instrument and acknowledged that _____ executed the same as ____ free act and deed on behalf of First Biomedical, Inc. as _____________________.

Notary Public

My commission expires:

Exhibit D-2

COMMERCIAL LEASE AGREEMENT

This Lease Agreement (hereinafter referred to as the “Agreement”) is made and entered into this 15th day of June, 2010 (“Effective Date”), by and between CW Investment Group, LLC, a Kansas limited liability company (hereinafter referred to as “Landlord”) and First Biomedical, Inc., a Kansas corporation (hereinafter referred to as “Tenant”), for the lease of certain real property commonly known as 882 Jan Mar Ct., Olathe, Kansas 66061 and having a legal description of:

Lot 5, ROSEHILL BUSINESS PARK, a subdivision in the City of Olathe, Johnson County, Kansas together with the buildings and other improvements and parking areas located thereon (collectively, the “Property”), pursuant to the following terms, requirements, and conditions:

1.	Term. The term of this Agreement shall be thirty-six (36) months, beginning on July 1, 2010, and ending on June 30, 2013 (the “Term”).

2.	Rent. The rent for this Agreement shall be monthly installments of Three Thousand, Thirty Three Dollars and Thirty-Three Cents ($3,033.33). The first installment will be due on July 1, 2010 and all other installments shall be due on the first day of each subsequent month. Installments shall be made by check, cashier’s check, or certified check, to Landlord at Landlord’s address of:

CW Investment, LLC

12712 High Drive

Leawood, KS 66209

3.	Penalty. If any installment of rent or any other monies that become due from Tenant under this Agreement shall not be received by the Landlord within five (5) days after such amount shall be due, the Tenant shall pay to the Landlord a late charge equal to six percent (6%) of such overdue amount. The parties agree that such charge represents a fair and reasonable estimate of the costs that the Landlord will incur by reason of the late payment by Tenant. Acceptance of a late charge by the Landlord shall not be a waiver of the Tenant’s default and shall not prevent the Landlord from exercising its other rights under this Agreement.

4.	Use of Property; Compliance with Law. During the Term, Tenant shall comply with any and all laws, ordinances, rules and orders of any and all governmental or quasi-governmental authorities (collectively, “Laws”) applicable to Tenant’s manner of use of the Property; provided, however, Tenant shall not be responsible for compliance with any Law to the extent the violation of such Law existed as of the Effective Date (“Existing Violations”). Landlord shall be responsible, at its sole cost and expense, for causing the Property to comply with all other Laws, including the Americans with Disabilities Act, and for remedying all such Existing Violations.

5.	Utilities. Tenant shall be responsible for arranging for and paying for all utility services required by Tenant. Landlord hereby represents and warrants to Tenant that, as of the Effective Date, the Property is serviced by electricity, gas, water, sewer and telephone services.

6.	Maintenance, Repair, and Miscellaneous Rules. Tenant will, at its sole expense, keep and maintain the Property in good and sanitary condition and repair during the Term of this Agreement, reasonable wear and tear and damage from fire and other casualty excepted. Tenant agrees to do the following with respect to the Property:

(a)	Not obstruct the driveways, parking lots, sidewalks, courts, entryways, stairs and/or halls, which shall be used for the purposes of ingress and egress only;

(b)	Remove snow and ice from driveways, parking lots, sidewalks, and entryways;

(c)	Keep all windows, glass, window coverings, doors, locks and hardware in as good a condition as they were in on the Effective Date;

(d)	Not obstruct the windows or doors;

(e)	Not leave windows or doors in an open position during any inclement weather;

(f)	Not cause or permit any locks to be placed upon any door or window without the prior written consent of Landlord;

(g)	Maintain the landscaping on the Property, including, but not limited to, mowing the grass and trimming the trees and bushes;

(h)	Keep all lavatories, sinks, toilets and all other water and plumbing apparatus in good order and repair and shall use same only for the purposes for which they were constructed; and

(i)	Not allow any trash, garbage, rubbish or refuse to accumulate on the Property.

Notwithstanding the foregoing, Landlord shall be responsible for the maintenance, repair and replacement of, and shall maintain in good condition and repair, all of the following: (i) all building and mechanical systems and their components, including electrical, plumbing, heating, ventilation and cooling systems, (ii) any structural components at the Property, including the foundation, roof, walls and flooring of any buildings, and (iii) all paved areas.

7.	Taxes. Tenant shall be responsible for all real property taxes, including special assessments, imposed on the Property (“Real Property Taxes”). Any such taxes assessed against the Property for 2010 shall be allocated on a monthly basis between Landlord and Tenant with Tenant responsible for the month in which the Effective Date occurs and all subsequent months during the Term. Tenant shall not be responsible for, and Landlord shall pay and be responsible for the payment of, all income, capital levy, franchise, capital stock, gift, estate, inheritance, excise or similar taxes. Tenant shall have the right to contest, protest, petition for review and otherwise seek a reduction in the Real Property Taxes for the Property in the name of Landlord and Landlord shall cooperate with Tenant in connection with such efforts; provided however, Landlord shall have no liability for costs or fees incurred by Tenant’s exercise of its right, including, but not limited to, attorney fees and appraisal fees.

8.	Insurance. Tenant agrees to maintain public liability insurance with respect to the Property in which Landlord shall be named as an additional insured, with a minimum combined limit of liability of One Million Dollars ($1,000,000.00). Such insurance will contain an agreement by the insurance company that the policy cannot be canceled without 10 days’ prior written notice to the Landlord. Within ten (10) days after the date hereof, Tenant shall deliver to Landlord a certificate of insurance certifying that such insurance is in full force and effect. If Tenant shall fail, refuse, or neglect to obtain such insurance or to maintain the same, and furnish Landlord with proof of the same upon demand, Landlord shall have the right to procure such insurance and to add the cost thereof to the rent or other sums payable to Landlord on demand with lawful interest thereon.

9.	Tenant’s Failure to Pay. In the event that the Tenant shall fail to pay when due any Real Property Taxes or any other costs required to be paid by Tenant under this Agreement, the Landlord shall have the right to pay the same and to charge such cost to the Tenant as additional rent.

10.	Assignment or Subletting. Tenant shall not assign this Agreement, or sublet or grant any license to use the Property or any part thereof without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. A consent by Landlord to one such assignment, subletting or license shall not be deemed to be a consent to any subsequent assignment, subletting or license. An assignment, subletting or license without the prior written consent of Landlord shall be absolutely null and void and shall, at Landlord’s option, terminate this Agreement.

11.	Tenant’s Right to Alter and Improve Property. The Tenant shall make no alteration, addition, or improvement to the Property, other than items that are of a decorative nature and do not affect any of the building systems or structural components of the Property, without the written consent of the Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. All alterations, additions and improvements made by the Tenant shall become the property of the Landlord on the termination of this Agreement. The Landlord shall have the right to require the Tenant to remove all alterations, fixtures and improvements, at the Tenant’s cost upon termination of this Agreement so long as Landlord notified Tenant, at the time Landlord’s consent to such alteration, fixture or improvement was requested, that removal would be required upon the termination or expiration of this Agreement.

12.	Inspection of Property. Landlord shall have the right at all reasonable times during the Term of this Agreement to enter the Property for the purpose of inspecting the Property, and making any repairs, additions or alterations as required by the terms of this Agreement, provided that Landlord gives Tenant at least twenty-four (24) hours of notice prior to Landlord’s entry upon the Property. Landlord shall further have the right, upon twenty-four (24) hours of notice to Tenant and only during Tenant’s business hours, to exhibit the Property. Landlord may display a “for sale” sign on the Property, and within ninety (90) days before the expiration of this Agreement, display a “for rent” or “vacancy” sign on the Property.

13.	Tenant Self-Help. If Landlord shall fail to perform any covenant or obligation under this Agreement on the part of Landlord to perform, Tenant may, at its option, put or cause the same to be performed, and in such case the Tenant shall have the right to offset against rent all out-of-pocket costs and expenses associated with such performance or to deliver to Landlord an invoice for such costs and expenses, which Landlord shall pay within thirty (30) days after receipt.

14.	Subordination of Lease. Provided that the Landlord obtains from the holders of such mortgages, liens and encumbrances a nondisturbance agreement in favor of Tenant in a form reasonably acceptable to Tenant, (i) this Agreement and Tenant’s interest hereunder are and shall be subordinate, junior and inferior to any and all mortgages, liens or encumbrances now or hereafter placed on the Property by the Landlord, and (ii) Tenant agrees to execute and deliver any further documents required to subordinate this Agreement to any mortgage, lien or encumbrance within ten (10) days of any such request by Landlord.

15.	Exculpatory Clause and Indemnification.

(a) Landlord shall not be liable for any damage or injury to any property or person, including, but not limited to, Tenant, Tenant’s guests, invitees, agents or employees, in or upon the Property, except if caused by the act or omission of Landlord.

(b) Except to the extent caused by an act or omission of Landlord, Landlord’s agents, contractors, invitees, guests or employees, Tenant agrees to indemnify Landlord for any claim, loss or damage suffered by Landlord and arising out of or in connection with any damage or injury occurring at the Property as a result of any negligent acts or omissions of Tenant.

(c) Except to the extent caused by an act or omission of Tenant, Tenant’s agents, contractors, invitees, guests or employees, Landlord agrees to indemnify Tenant for any claim, loss or damage suffered by Tenant and arising out of or in connection with any damage or injury occurring in the Property as a result of any negligent acts or omissions of Landlord.

16.	Surrender of Property. Upon the expiration of the Agreement, Tenant shall surrender the Property in as good a state and condition as it was required to be maintained pursuant to this Agreement, excepting reasonable wear and tear and damage from fire and other casualty.

17.

Default. The following shall constitute a default under this Agreement by Tenant: (1) Tenant fails to pay rent or any other amount due from Tenant to Landlord for more than five (5) days after written notice of such failure to Tenant, (2) Tenant fails to comply with any of the other covenants, agreements, stipulations or conditions herein, and such failure shall remain uncured for twenty (20) business days after written notice to Tenant;

provided however, if Tenant’s failure to comply cannot reasonably be cured within such twenty (20) business days, Tenant shall be allowed additional time as is reasonably necessary to cure the failure so long as Tenant commences to cure the failure within such twenty (20) business days and diligently pursues a course of action that will cure the failure, or (3) Tenant is adjudicated insolvent in a bankruptcy proceeding, takes the benefit of any insolvency act, is unable to meet its obligations as they become due, or if a permanent receiver is appointed for the Tenant’s property. Following a default under this Agreement by Tenant, Landlord shall have the following remedies: (i) re-enter and repossess the Property; (ii) relet the Property or any part thereof; (iii) collect rentals remaining to paid under this Agreement; (iv) seize and hold Tenant’s onsite property for satisfaction of the deficiency; and (v) bring a suit for damages against the defaulting Tenant.

18.	Abandonment. If at any time during the Term of this Agreement Tenant abandons the Property or any part thereof, Landlord may, at Landlord’s option, obtain possession of the Property in the manner provided by Law, and without becoming liable to Tenant for damages or for any payment of any kind whatever. Landlord may, at Landlord’s discretion, as agent for Tenant, relet the Property, or any part thereof, for the whole or any part thereof, for the whole or any part of the then unexpired Term, and may receive and collect all rent payable by virtue of such reletting, and, at Landlord’s option, hold Tenant liable for any difference between the rent that would have been payable under this Agreement during the balance of the unexpired Term, if this Agreement had continued in force, and the net rent for such period realized by Landlord by means of such reletting. If Landlord’s right of reentry is exercised following abandonment of the Property by Tenant, then Landlord shall consider any personal property belonging to Tenant and left on the Property to also have been abandoned, in which case Landlord may dispose of all such personal property in any manner Landlord shall deem proper and Landlord is hereby relieved of all liability for doing so.

19.	Landlord Default. Landlord shall not be deemed to be in default under this Agreement until Tenant has given Landlord written notice specifying the nature of the default and Landlord does not cure such default within ten (10) days after receipt of such notice or within such reasonable time thereafter as may be necessary to cure such default where such default is of such a character as to reasonably require more than ten (10) days to cure, but in no event shall Landlord have more than thirty (30) days to cure such default.

20.	Casualty.

(a) If all or any part of the Property is damaged by fire or other casualty, Tenant shall notify Landlord in writing. During any period of time that all or any portion of the Property is rendered untenantable as a result of a fire or other casualty, the rent shall abate for the portion of the Property that is untenantable and not used by Tenant. Landlord shall have the right to terminate this Agreement if: (1) the Property shall be damaged so that, in Landlord’s reasonable judgment, substantial alteration or reconstruction of the Property shall be required, or (2) Landlord is not permitted by Law to rebuild the Property in substantially the same form as existed before the fire or casualty. Landlord may exercise its right to terminate this Agreement by notifying

Tenant in writing within ninety (90) days after the date of the casualty. If Landlord does not so terminate this Agreement, Landlord shall, at its expense, restore the Property in compliance with applicable Laws and in a good and workmanlike manner to as near the condition which existed immediately prior to such damage or destruction, as reasonably possible.

(b) If all or any portion of the Property shall be made untenantable by fire or other casualty and Landlord has not elected to terminate this Agreement pursuant to its rights to do so set forth above, Landlord shall, with reasonable promptness, cause an architect or general contractor reasonably selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required to substantially complete the repair and restoration of the Property, using standard working methods (“Completion Estimate”). If the Completion Estimate indicates that the Property cannot be made tenantable within one hundred (100) days from the date the repair and restoration is started or such casualty occurs in the last year of the Term, Tenant shall have the right to terminate this Agreement by giving written notice to the Landlord within ten (10) days after receipt of the Completion Estimate. In the event Tenant does not so terminate the Agreement and Landlord has not completed the restoration of the Property within one hundred (100) days of the date the repair and restoration is started, Tenant may terminate the Agreement on ten (10) days’ prior written notice to Landlord.

21.	Condemnation. If the Property, or any part thereof, is taken by eminent domain during the Term of this Agreement, this Agreement shall expire on the date when the Property shall be so taken, and the rent shall be apportioned as of that date. No part of any award shall belong to Tenant; provided that nothing contained herein shall prevent Tenant from making a separate claim to the condemning authority for its moving expenses and trade fixtures.

22.	Environmental Liability.

(a) Tenant may use and store such Hazardous Materials at the Property as are customarily used and stored in connection with Tenant’s business being conducted at the Property. Tenant shall have no liability for any Hazardous Materials (as defined below) which were not brought on to the Property by Tenant. Landlord represents and warrants that, to the best of Landlord’s knowledge, the Property is free from Hazardous Materials. If, after the Effective Date, any Hazardous Material is found in or on the Property (unless brought to the Property by Tenant or Tenant’s employees or agents) that is required to be removed or remediated under applicable Laws, then Landlord, at Landlord’s sole cost and expense, shall remove or otherwise remediate such Hazardous Materials, as soon as practicable, in the manner prescribed by applicable Law.

(b) Landlord shall indemnify, defend and hold Tenant, its officers, directors, partners, shareholders, members and employees harmless against and from all liabilities, losses, costs, charges, damages, expenses, claims, causes of action, suits, judgments, obligations and penalties, including, without limitation, reasonable attorney’s fees, arising or resulting from the presence, treatment, disposal, storage, transportation, disposal, release or management of Hazardous Materials in, on, under, upon or from the Property, except to the extent resulting from use of Hazardous Materials by Tenant or Tenant’s employees or agents. The obligations of Landlord under this Section survive the expiration or earlier termination of this Agreement.

(c) The term “Hazardous Materials” shall mean and include those elements or substances, including but not limited to asbestos, which are defined as hazardous substances, hazardous materials, hazardous wastes, oil, or toxic substances in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601, et seq., as amended (“CERCLA”), the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901 et seq., as amended (“RCRA”), the Toxic Substances Control Act, 15 U.S.C. §2601 et seq. (“TOSCA”), the regulations promulgated under CERCLA, RCRA, TOSCA and all applicable state and local Laws, rules and regulations.

23.	Force Majeure. Neither party shall be liable in damages or have the right to terminate this Agreement for any delay or default in performing hereunder if such delay or default is caused by conditions beyond its control including, but not limited to, Acts of God, wars, insurrections and/or any other cause beyond the reasonable control of the party whose performance is affected.

24.	Covenants to Run With Land. The covenants herein contained shall run with the premises hereby let and bind the administrators, assigns and successors of Landlord and Tenant respectively.

25.	Attorney Fees. Should it become necessary for Landlord to employ an attorney to enforce any of the conditions or covenants hereof, including the collection of rentals or gaining possession of the Property, Tenant agrees to pay all reasonable attorney fees and expenses.

26.	Waiver. The failure or neglect of Landlord to insist upon strict compliance by Tenant with any of the provisions or terms of this Agreement shall not be construed as a waiver of Landlord’s rights or privileges in the event of any further default.

27.	Entire Agreement. This document represents the entire agreement between the parties with respect to the lease of the Property and it is understood and agreed that any other agreements between the parties with respect to the lease of the Property are merged herein.

28.	Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by Law shall be in writing, shall be (i) sent by United States certified or registered mail, postage prepaid, return receipt requested, or (ii) delivered by a nationally recognized overnight courier. Any Notice shall be sent or delivered, as the case may be, to Tenant at the appropriate address set forth below, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (A) three (3) days after the date it is posted if sent by United States Mail, or (B) the date the overnight courier delivery is made.

If to Tenant:

First Biomedical, Inc.

878 Jan Mar Ct.

Olathe, Kansas 66061

Attention: Vice President of Finance

With copies to:

InfuSystem Holdings, Inc.

31700 Research Park Drive

Madison Heights, MI 48071

Attention: Chief Financial Officer

Morgan Lewis & Bockius LLP

101 Park Avenue

New York, NY 10178

Attention: Howard Kenny

If to Landlord:

CW Investment Group, LLC

12712 High Drive

Leawood, KS 66209

Attention: Thomas F. Creal II

29.	Quiet Enjoyment. Tenant shall, and may peacefully have, hold and enjoy the Property, subject to the terms of this Agreement, provided Tenant fully performs all of its covenants and agreements under this Agreement.

30.	Amendment. No alteration, amendment, or other revision of this Agreement shall be binding upon any of the parties, unless such alteration, amendment, change, or revision is in writing and executed by both parties.

31.	Severability. In the event that any term, provision, condition, or other portion of this Agreement, or the application thereof, shall be held invalid or unenforceable by any court, to whatever extent, the remainder of this Agreement and the application of its terms and provisions shall remain valid and enforceable. Further, the parties agree that in the event than any portion of this Agreement is held invalid or unenforceable, then there shall be substituted for such portion, terms and provisions which are legal and enforceable and conform as closely as possible to the intent of the parties as expressed in this Agreement.

32.	Governing Law. This Agreement shall be governed, construed and interpreted by, through and under the laws of the State of Kansas.

33.	Binding Effect. The covenants, obligations and conditions herein contained shall be binding on and inure to the benefit of the heirs, legal representatives and assigns of the parties hereto.

IN WITNESS WHEREOF, the parties hereto hereby execute this Agreement, effective the date first above written.

LANDLORD:

CW INVESTMENT GROUP, LLC

BY: ______________________________
Name: Thomas F. Creal II
Title:

BY: ______________________________
Name: Daniel R. Wassall
Title:

TENANT:

FIRST BIOMEDICAL, INC.

BY:
Name:
Title:

STATE OF	)
)ss
COUNTY OF	)

On this _____ day of _________________, 2010, before me, the undersigned, a Notary Public, personally appeared Thomas F. Creal II, known to me to be the same person described in and who executed the forgoing instrument and acknowledged that he executed the same as his free act and deed as a member of CW Investment Group, LLC.

Notary Public

My commission expires:

STATE OF	)
)ss
COUNTY OF	)

On this _____ day of _________________, 2010, before me, the undersigned, a Notary Public, personally appeared Daniel R. Wassall, known to me to be the same person described in and who executed the forgoing instrument and acknowledged that he executed the same as his free act and deed as a member of CW Investment Group, LLC.

Notary Public

My commission expires:

STATE OF	)
)ss
COUNTY OF	)

On this ___ day of ______________, 2010, before me, the undersigned, a Notary Public, personally appeared , known to me to be the same person described in and who executed the forgoing instrument and acknowledged that _____ executed the same as ____ free act and deed on behalf of First Biomedical, Inc. as _____________________.

Notary Public

My commission expires: